Exhibit 10.1

AGREEMENT TO PROVIDE ACCESS-A-RIDE PARATRANSIT
TRANSPORTATION SERVICE

CONTRACT NO. 07H9751C

AGREEMENT made this 24th day of December, 2008, between the New York City Transit Authority ("Authority, NYCT or Transit"), a New York State public benefit corporation organized and existing pursuant to the laws of the state of New York and having its principal offices at 2 Broadway, New York, NY 10004, and Atlantic Paratrans of NYC, Inc. (hereafter the "Contractor") a New York corporation with its principal offices located at 7 North Street, Staten Island, NY 10302.

WHEREAS, the Authority solicited proposals for Access-A-Ride Paratransit Transportation Service in accordance with the applicable provisions of the Public Authorities Law of the State of New York; and

WHEREAS, following receipt of proposals, the Authority initiated negotiations with Proposers, including the Contractor; and

WHEREAS, the Contractor represents that it has the requisite financial, technical, professional and personnel resources to fully and properly perform this Agreement; and

WHEREAS, the Contractor's Best and Final Offer submitted on June 26, 2008, as ultimately accepted by the Authority.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, and based on the foregoing recitals which fonn a part of this Agreement, the parties hereto agree as follows:

1.       Contents of Agreement.

This Agreement shall consist of the following contract documents (the "Contract Documents"), which are attached hereto and incorporated herein, or, if not physically so attached hereto, are deemed to be attached hereto consisting of:

a)	The Notice of Award; and

b)
The provisions of this Agreement; the Important Notice to Proposers including the final Contract Terms and Conditions attached hereto, including the Specific Contract Provisions and the General Contract Provisions which incorporate the pre-award Addenda and changes to the Contract Terms and Conditions set forth in the request for Best and Final Offer (BAFO), the Testimonium and Acknowledgement pages; and

c)	The following Attachments:

Attachment No. 1	Scope of Work (Final)
Attachment No. 2	Price Schedule
Attachment No. 3	Form of Vehicle Lease Agreement

Attachment No. 4	Schedule A, Insurance Requirements
Attachment No. 5	Schedule J, Responsibility Questionnaire
Attachment No. 6	Schedule K, Opportunities for Minority and Women Owned Business Enterprises
Attachment No. 7	Schedule W, Compliance with NYS Finance Law Sections 139-j and 139-k
Attachment No. 8	Schedule X, Federal Drug and Alcohol Testing Requirements
Attachment No. 9	Sample Printed Trip Ticket
Attachment No. 10	Sample Printed Manifest
Attachment No. 11	Operator Vehicle Condition (OVC) Card
Attachment No. 12	Preventative Maintenance Worksheet
Attachment No. 13	DMV Approved Accident Prevention Course Providers
Attachment No. 14	Road Call Form
Attachment No. 15	Paratransit Accident/Incident Reports
Attachment No. 16	National Transit Database (NTD) Safety and Security Requirements
Attachment No. 17	AAR Coupon
Attachment No. 18	Driver Hire/Drop Notice
Attachment No. 19	Midnight Fleet Verification Form
Attachment No. 20	Warranty Information for Sedans
Attachment No. 21	Warranty Information for Vans
Attachment No. 22	Customer No Show Form
Attachment No. 23	Maintenance Performed/Supplies Usage Report
Attachment No. 24	FTA Drug and Alcohol Testing Program
Attachment No. 25	Operator Transfer Forms
Attachment No. 26	Operator Check by Road Supervisor Form
Attachment No. 27	Vehicle Lettering Illustration
Attachment No. 28	Fleet Profile
Attachment No. 29	Common Carrier Application
Attachment No. 30	Start Up/Expansion Plan
Attachment No. 31	Original RFP, Addenda 1 through 5 and Best and Final Offer Request (Included by Reference); and

d)
The Contractor’s BAFO Price Proposal dated June 26, 2008, as corrected or revised on or about July 3, 2008 (as ultimately accepted by the Authority), which is not physically attached hereto.  This Agreement is deemed to include the entire BAFO Price Proposal by reference, which the Contractor deems to be propriety and confidential to the extent that it contains the basis for Contractor’s pricing.  It is understood that this shall not be construed to preclude or limit the Authority’s disclosure for the Price Schedule, Attachment 2, hereto; and

e)
The Contractor’s Schedule J Responsibility Questionnaire (Attachment No. 5) which is not physically attached hereto.  The Agreement is deemed to include by reference those portions of the Responsibility Questionnaire which contain additional conditions and obligations on the Contractor and rights in favor of the Authority; and

f)
The original RFP, Addenda 1 through 5 and the request for Best and Final Offers is hereby included by reference.  In addition, the portions of Addenda 1 though 5 which modified language in the Contract Documents have been incorporated herein.

2.	Project Description.

The Scope of Work for this Project is set forth in the Attachment No. 1 to the Agreement.  The Contractor agrees to complete the Work in accordance with said Agreement.

3.	Contractor’s Duties and Responsibilities.

The Contractor shall be responsible for performing all Work outlined or described in detail in this Agreement for fulfillment of the Work. The Authority is responsible only for performance obligations that by the terms of this Agreement are clearly assigned to the Authority.

It is understood that the term “Contract” as used in Contract Documents, shall generally be synonymous with the word “Agreement,” as used herein, and the words “Work” and “Project.” As used herein and elsewhere in the Contract Documents are generally synonymous with one another.  Other terms used herein which are defined terms elsewhere in the Contract Documents shall have the same meanings as set forth in the latter, unless, by the context in which such term is used herein, a different meaning is apparently intended.

This Agreement shall be deemed to have been jointly drafted, and, in construing and interpreting this Agreement, no provision hereof shall be construed or interpreted for or against either party hereto on the ground that such provision, any other provision or the Agreement as a whole was purportedly prepared or requested by such party.

THE REMAINDER OF THIS PAGE IS PURPOSELY LEFT BLANK

CONTRACT EXECUTION

CONTRACT NO. 07H9751C

In WITNESS WHEREOF, this Contract has been executed by both the NEW YORK CITY TRANSIT AUTHORITY and ATLANTIC PARATRANS OF NYC, INC., the CONTRACTOR*, on the day and year indicated on the applicable “Acknowledgment” documents.  The CONTRACTOR, if a corporation has also affixed its seal to this instrument on the day and year indicated on the “Acknowledgment for the CONTRACTOR” document.

THE NEW YORK CITY TRANSIT AUTHORITY

By:	/s/ Timothy r. Rooney	12/24/08
	Timothy P. Rooney	Date
Assistant Chief Procurement Officer

THE CONTRACTOR

                                 ATLANTIC PARATRANS OF NYC, INC.                            (Seal)

By: _Domenic Gatto, CEO/President_______
(Print Name and Title)

By:	/s/ Domenic Gatto	12/23/08
	(Signature)	Date

* The Contractor, if a partnership, joint venture or corporation, must execute this Contract in the exact firm or corporate name as it appears in its partnership or joint venture agreement or certificate of incorporation.  If the Contractor is a corporation and this Contract is executed by an Officer other than the President or Vice President, the Contractor shall furnish a certified copy of by-laws or a resolution authorizing said Officer to sign, unless same has previously been furnished to the Authority.  If the Contractor is a joint venture or partnership, and an individual executes this Contract on behalf of more than one member of the joint venture or partnership, documentation shall be furnished establishing such individual’s authority to bind each such member.

SPECIFIC CONTRACT PROVISIONS

ARTICLE 101	DEFINITIONS

A.	The following terms used in this Contract shall, except where, by the context, it is clear that another meaning is intended, be construed as follows:

1.	“Access-A-Ride” or “AAR” shall mean New York City Transit Authority paratransit service.

2.	“Accident” shall mean an event causing property damage in excess of $1,000.00 or any personal injury that occurs during the Contractor’s operation of any AAR service.

3.	“Accident Damage” shall mean any property damage caused as a result of an Accident.

4.	“Addenda” or “Addendum” shall mean the additional Contract provisions relating to the Contract issued in writing by the Authority prior to the Award Date.

5.
“Americans with Disabilities Act of 1990” or “ADA” shall mean the Federal civil rights legislation requiring, among other things, that paratransit service comparable to fixed route service be provided to persons with disabilities who meet ADA paratransit eligibility criteria.

6.	“ADEPT” shall mean the automated reservation, scheduling and dispatch software system presently used by the Authority to provide centralized AAR trip reservation and scheduling.

7.	“Assistive Device” shall mean devices used by physically disabled persons for mobility and/or communication, such as canes, walkers, oxygen equipment, etc.

8.
“Authority” or “NYCT” or “NYC Transit” shall mean the New York City Transit Authority, a public benefit corporation existing by virtue of the Public Authorities Law, Title 9 of Article 5, and any other authority, board, body, commission, official or officials to which or to whom the powers now belonging to the said Authority with respect to the location, construction, equipment, maintenance and operation of transit facilities shall by virtue of any act or acts hereinafter passed or be held to appertain.

9.	“Authorized Fuel Usage” shall mean any fuel usage less than or equal to 1.5 gallons for Vans and 1.15 gallons for Sedans per Vehicle Service Hour.

10.
“Automatic Vehicle Location and Monitoring” or “AVLM” shall mean a computerized system that utilizes a global positioning system with mobile data terminals to produce two-way wireless data communication concerning the speed and directional movement of subject Vehicle(s) via dynamic, graphic display screen at remote dispatch/control location(s).

11.	“Award Date” shall mean the date the Notice of Award is issued.

SPECIFIC CONTRACT PROVISIONS

12.	“Borough” shall mean one of the five (5) political jurisdictions (counties) comprising the City of New York. They are the Bronx, Brooklyn, Manhattan, Queens and Staten Island.

13.	“City” shall mean the City of New York, according to its boundaries at the date of this Contract.

14.	“Command Center” shall mean the Authority site for operating Access-A-Ride reservations, scheduling and Customer assistance functions.

15.
“Contract," "Contract Documents" or "Agreement" shall mean the Attachments, Appendix, Contract Testimonium, General Contract Provisions, Specific Contract Provisions, Schedules deemed included (if any), Technical Specifications (if any), Scope of Work, Forms of Bonds (if any), Contract Drawings (if any), all Addenda hereafter issued (if any), and the Notice of Award.

16.
“Contractor” shall mean the proposer to whom this Contract is awarded, its successors and assignees.  For convenience the Contractor is hereinafter referred to as if the Contractor were an individual.  The word “he” shall, as the sense may require include “she,” “it” and “they;” the word “him” shall include “her,” “it” and “them;” and the word “his” shall include “her,” “its” and “their.”

17.
“Contractor No Show” shall mean any instance that the Contractor does not arrive at the Scheduled Pickup location during the Scheduled Pickup Window or when the Contractor arrives at the Scheduled Pickup location more than forty-five (45) minutes after the Scheduled Pickup Time, and the Customer is not provided service.

18.
“Customer” shall mean an individual with disabilities who the Authority has determined meets ADA paratransit eligibility criteria and has been issued an AAR identification card, also known as or AAR registrant.

19.	"Customer Assistance Division" shall mean a division of the Authority which provides customer information and complaint management.

20.
“Customer No Show” shall mean the Customer has not presented him/herself, declines the trip or is unable for any reason to take the trip when the Operator has arrived and waited for the Customer in accordance with the Contract.

21.	“Deletion” shall mean a Customer trip originally scheduled on the Manifest that is subsequently cancelled.

22.
"Directed," "required," "permitted," "ordered," "designated," "selected," "prescribed," or words of like import used in the specifications or upon the drawings (if any) shall mean, respectively, the direction, requirement, permission, order, designation, selection or prescription of the Project Manager; and similarly the words "approved," "approved manner," "approval," “acceptable," "satisfactory," "equal," "necessary," or words of like import shall mean, respectively, approved by, or acceptable or satisfactory to, or equal, or necessary in the opinion of the Project Manager.

SPECIFIC CONTRACT PROVISIONS

23.	“Dispatch” shall mean the Contractor’s unit responsible for directing and monitoring the Revenue Service, and communicating information to and between the Operators and the Command Center.

24.	“Dispatch Liaison” shall mean a Contractor Dispatcher who shall be located at the Command Center to coordinate Command Center personnel with Contractor Dispatchers and Operators.

25.	“Dispatcher” shall mean the individual responsible for directing, monitoring and communicating with Operators and coordinating with the Command Center.

26.	“Disputes Resolution Officer” or “DRO” shall mean the Labor & Employee Relations Officer, Department of Buses.

27.	"DMV" shall mean the New York State Department of Motor Vehicles.

28.	“DOT” shall mean the United States Department of Transportation.

29.	“Federal” or words of like import shall mean the United States of America.

30.	“FTA” shall mean the Federal Transit Administration.

31.	“Guest” shall mean any person accompanying an AAR Customer other than the Personal Care Attendant.

32.	“Holiday” shall mean New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

33.	“Incident” shall mean any notable or newsworthy occurrence on the Vehicle or in connection with AAR service other than an Accident.

34.	“Incumbent Contractor” shall mean a primary carrier under Contract 00D7815A, B, C, D, E, F, G and H or regional carrier under Contract 06D9374A, B, C, D, E and F.

35.	“Insertion” shall mean a Customer trip assigned to a Route on the day of service that was not originally scheduled on the Manifest.

36.	“Late Pickup” shall mean any AAR pickup that occurs past the Scheduled Pickup Window.

37.
“Law” shall mean the Constitution and laws of the United States and of the State of New York, the New York City Charter, the New York City Administrative Code, and each and every other law, rule, regulation, requirement, order, judgment, decree, or ordinance of every kind whatsoever issued by any government entity, applicable to or affecting the Contract, the Work and all persons engaged in the Work (including any of the foregoing which concern health, safety, environmental protection, and non-discrimination).

SPECIFIC CONTRACT PROVISIONS

38.	“Legal Proceeding” shall mean every action, litigation, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind whatsoever.

39.
“Liens” shall mean any and every lien of any kind whatsoever against the Work, against any monies due or to become due from the Authority to Contractor, and/or against any other property of the Authority, for or on account of the Work, including any Public Lien.

40.	“Manifest” shall mean the schedule provided to an Operator listing all stops and time points during a Vehicle tour or Route.

41.
“Midnight Fleet Verification Report” shall mean the Contractor’s list accounting for the location, on or off the Contractor’s facility, of all Vehicles and Non-Revenue Vehicles assigned to the Contractor.

42.
“MTA” shall mean the Metropolitan Transportation Authority and any other board, body,  commission, official or officials to which or to whom the powers now belonging to the said Authority in respect to the planning, financing, location, construction, equipment, maintenance and operation of mass transportation facilities or the purchase of Rapid Transit cars under the provisions of Article 5, Title 11 of the Public Authorities Law of the State of New York shall, by virtue of any act or acts, hereafter pass or be held to appertain.

43.	“New York State” shall mean the State of New York.

44.	“NYS DOT” shall mean the New York State Department of Transportation.

45.	“No-Fault/No-Show” shall mean the Contractor arrives at the pickup location within thirty (30) to forty-five (45) minutes past the Scheduled Pickup Time and the Customer cannot be located.

46.	“Non-Revenue Vehicle” shall mean any vehicle used by the Contractor to perform Contract requirements other than Customer transportation.

47.	“Notice of Award” shall mean a document that apprises the Contractor that this Contract has been approved by the Authority.

48.	“Notice to Proceed” shall mean a document that directs the Contractor to start Work.

49.	“On Time Performance” shall mean a measure of service reliability based on the percentage of completed trips in which the Contractor has picked up a Customer within the Scheduled Pickup Window.

50.	“Operator” shall mean the Contractor’s employee who operates the Vehicle.

SPECIFIC CONTRACT PROVISIONS

51.	“Original Equipment Manufacturer” or “OEM” shall mean the manufacturer of any specifically referenced equipment, component or unit in this Contract.

52.	“Paratransit Division” shall mean the Authority division responsible for administration and operation of AAR.

53.	“Passenger” shall mean any Customer, Personal Care Attendant or Guest authorized to travel on an AAR Vehicle.

54.	“Preventive Maintenance” shall mean maintenance of the Vehicles and Non-Revenue Vehicles described in the Scope of Work and Attachment 12 of this Contract.

55.
“Personal Care Attendant” or “PCA” shall mean a person who is authorized or required by the Authority to accompany the Customer for the purpose of providing travel and other assistance to the Customer.

56.	“Post-Trip Vehicle Inspection” shall mean the inspection of a Vehicle immediately following completion of the Revenue Service tour.

57.	“Pre-Trip Vehicle Inspection” shall mean inspection of a Revenue Vehicle immediately preceding the Revenue Service tour.

58.
“Project Director” shall mean the individual designated by the Contractor to administer this Contract or his duly authorized representative and any successor or successors duly appointed or any deputy or substitute for him who shall be appointed by the Contractor.

59.
“Project Manager” shall mean the individual designated by the Authority to administer this Contract or his duly authorized representative and any successor or successors duly appointed or any deputy or substitute for him who shall be appointed by the Authority.

60.	“Pull-In” shall mean the return of a Vehicle to the Contractor’s facility upon completion of a Revenue Service tour.

61.	“Pull-Out” shall mean the departure of a Vehicle from the Contractor’s facility to perform a Revenue Service tour.

62.	“Revenue Service” shall mean the period of time from authorized Pull-Out to authorized Pull-In.

63.	“Road Call” shall mean the Contractor field response to a Vehicle operating problem.

64.
“Road Supervisor” shall mean the Contractor’s employee responsible for providing on road, planned and random observation and supervision of Operator performance, Road Call response and Accident investigation.

SPECIFIC CONTRACT PROVISIONS

65.	“Route” shall mean a scheduled tour prescribed on a Manifest with a designated Pull-Out and Pull-In time.

66.	“Scheduled Pickup Time” shall mean the pickup time as agreed upon by the Customer and the Command Center that appears on the Manifest.

67.	“Scheduled Pickup Window” shall mean the period from the Scheduled Pickup Time to thirty (30) minutes after the Scheduled Pickup Time.

68.	“Sedan” shall mean a four (4) door, Ford Crown Victoria, or comparable, with taxi package.

69.	“Service Hour” shall mean each hour of a Revenue Service.

70.	“Service Ready” shall mean that the Vehicle is clean, mechanically safe and reliable, and all equipment is operable.

71.	“State” - See "New York State."

72.
“Subcontractor” shall mean an individual or organization who enters into a Contract to furnish labor or services only or labor and materials or apparatus in connection with the Work directly or indirectly for or in behalf of the Contractor and whether or not in privity of Contract with the Contractor.

73.	“Supplier” shall mean an individual or organization that furnishes materials, equipment or supplies to the Contractor either directly or indirectly, for incorporation in the Work.

74.	“Trip Ticket” shall mean a document that includes the date of the trip, pickup and destination locations, and the Trip ID Number.

75.	“Trip ID Number” shall mean the individual number generated and assigned by ADEPT to a scheduled trip.

76.	“Unauthorized Fuel Usage” shall mean fuel usage exceeding 1.5 gallons for Vans and 1.15 gallons for Sedans per Vehicle Service Hour.

77.	“United States Government” - See “Federal.”

78.	“Van” shall mean a body-on-chassis Ford E-350 or comparable lift equipped Vehicle with five (5) Passenger seats and two (2) wheelchair tie down positions.

79.	“Vehicle” shall mean a Van or Sedan leased to the Contractor to perform Revenue Service.

80.	“Vehicle Service Hour” shall mean all the time from Pull-Out to Pull-In exclusive of any excessive dead head.

SPECIFIC CONTRACT PROVISIONS

81.
“Work” or “Project” shall be defined as all the required obligations of the Contractor hereunder, including but not limited to, the performance of any labor or services, the supplying of any goods or materials, the furnishing or repair and/or remanufacture of any equipment or any other resources or requirements or deliverables necessary to perform, construct, accomplish and complete this Contract's objectives as stated in Article 102 below.

ARTICLE 102	PROJECT DESCRIPTION

The Work to be performed under this Contract may briefly be described as providing transportation services for AAR Customers primarily within the Boroughs of New York City and to transfer points in Nassau and Westchester and trips within Nassau and Westchester counties that are within a ¾ mile corridor of Authority fixed routes, including maintenance of the Vehicles and Non-Revenue Vehicles, dispatching, supervision, reconciliation, and training including all necessary or incidental work, labor and materials.  Included in the Work and price shall be all labor, materials, equipment, incidentals and overhead costs and expenses in performing the Work.  The Work shall be performed as specified in the Contract Documents. The Contractor shall be required to perform all Work in accordance with the Scope of Work annexed hereto as part of the Contract Documents, Attachment No. 1.

ARTICLE 103	TERM OF CONTRACT

This Agreement shall become effective upon the date of the Notice of Award and shall continue in effect for a period of ten (10) years from the date of commencement of Revenue Service and as such term may be extended by the Authority in accordance with Article 124 below.

ARTICLE 104	STANDARDS OF PERFORMANCE

A.
Contractor shall complete all Work assigned hereunder within the period of time specified by the Contract, and in accordance with the requirements for performance as set forth in the Scope of Work and in this Article.  The requirements set forth in this Article are material provisions of the Contract and a breach thereof may result in the assessment of liquidated damages or deduction of performance credits as set forth in Article 108 or in the Authority availing itself of any other remedy existing herein, including termination, or any such remedy as may exist in law or equity.

B.
The Contractor shall be responsible for service quality, Vehicles and Operator availability, and coordination of all services furnished under this Contract. The Contractor is responsible to perform safe, reliable and on time transportation service in a customer friendly manner as such performance is defined by this Contract and shall adhere to the following minimum standards:

1.         Contractor No Shows

a.	Contractor No Shows are prohibited except when due to circumstances beyond the control of the Contractor, as determined by the Project Manager.

SPECIFIC CONTRACT PROVISIONS

b.
The Authority reserves the right to declare a Contractor No Show or No-Fault/No-Show, as applicable, for pickup(s) where, based upon the circumstances, the Authority determines that the Contractor will be unable to appear at the designated location within forty-five (45) minutes after the Scheduled Pickup Time.

c.
In addition to any other remedies provided elsewhere in this Contract, Contractor shall reimburse the Authority for the actual cost of any reasonable expense incurred by the Customer or the Authority to perform the trip independently of the Contractor.  Such reimbursement will apply when the Customer has called the Authority and the Authority either dispatches another service provider to perform the trip, or authorizes the Customer to use a taxi or livery for the trip.

2.	On Time Performance

The Contractor pickup Customer’s within the Scheduled Pickup Window for a minimum of 92% of all of the Contractor’s scheduled trips.  The Authority reserves the right to shorten or change the Scheduled Pickup Window upon notice to the Contractor.

3.	Vehicle Availability

The Contractor shall assure the availability of safe, fully operational, clean, temperature controlled Vehicles in the number required to service each Route assigned to the Contractor.  To meet this performance standard, the Contractor shall perform all of the requirements as set forth in the Scope of Work, Attachment No. 1, and take all other reasonable and necessary actions to meet the Revenue Vehicle availability standard as set forth herein. In the event that Contractor does not meet this performance standard because of a failure to meet the maintenance requirements of the Scope of Work, the Authority shall have the right to perform the maintenance and charge the Contractor for the costs thereof, or the Authority may disallow the monthly Vehicle maintenance costs for those Vehicles.

4.	Vehicle Operator Availability

a.
The Contractor shall assure that there are sufficient numbers of Operators available to service each Route assigned to the Contractor. To meet this performance standard, the Contractor shall implement the qualification and training requirements for Operators set forth in the Scope of Work, Attachment No. 1, prior to placement of Operators in Revenue Service; and the Contractor shall timely hire and train individuals in sufficient numbers to meet the Operator availability standard set forth herein.  In the event that the Authority determines that an Operator in Revenue Service does not meet the qualifications or has not completed the required training, the Project Manager may direct that the Operator be removed from service until such time as the Authority is satisfied that the requirements of the Contract have been met.

SPECIFIC CONTRACT PROVISIONS

b.	The Contractor shall observe each Operator to ensure that he is fit for duty before his Vehicle Pull-Out, and monitor each Operator’s continued fitness throughout the Revenue Service.

c.
The Contractor shall implement a program for retraining and/or disciplining Operators who fail to perform their duties in accordance with Contract requirements.  All activity pertaining to such program shall be fully documented and all documentation maintained and available to the Authority.

d.
The Contractor shall not assign an Operator to operate a Vehicle after notification by the Authority to the Contractor that the Operator is to be removed pursuant to a removal determination as set forth in the Scope of Work, Attachment 1, Section IX, B.

5.
Safe Conduct: The Contractor shall implement a safety program in accordance with the requirements of this Contract to prevent conduct or actions by Operators or other field staff which creates a safety hazard to Customers or the public.  Such safety program shall incorporate provisions for the retraining and/or discipline of Operators as appropriate by the Contractor and the full documentation thereof.

6.	Signed Trip Tickets: All Trip Tickets shall be handled in the manner specified in the Scope of Work.

7.	Accidents/Incidents:

a.
Reporting:  The Contractor shall provide a verbal report to the Authority Project Manager or duly authorized representative within one hour of any Accident or Incident involving injury to a Customer, Contractor employee or any other person or where property damage is in excess of $1,000.00.  A written report to follow the verbal report is required within twenty-four (24) hours.  All other Incidents are to be reported verbally within one (1) hour and in writing within twenty-four (24) hours of the event.

b.	Repairs: The Contractor shall repair all damage to Vehicles within thirty (30) calendar days.

8.
Heating and Air Conditioning:  The Contractor shall properly maintain operating heating and air conditioning systems on all Vehicles.  No Vehicle shall be operated in Revenue Service for longer than one (1) day without properly functioning heating or air conditioning systems as described in the Scope of Work.

9.
Cleanliness of Vehicles:  The Contractor shall be responsible for maintaining the appearance and cleanliness of all Vehicles.  The Contractor shall implement and maintain a regular schedule of Vehicle washing as follows:

a.
Vehicle Exteriors:  Vehicles shall be washed at least twice each week to maintain a clean exterior appearance.  Clean is defined as no visible dirt buildup from a distance of twenty-five (25) feet.  In the event of inclement weather, the Contractor may suspend Vehicle washing for up to twenty-four (24) hours after the end of the inclement weather, at which time the Contractor shall resume Vehicle washing.

SPECIFIC CONTRACT PROVISIONS

b.
Vehicle Interiors:  At a minimum, interiors shall be swept, trash emptied and cleaned daily; fully mopped, windows cleaned and driver's area cleaned once a week; and fully cleaned throughout once a month.

10.	Recordkeeping: The Contractor shall accurately keep, complete, and/or submit billing and other required paperwork within the time periods specified in the Scope of Work.

11.
Unauthorized Use of Vehicles: The Contractor shall not use any Vehicles or Non-Revenue Vehicles for any purpose other than that described in the Scope of Work or otherwise directly authorized in writing by the Authority.  No Authority-leased vehicles shall be taken home.

12.
Force Majeure: A Contractor’s failure to meet the standards of performance set forth in this Article 104 may be excused when the failure is caused by forces beyond the control of the Contractor, as determined by the Project Manager.  The Authority has established a set of “mitigation codes” which the Contractor is authorized to use, as applicable subject to Project Manager approval, in its performance of Trip Reconciliation as described in the Scope of Work, Attachment No. 1, Section II, E.

ARTICLE 105	NOT USED

ARTICLE 106	LIQUIDATED DAMAGES

A.
In the event of a delay in delivery of any Work under this Contract beyond the times as set forth in Article 104 B or beyond the period to which such time may be extended by the Authority as herein provided, the Authority shall be paid damages for such delay. In as much as the amount of such damages and the loss to the Authority will be extremely difficult to ascertain, it is hereby expressly agreed that such damages will be liquidated and paid as follows:

1.
Late Trips:  A Late Trip is any trip performed by the Contractor picks up a customer after the Scheduled Pickup Window.  In any month in which the Contractor fails to achieve 92% On Time Performance, the Contractor shall pay the Authority the sum of $10.00 for each trip that occurred fifteen (15) minutes or more past the Scheduled Pickup Window.

2.
Start Up of Service:  If the Contractor fails to put a Vehicle, other than spare Vehicles, into service within the time specified in Article 104, the Contractor shall pay the Authority the sum of $100.00 per missed Route per Vehicle not in service.

B.
The parties agree that the damages that the Authority will suffer by reason of such failure to comply are not a penalty.  The Authority shall have the right to deduct such liquidated damage assessments from any monies due or which may thereafter become due to the Contractor under this Contract; and in case the amount which may become due hereunder shall be less than liquidated damages due to the Authority, the Contractor shall pay the difference upon demand by the Authority.

SPECIFIC CONTRACT PROVISIONS

1.
The Authority will closely monitor performance of this Work.  The Authority has the right to enter the Contractor’s premises at any time without advance notice to or authorization from the Contractor in order to observe the Contractor’s operations.  Monitoring methods that will be used to assess the Contractor's performance include, but are not limited to, radio monitoring, telephone monitoring and recording, on street service monitoring and random facility and Vehicle records inspections.

C.
Should the Contractor wish to contest all or part of an assessment of liquidated damages or credits for performance, it shall, within ten (10) business days from the date of such notice, respond in writing to the Project Manager stating the reasons why such assessment is in error. The Project Manager may affirm, modify, or withdraw the assessment, as he deems appropriate.  If the Contractor fails to contest a notice of assessment of liquidated damages within ten (10) business days from the date of such notice, the assessment becomes final and binding upon the Contractor without further notice from the Authority.

ARTICLE 107	SUSPENSION OF PERFORMANCE

A.
The Authority may at any time, and without cause, direct the Contractor to stop Work under this Contract for a period of time.  Such direction shall be given by notice in writing, which shall specify the period during which Work shall be stopped.  The Contractor shall resume Work upon the date specified in such direction, or upon such other date as the Authority may thereafter specify in writing.  The period during which Work shall have been stopped may be deemed added to the Contract term at the sole discretion of the Authority.  Stoppage of Work under this Article shall not give rise to any claim against the Authority.

B.
The Authority reserves the right of temporarily suspending the performance of the whole or any part of the Work, if it shall deem it in its best interest so to do, without compensation to the Contractor for such suspension other than extending the time for completing the Work as much as in the opinion of the Authority the Contractor may have been delayed by such suspension.

ARTICLE 108	CREDITS FOR PERFORMANCE DEFICIENCY

A.
The Authority intends to monitor performance on this Contract closely.  Techniques that will be used to assess the Contractor's performance include, but are not limited to, on street service monitoring and random facility and Vehicle inspections.  The Contractor shall recognize that strict adherence to the Contract terms and conditions in providing clean, safe, reliable, Customer friendly effective service to the elderly and disabled community is of paramount importance to the Authority and is the basis upon which the Authority has agreed to the Contract price for the Work.  Accordingly, performance deficiencies on the part of the Contractor shall result in the Authority taking a credit in the applicable amount specified below against monies otherwise due the Contractor (“Credit for Performance Deficiency”) as follows:

1.	Contractor No Show:

SPECIFIC CONTRACT PROVISIONS

For each month in which the Contractor No Shows exceed 0.3% of all trips assigned, the Authority shall be entitled to a Credit for Performance Deficiency of $20.00 for each Contractor No Show.

2.	Removal of Vehicle Operators:

In the event that the Contractor fails to remove an Operator from Revenue Service as directed by the Authority, the Authority shall be entitled to a Credit for Performance Deficiency of $250.00 per Operator per calendar day.

3.	Accident Reporting:

If the Contractor fails to report an Accident within the required time period, the Authority shall be entitled to a Credit for Performance Deficiency of $25.00 per Accident, per calendar day the report is late.

4.	Unsafe Conduct:

If the Contractor’s performance includes any conduct or unsafe action, which creates a safety hazard, the Authority shall be entitled to a Credit for Performance Deficiency of $250.00 per incident.

5.	Quality of Customer Service:

High performance in the area of customer service is a fundamental aspect of the Work under this Contract.  Customer service is adversely affected when the Contractor fails to keep Vehicles clean; fails to maintain and utilize heating and air conditioning, as applicable, in the Vehicles; places Operators in service who do not adhere to the standards for Operator uniforms; permits Operators to remain in service who are discourteous to or abusive of Customers, or who violate the rules for Operators when in Revenue Service.  Upon determination of the Authority that the Contractor’s record of performance of the Scope of Work has caused the events described herein to occur at a level such that Customers’ satisfaction with service quality has been placed at risk, the Authority shall be entitled to a Credit for Performance Deficiency of $10.00 per occurrence until such time as the Authority determines that the Contractor has implemented a plan that will cure the specified deficiencies.

6.	Late/Failed Pull-Outs:

A failure of the Contractor to meet daily Pull-Outs because of a failure to have sufficient Revenue Vehicles or Vehicle Operators available for service adversely affects the reliability of AAR service.  In any month in which more than .3% of total Routes for the month failed to Pull-Out within forty-five (45) minutes of the Pull-Out time for the Route, the Authority shall be entitled to a Credit for Performance of  $500.00 for each failed Pull-Out.

SPECIFIC CONTRACT PROVISIONS

7.	Customer Liaison Coverage:

A failure of the Contractor to provide Dispatch Liaison and/or Dispatch Liaison Supervisor coverage adversely affects the Command Center operations and customer service.   In any month in which the Contractor fails to provide 95% of the hours of coverage required by Section XV, C of the Scope of Work, the Authority shall be entitled to a Credit for Performance of $50.00 for each hour of coverage for which the Contractor is delinquent.

B.	The Authority shall have the right to deduct such Credits for Performance Deficiencies from any monies due or which may thereafter become due to the Contractor under this Contract.

ARTICLE 109	INCENTIVES

A.	In any month in which the Contractor exceeds 95% On Time Performance, the Contractor will be paid an incentive payment of ten (10) cents per completed trip for all completed trips for the month.

B.
In any month in which the Contractor’s No Shows are less than 0.2% of all trips assigned to the Contractor, the Contractor will be paid an incentive payment of ten (10) cents per completed trip for all completed trips for the month.

C.
A Contractor is eligible for the incentive payments set forth herein only upon approval by the Authority of an incentive sharing plan whereby at least half of the incentive payments received by the Contractor is shared with Operators, Dispatchers and/or maintenance personnel whose performance assisted the Contractor in earning the incentive.

ARTICLE 110	PRICE TO INCLUDE/INVOICES AND PAYMENTS

A.
Price to Include:  The Authority shall pay and the Contractor shall accept the amounts set forth in the Price Schedule, Attachment No. 2, as full compensation for all costs and expenses of completing the Work in accordance with the Contract, including, but not limited to, all labor and material required to be done or furnished under this Contract; all overhead, expenses, fees and profits including the cost of providing storage yard or facilities; all risks and obligations set forth in the Contract; any applicable fees or taxes; and all expenses due to any unforeseen difficulty encountered in the prosecution of the Work (collectively referred to as “the Contract Price”).

B.
Payments:  Subject to the Contractor's compliance with the submission requirements contained hereunder and all other provisions of the Contract Documents, payment will be made at the rates specified in the Price Schedule, Attachment 2, as follows:

1. Mobilization

SPECIFIC CONTRACT PROVISIONS

a.
Per-Vehicle Mobilization Costs.  The Authority shall pay the Contractor the one (1) time “Per-Vehicle Mobilization Costs,” Price Schedule, Line Item(s) 2, for each Vehicle, if any, that the Authority assigns to the Contractor during the billing month. Incumbent Contractors are not eligible for this payment in the event that the Authority assigns them the same number or fewer Vehicles. Incumbent Contractors shall be paid in accordance with the Price Schedule for Vehicles in excess of the initial award. Incumbent Contractors are eligible for this payment, in the event they are assigned additional Vehicles for expansion. This payment is not applicable to replacement Vehicles.

b.
Non-Vehicle Mobilization Costs. The Authority shall pay the Contractor's “Non-Vehicle Mobilization” costs upon submission of an invoice and adequate documentation to confirm that the Contractor has incurred such costs.  In no event shall the Contractor be paid for any amount expended that is in excess of the total amount specified in the Price Schedule, Line Item 1, “Non-Vehicle Mobilization” costs.  The Contractor shall allocate its expenditures for mobilization costs in accordance with its Authority approved start up plan and in a manner to assure that sufficient monies are available to pay all mobilization costs.  The Authority’s Project Manager may question and reject any mobilization cost if it appears that the expenditure will adversely affect the Contractor’s ability to effect mobilization. During the term of the Contract, the Contractor is prohibited from disposing of any equipment purchased with Authority funds the cost of which was $1,000.00 or greater without prior written approval of the Project Manager. In the event of termination of this Contract at any time prior to its expiration, any equipment previously purchased with Authority funds, and valued by the Project Manager at $1,000.00 or greater at the time of termination shall be delivered to the Authority upon request.

c.	At the determination of the Project Manager, the Contractor may be allowed or directed to replace computer equipment, faxes and copiers during the term of the Contract.

2.	Fixed Costs - Commencing in the first month of Revenue Service, on a monthly basis, the Authority shall pay the following “Fixed Costs”:

a.
Non-Vehicle Fixed Costs - One-twelfth (1/12) of the total annual Non-Vehicle Fixed Cost amount stated in the Price Schedule, Line Item(s) 5. For the first month in which Service begins and the month in which the Contract expires or is terminated, the payment will be prorated based on the actual number of days in service divided by the total number of days in that month.

b.
Per Vehicle Fixed Costs - One-twelfth (1/12) of the total annual Per-Vehicle Fixed Costs rate specified in the Price Schedule, Line Item(s) 6, for each Vehicle in the Contractor’s active fleet on the last day of the billing month. For any Vehicle assigned to an additional route, the Contractor shall not be paid until such route is fielded. Payments for ramp-up or expansion Vehicles that are not in Revenue Service for the full month will be prorated based on the actual number of days in service divided by the total number of days in that month.  The Non-Revenue Vehicle associated costs shall be part of the Per-Vehicle Fixed costs. These costs include registration, maintenance, NYS DMV inspections, decaling, tolls, fuel and insurance.  For Non-Revenue Vehicles, the Contractor will be paid based on the number and general type of automobiles in their active Non-Revenue fleet at the end of the billing month.

SPECIFIC CONTRACT PROVISIONS

c.
The Contractor may shift funds as necessary among items in the Fixed Costs category to meet operational needs, so long as the services required hereunder are in no way diminished and Contractor can justify the action upon request by the Authority or upon audit.  This paragraph shall not be construed to permit the Contractor to exceed the total annual allowable Fixed Costs.

d.	The Authority may adjust the Fixed Costs if it is determined that the Contractor has not provided the services related thereto.

e.
In the event that Contractor moves to a different facility than the one whose costs were included in the total annual Non-Vehicle Fixed Cost amount stated in the Price Schedule, Line Item 5 the Authority shall adjust the Non-Vehicle Fixed Cost amount to reflect the rental or acquisition costs to the Contractor for the different facility up to the original acquisition or rental amount included in the total annual Non-Vehicle Fixed Costs, but in no event to exceed such amount.

3.
Vehicle Service Hour - The Authority shall pay the Contractor each month for the actual number of Vehicle Service Hours as reconciled by the Contractor and approved by the Authority at the rate specified in the Price Schedule.

4.
Maintenance Costs - One-twelfth (1/12) of the Maintenance Costs specified in the Price Schedule, Line Item(s) 7 or 8, as applicable, based upon the actual number and category of Vehicles in the Contractor’s active fleet. For any Vehicle assigned for the purpose of fielding an additional route, Contractor shall not be paid until such route is fielded. Any newly assigned or decommissioned Vehicle which is part of a Contractor’s active fleet for a partial month will be prorated for that month. Newly assigned or decommissioned Vehicles that are not in Revenue Service for the full month will be prorated based on the actual number of days in service divided by the total number of days in that month. All Vehicles will be assigned to a maintenance category based on that Vehicle’s mileage as of that Vehicle’s Revenue Service start date. On the first day of the seventh full calendar month of Revenue Service, the fleet will be adjusted to reflect the then appropriate maintenance categories. This will occur every six (6) months thereafter.

5.	Consumer Price Index (CPI)

a.
Effective for the billing of the first full month of year two following the commencement of Revenue Service (as described in the Scope of Work, Attachment 1, Section III), Fixed Costs, Vehicle Service Hour Cost, Per Vehicle Mobilization, if any, Non-Vehicle Mobilization for Expansion, if any, and Maintenance costs will be adjusted annually in accordance with Table 10 of the Consumer Price Index for All Urban Consumers (CPI-U) using the selected local area of New York – Northern NJ – Long Island, NY-NJ-CT-PA.  It is the Contractor’s obligation to submit for the first full month in which an adjustment is available and invoice in an amount that accurately reflects the adjustment, if any, that is due.  Absent such invoice, it shall be within the Authority’s discretion whether to adjust Fixed Costs for that Contract year.

SPECIFIC CONTRACT PROVISIONS

b.
At the discretion of the Authority, Contractors currently providing paratransit services on behalf of the Authority pursuant to Contract No. 06D9374 that are awarded a Contract hereunder may be required to continue to provide such services under Contract No. 06D9374 for all or part of the term thereunder.  If this occurs, the CPI adjustment set forth in Article 110.B.5.a will be made to such Contractor’s Price Schedule under this Contract upon the commencement of Mobilization following the Notice to Proceed under this Contract, retroactive to January 31, 2009.  All subsequent CPI adjustments will be made in accordance to Article 110.B.5.

c.
The Contractor warrants that the costs set forth in the Price Schedule are in current U.S. dollars and do not include any allowance for any contingency to cover anticipated increased cost of performance, which are covered by the economic adjustment clauses contained in paragraph 5.a., above.  These provisions shall be the sole and exclusive measure of adjustment to the costs specified in the Price Schedule of this Contract without regard to actual changes in the cost or use of labor or materials over the term of the Contract.

6. Fuel

a.
At the discretion of the Authority, the Contractor shall establish a dedicated on-site fuel tank and/or a Contractor-Provided Fuel Card Program, or administer an Authority-Provided Fuel Card Program subject to the approval of the Project Manager.  A combination of on-site fueling and fleet fuel card will only be considered where Contractors are assigned a mixed fleet of gasoline and diesel Vehicles and only one type of fuel tank is available at the Contractor’s facility. The cost for all fuel used in Vehicles for Revenue Service, excluding charges for any taxes which the Authority is exempt, will be paid by the Authority.

b.
Any fuel usage exceeding a ratio of 1.5 gallons for Vans and 1.15 gallons for Sedans per Vehicle Service Hour (the Authorized Fuel Usage) shall be presumed by the Authority to be unauthorized fuel usage (the Unauthorized Fuel Usage).   The cost of Unauthorized Fuel Usage attributable to the Contractor will be deducted on a monthly basis from the Authority’s payment to the Contractor (Usage Deduction).  For the purposes of all calculations, deductions and credits, gasoline and diesel will be handled separately.

c.
In the event there is Unauthorized Fuel Usage, the monthly payment to the Contractor shall be reduced by an amount equal to the number of gallons used by the Contractor which exceeds its Authorized Fuel Usage (i.e., Unauthorized Fuel Use) for the month as multiplied by the average fuel cost per gallon for such month.

SPECIFIC CONTRACT PROVISIONS

d.
Savings in fuel costs resulting from the Contractor operating under its Authorized Fuel Usage (“Economic Fuel Usage”) will be accrued to the Contractor on an annual basis.  If any monthly deductions for Unauthorized Fuel Usage occurred, an annual review of the Contractor’s fuel usage for that period will be performed.  The first review period will end on the completion of the first full calendar month after the anniversary of the Revenue Service start date and will be performed thereafter annually.  The Contractor's total fuel usage shall be compared against the Contractor’s total Authorized Fuel Usage for the period under review.

e.
If for the annual review period, the Contractor is found to have an Economic Fuel Usage for which the total gallons used is less than the total gallons authorized for the review period, the Contractor may seek a credit equal to the number of gallons used in the total period’s Usage Deduction multiplied by the average price per gallon for the review period.

f.
If for the annual review period, the Contractor is found to have a total Unauthorized Fuel Usage that is less than the sum total of all monthly Unauthorized Fuel Usage during the review period, the Contractor may seek a partial credit equal to the difference in gallons between the two multiplied by the average price per gallon for the review period.

g.	In no event shall the dollar value of any partial credit and any prior credits for fuel costs during the subject year exceed the total unreimbursed Fuel Costs during such year.

h.	The Authority will specify the type of fuel to be provided.

7.	Reimbursable Costs (Pass Through Costs)

a.	Contractor Provided Fuel Card:

The Contractor shall insure that the card will be used for fuel only.  The card shall entitle the Contractor to purchase fuel at the pump price or less. The Contractor shall review usage on a regular basis through the reports available through the fuel or fleet card provider.

i.
Each monthly payment to the Contractor shall be reduced by an amount equal to the number of gallons used by the Contractor which exceeds its Authorized Fuel Usage (i.e., Unauthorized Fuel Use) for the month multiplied by the average fuel cost per gallon invoiced by the Contractor for such month.

ii.
On a monthly basis, the Authority shall reimburse the Contractor’s actual Authorized Fuel Usage costs, exclusive of any taxes charged for which the Authority is exempt. The Authority will pay the Contractor for any taxes which the Authority is not exempt. The Contractor shall provide the fuel card invoice.  The Contractor shall maintain detailed reports of the card usage that shall, at a minimum provide the date, time of fueling, price per gallon, any discount provided, number of gallons, vehicle number, total monthly gallons used and total cost.  Upon the request of the Project Manager, the Contractor shall provide these reports.

SPECIFIC CONTRACT PROVISIONS

iii.
In the event the Contractor receives any notice of a denial of its claim for a fuel tax refund, the Contractor shall immediately inform the Authority.  Further, in such event the Contractor shall not take any action (e.g., waive its right to have the IRS or NYS Department of Taxation further consider its claim) which might impair its opportunity (or the Authority's ability) to dispute (without bringing suit) the denial of its claim. If the Contractor fails to abide by these requirements, the Authority shall have no obligation to pay the Contractor the amount of the fuel taxes in issue.

b.	On Site Bulk Delivery by Authority Suppliers:

No payment to the Contractor for bulk delivered fuel will be made. The Authority will designate and make payments to the bulk fuel provider directly.

c.	Tolls

On a monthly basis, the Authority shall reimburse the Contractor’s actual expenses for all EZ-PASS tolls and fees paid for operation of Revenue Vehicles in the course of providing Revenue Service. Excessive manual tolls as determined by the Authority will be disallowed.

d.	Registration

Initial Vehicle license plates, registrations and renewals including fees or taxes payable upon submission of the invoice and copy of payment made.

e.	Fares

A deduction shall be made monthly for the total fares which the Contractor is required to collect, except fares paid by AAR Coupon (see attachment 17). Coupons shall submitted with monthly invoices. Fares will not be deducted from the bill that the Contractor is not instructed to collect as per the Manifest.

f.	Insurance Costs

i.
No more frequently than once monthly, the Authority will pay the insurance premium costs paid by the Contractor for the contractually required comprehensive collision insurance.  Additionally, the Authority will pay actual premium costs for all required and permitted automobile insurance coverage, as well as premium financing costs, if the Project Manager expressly authorizes the Contractor to finance any or all premium costs.  The total annual payment for all such costs shall not exceed the amount stated for auto insurance reimbursable costs or any item that has not been approved by the Authority prior to the Contractor having entered into a legal commitment for the expenditure.  In the event that the Contractor's fleet is reduced, rebates on premiums and financing charges, if applicable, shall be obtained by the Contractor and refunded to the Authority.

SPECIFIC CONTRACT PROVISIONS

ii.
On an annual basis the scheduled reimbursable amount will be adjusted by the Authority to reflect the Contractor’s actual insurance premium costs for the upcoming insurance coverage year.  Each year, upon the Contractor’s receipt of any renewal notice for insurance coverage to be paid as a reimbursable cost by the Authority, the Contractor shall submit a copy of such notice and all requested documentation to the Authority including policy declaration pages, premium notices and/or invoices from the Contractor’s insurance company itemizing the premiums and corresponding insurance coverage to be provided.  Deductible rates established with applicable insurance coverage at the time of policy issuance shall remain as proposed by the Contractor.

iii.
The Authority, in its sole discretion, may, at the commencement of the Contract or at any time thereafter, purchase Vehicle insurance for the Work.  In such event, the Contract will be modified to eliminate such insurance costs from the Contract Price.

iv.	The Authority will pay actual premium costs for Garage Keepers Liability or collision coverage and associated premium financing costs if the Project Manager expressly authorizes such costs.

g.	Computers and Peripherals

The Authority will pay the actual cost for personal computer/software and peripherals that are replaced at the direction of the Project Manager due to upgrades that are necessitated to maintain or upgrade the level of computer service.  All maintenance and normal replacement of the personal computer/software and peripherals are the responsibility of the Contractor.

C.	Proper Invoice:

1.
In order to allow appropriate time to complete the reconciliation process, the Contractor shall not submit any invoice prior to fifteen (15) calendar days after the end of each month that constitutes the billing period.  In addition to any other requirement set forth in this Contract with respect to what constitutes a proper invoice or for the Contractor to be entitled to receive payment, the Contractor's invoice, in triplicate, shall set forth (1) a description, with specificity, of the goods delivered, Work performed, services rendered, or other event initiating entitlement to payment pursuant to the terms of this Contract; (2) that portion of the Contract price related to such payment less any deductions such as retainage required pursuant to the terms hereof (if any); and (3) the Contract number.  Should the invoice not be calculated correctly, such as not taking into account retainage as a deduction, the Authority may either reject the invoice or treat the invoice as proper only to the extent of the correct calculation of the amount thereof.

SPECIFIC CONTRACT PROVISIONS

2.
The Authority will return incomplete or improper invoices to the Contractor. The imposition of net thirty (30) calendar days for the Authority to make payment will not begin until a complete and proper invoice is returned to the Authority.

3.	The Contractor shall provide a monthly bill itemized by the components of the Contract Price in paragraph B, above, “Payments.”

4.	Supporting Documentation - The following are in addition to any other requirement set forth in this Contract with respect to supporting documentation that shall accompany an invoice:

a.
The Contractor's invoice shall be accompanied by appropriate documentation that the deliverable has been delivered in accordance with the Contract, and if this Contract requires acceptance thereof as a condition precedent to payment, that the deliverable has been so accepted.

b.	All invoices for Vehicle Service Hours shall be supported by complete and adequate documentation sufficient to permit the Authority to confirm that the Vehicle Service Hours were provided.

c.
All invoices for Vehicle insurance costs shall be accompanied by a copy of the original invoice from the insurance company and a copy of the Contractor’s check for payment, and any other supporting documentation that the Authority directs.  Quarterly insurance premium for collision, fire, theft and vandalism and, on an optional basis, glass, at the actual amount invoiced by the insurance carrier payable upon submission of the invoice and copy of payment made.

d.
Invoices shall also be accompanied by all affidavits and other records, as applicable, including EZ-Pass billing records in disk form and with their supporting documentation, and other records provided for or required by the Contract to establish the amount of payment and/or performance of the Work billed, as well as a statement with sufficient specificity which establishes the basis on which the payment is due according to the Contract.  Any documentation generated by the Authority, such as certificate of acceptance, will be issued in accordance with the terms of the Contract.

e.
A sworn certificate or equivalent document signed by a knowledgeable officer of the Contractor that the services covered by the Contract have been performed for the period covered by the invoice.  Any false certification shall render the invoice void, and the Authority shall be entitled to recover immediately any monies paid on such invoices.

f.
All bills for fuel shall be accompanied by copies of the monthly invoice received by the Contractor from its fuel provider and the check(s) to pay such invoices. Contractor shall ensure that all fuel invoices from its fuel provider clearly delineate the type and amount of taxes charged.

SPECIFIC CONTRACT PROVISIONS

D.
Inspection, Review and Audit: In addition to any other requirements pertaining to the right of the Authority or other entity to perform inspections, reviews or audits with respect to any payment or to the Contract as a whole, the Authority reserves the right to inspect, review and/or audit each invoice for payment to verify that the invoice amount is consistent with the materials, labor, goods, and/or services provided and is in accordance with the provisions of the Contract, as well as to determine the resources applied or used by the Contractor in fulfilling the terms of the Contract or otherwise to verify that the Work, goods or services billed for were provided in accordance therewith.  The Authority will require ten (10) Authority business days from the Receipt of Invoice Date within which to perform this function.

E.
Set-off:  The Authority shall have the right to set-off against any payment due the Contractor under this Contract any unpaid legally enforceable debt owed by the Contractor to the Authority as outlined in Authority's Prompt Payment Rules (21 NYCRR §1002).

F.
Liquidated damages as well as monies equal to the fare revenue that should have been collected, calculated as the number of Customer and Guest trips performed times the then applicable fare, shall be deducted by the Authority from the payments made to the Contractor each month.

G.	Designated Payment Office: The Designated Payment Office, to which all invoices and supporting documentation are required to be submitted under this Contract, are as follows:

1.	Original and one (1) copy of all invoices to:

New York City Transit Authority
Disbursements Section
2 Broadway, 15th Floor
New York, New York 10004

2.	In addition, one (1) copy of all invoices to the designated Project Manager for this Contract at his or her mailing address:

Project Manager
New York City Transit
Paratransit Division,
33-00 Northern Blvd, 8th Floor
Long Island City, NY 11101

H.
Conditions Precedent to Payment: Unless otherwise stipulated in writing by the parties, the Authority shall make payment subject to the following conditions, which are, unless waived in whole or in part by the Authority in writing, conditions precedent to payment:

1.	The Contractor is not, in the Project Manager’s opinion, in breach of any terms or provision of this Contract;

2.	The Project Manager has accepted the Work;

SPECIFIC CONTRACT PROVISIONS

3.	All records required to be submitted to the Authority have been received by the Authority, unless the Project Manager has, in writing, granted an extension of time.

I.
Withholding Payment: The Authority may withhold sums equal to any claims of the Authority against the Contractor, for indemnification, pending settlement or other disposition of such claim.  The Authority may withhold from any payment otherwise due the Contractor as much as may be necessary to protect the Authority and if it so elects may also withhold any amounts due from the Contractor to any Subcontractors or Suppliers for work performed or material furnished by them.  The foregoing provisions shall be construed solely for the benefit of the Authority and will not require the Authority to determine or adjust any claims or disputes between the Contractor and his Subcontractors or Suppliers, or to withhold any monies for their protection unless the Authority elects to do so.  The failure or refusal of the Authority to withhold any monies from the Contractor shall in no way impair the obligations of any surety or sureties under any bond or bonds furnished under this Contract.  The Authority may withhold payment to the Contractor, if the Contractor fails to remedy unsuitable conditions.  The Contractor shall be given written notice of any unsuitable conditions.

J.
Prompt Payment Rules and Regulations - The Authority will pay proper invoices within the time periods provided in the Prompt Payment Rules and Regulations.  Payment will be deemed to have been made upon being mailed by the Authority.

K.
Final Payment - After the expiration of the Contract, or its termination, the Contractor shall submit an invoice marked "Invoice for Final Payment" covering all items not previously invoiced.  This "Invoice for Final Payment" shall contain or be accompanied by the information or supporting documentation, and shall otherwise be in the form, described in this Article or elsewhere in this Contract.  Any dispute over the proper amount of the final payment is subject to the dispute resolution provisions (Article 212) of this Contract.

L.
Audit and Adjustment: All payments are subject to audit and adjustment by the Authority.  Contractor shall make its records available for three (3) years after the letter of termination of or final payment under this Agreement.

M.
Retainage: The Authority will retain an amount equal to 5% of each monthly payment for the first year of the Contract.  In each subsequent month, the Authority will retain an amount equal to 5% of each monthly payment minus an amount equal to the average of monthly retainages for the prior Contract years.  Such retained monies shall be held as security for the full and faithful performance by the Contractor of all the conditions, covenants and requirements contained in this Agreement. Pass-Through items identified in Item 4 of the Price Schedule will be excluded from retainage.

ARTICLE 111	DRUG AND ALCOHOL TESTING

A.
A portion of the Work to be performed by the Contractor falls within the definition of “Safety Sensitive” as that term is defined by FTA Regulations, 49 CFR Part 655.  Therefore, the Contractor is required to establish a substance abuse testing program in compliance with FTA Regulations, 49 CFR Part 40.  These requirements are further described in SCHEDULE X, FEDERAL DRUG AND ALCOHOL TESTING REQUIREMENTS, Attachment 8 hereto.

SPECIFIC CONTRACT PROVISIONS

B.
In addition, the Contractor agrees to maintain a Drug and Alcohol program that adheres to a “Zero-Tolerance” policy, meaning that the Contractor shall immediately and permanently remove any employee testing positive for drugs or alcohol (or refusing to submit to testing) from performing any  safety-sensitive function under this Contract.

ARTICLE 112	PRIVACY ACT

A.
The Contractor agrees to comply with, and assures the compliance of its employees with, the information restrictions and other applicable requirements of the Privacy Act of 1974, 5 USC §552a.  Among other things, the Contractor agrees to obtain the express consent of the Federal Government before the Contractor or its employees operate a system of records on behalf of the Federal Government.  The Contractor understands that the requirements of the Privacy Act, including the civil and criminal penalties for violation of that Act, apply to those individuals involved, and that failure to comply with the terms of the Privacy Act may result in termination of the Contract.

B.	The Contractor also agrees to include the requirements of this Article in all subcontracts to administer any system of records on behalf of the Federal Government issued pursuant to this Contract.

ARTICLE 113	VEHICLE LEASES

Unless otherwise directed by the Authority, the Contractor shall utilize Authority owned paratransit Vehicles to provide Revenue Service, and Authority owned Non-Revenue Vehicles which shall be assigned and leased to the Contractor subject to the terms and conditions of the lease that is appended hereto and incorporated herein as Attachment No. 3. The Contractor shall pay a one time charge of one dollar ($1.00) for each Vehicle leased to the Contractor which shall be deducted by the Authority from the monthly bill.

ARTICLE 114	PROSECUTION OF THE WORK

A.
During the prosecution of the Work, should unforeseen difficulties of any nature be encountered, the Contractor shall promptly notify the Project Manager and take every necessary or proper precaution to overcome the unforeseen difficulty according to the direction of the Project Manager and as provided in these Contract Documents.

B.	All goods and workmanship shall be of the best class in every respect, and the Project Manager shall be the sole judge of quality and efficiency.

C.
In all operations connected with the Work, the Contractor shall comply with applicable local laws and ordinances of the City of New York, and all laws of the State of New York which control or limit in any way the actions of those engaged in the Work, or affecting the Work belonging to or used by them, shall be strictly complied with, and further, the Contractor shall comply with all applicable Federal, State and City regulations regarding the transportation of Customers and other passengers.

SPECIFIC CONTRACT PROVISIONS

D.	The Contractor shall employ only competent, skillful, and faithful personnel to do the Work.

E.
The Contractor hereby represents that prior to submitting his proposal, he examined the Scope of Work in detail and satisfied himself as to the intent of the Scope of Work relating to the Work to be performed, and he shall not at any time make any claim for damages or extension of time, or any other demand because of any misinterpretation or misunderstanding of the Scope of Work, or because of any lack of information.

F.
All goods of whatever kind, which, during their installation become damaged from any cause whatsoever, shall be removed and shall be replaced by new, undamaged goods without any additional cost to the Authority.

G.
The Contractor shall furnish all labor, material, plant, tools, supplies and other means necessary to perform the Work described in the Contract Documents in accordance with the Scope of Work, and shall perform such Work within the direction and to the satisfaction of the Project Manager.

H.	All Work by the Contractor shall be within the time specified in the Contract.

ARTICLE 115	INSURANCE

A.	The Contractor and any Subcontractor shall procure at a minimum, the insurance coverage specified in Attachment 4. The Contractor or Subcontractor shall be responsible for any deductible amount.
B.	At the discretion of the Project Manager, the Contractor shall procure collision insurance, in an amount prescribed by the Project Manager, in lieu of Garage Keepers Legal Liability Insurance.

C.
The Authority has adopted a Central Insurance Program to be administered by MTA Risk & Insurance Management, which provides Automobile and Truck Liability Insurance for all Revenue Vehicles used in the Authority’s paratransit service, with limits and other provisions as set forth in Attachment No. 4, “Schedule A.1 – Modified Insurance Requirements for Paratransit Contracts,” and also provides a Third Party Administrator to process and investigate claims and defend the Insureds with regard to all claims and actions covered by such liability insurance.  The Contractor is a Named Insured under the aforesaid policy.  In addition, the aforesaid policy shall name as Additional Insureds the following parties, as applicable:  (i) any corporate parent of the Contractor which has provided a guarantee of Contractor's performance under this Contract; and (ii) any third party lessor of Revenue Vehicles to Contractor.  It is the Contractor's responsibility to timely notify the Authority of any such parties to be named as Additional Insureds.

D.
In the event a Vehicle or Non-Revenue Vehicle is deemed totaled by the Authority, the ‘replacement value’ shall be calculated by a daily straight line depreciation on the full purchase price over seven (7) years for a Van and seven (7) years for a Sedan and ten (10) years for a Non-Revenue Vehicle starting on the first day of Revenue Service.  The Contractor shall be responsible to pay the replacement value including the deductible.

SPECIFIC CONTRACT PROVISIONS

ARTICLE 116	RISK OF LOSS

A.
The Contractor assumes the risk of, and shall be responsible for, any loss or damage to Authority property, including property and equipment leased from the Authority, used in the performance of this Contract, and caused, either directly or indirectly by the acts, conduct, omissions or lack of good faith of the Contractor, its officers, managerial personnel, and employees or any person, firm, company, agent or others engaged by the Contractor as expert, consultant, specialist, or Subcontractor hereunder.

B.
In the event that any such Authority property is lost or damaged, except for normal wear and tear, then the Authority shall have the right to withhold further payments hereunder for the purpose of set-off, in sufficient sums to cover such loss or damage.

C.
Contractor’s obligation hereunder is to immediately repair, replace and make good such loss or damage so as to restore the Work to the same character and condition as before the loss or damage in accordance with the Contract Documents without cost to the Authority.

D.	The rights and remedies of the Authority provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or by the Contract.

ARTICLE 117	SUBCONTRACTORS

A.
If the Contractor will cause any part of this Contract to be performed by a Subcontractor, unless otherwise expressly provided elsewhere in this Contract, the provisions of this Contract shall apply to such Subcontractor and its officers, agents and employees in all respects as if it and they were employees of the Contractor; and the Contractor shall not be in any manner thereby discharged from its obligations and liabilities hereunder, but shall be liable hereunder for all acts and negligence of the Subcontractor, its officers, agents and employees, as if they were employees of the Contractor.  The employees of the Subcontractor shall be subject to the same provisions hereof as the employees of the Contractor; and the Work performed by the Subcontractor shall be subject to the provisions hereof as if performed directly by the Contractor.

B.
The Contractor, before making any subcontract for any portion of the Work, shall state in writing to the Authority the name of the proposed Subcontractor, the portion of the Work which the proposed Subcontractor is to do, its place of business, and such other information as the Authority may require.  The Authority will have the right to require the Contractor not to award any subcontract to a person, firm or corporation disapproved by the Authority.

C.
Before entering into any subcontract hereunder, the Contractor shall inform the proposed Subcontractor fully and completely of all provisions and requirements of this Contract relating either directly or indirectly to the Work to be performed.  Such Work performed by a Subcontractor shall strictly comply with the requirements of this Contract.

SPECIFIC CONTRACT PROVISIONS

D.
In order to qualify as a Subcontractor satisfactory to the Authority, in addition to the other requirements herein provided, the Subcontractor shall be prepared to prove to the satisfaction of the Authority that it has the necessary facilities, skill and experience, and ample financial resources to perform the Work in a satisfactory manner.  To be considered skilled and experienced, the proposed Subcontractor shall show to the satisfaction of the Authority that it has satisfactorily performed Work of the same general type which is required to be performed under this Contract.

E.
If any proposed Subcontractor or Supplier is a subsidiary or affiliate of Contractor, then the Authority will require the submission of two (2) additional competitive bids (for a total of three) from other potential Subcontractors or Suppliers for the Work required to be performed under this Contract.  The Contractor shall provide justification for the selection of its own subsidiary or affiliate and will be subject to Authority review and approval.

ARTICLE 118	RELATIONSHIP OF CONTRACTOR TO THE AUTHORITY

The relationship of Contractor to the Authority is that of an independent Contractor, and said Contractor, in accordance with its status as such, covenants and agrees that it shall conduct itself consistent with such status, that it shall neither hold itself out as nor claim to be an officer or employee of the Authority (or the MTA or the City) by reason hereof, and that it shall not, by reason hereof, make any claim, demand or application to, or for any right or privilege applicable to an officer or employee of the Authority (or the MTA or the City), including, but not limited to, Workers' Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or retirement membership or credit.

ARTICLE 119	DISCLOSURE

Contractor hereby represents that to the best of its knowledge neither it nor any of its personnel has been the subject of any investigation or has any of them been convicted or indicted for commission of any crime involving misconduct, corruption, bribery, or fraud in connection with any public contract in the State of New York or any other jurisdiction, except as has been specifically disclosed in writing to the Authority, and that, should any such conviction or indictment be obtained or any such investigation commenced prior to the expiration of the term hereof, regardless of the date of the occurrence giving rise to the subject matter of such conviction, indictment or investigation, it shall be disclosed in writing to the Authority.  Breach of this provision is expressly understood to constitute a material breach hereof.

ARTICLE 120	CONFIDENTIALITY/ADVERTISITING LIMITATION

The Contractor hereby acknowledges and agrees that the materials and information supplied or revealed by the Authority to the Contractor in the course of or in connection with the performance by the Contractor of its obligations hereunder contain valuable confidential business information and trade secrets relating to the Authority’s business which are the sole and exclusive property of the Authority, and the Contractor agrees to observe complete confidentiality with respect thereto.  The Contractor’s obligations and the Authority’s rights under this Article shall survive the expiration or termination of this Agreement for any reason whatsoever (including, without limitation, a material breach by the Contractor of its obligations hereunder).

SPECIFIC CONTRACT PROVISIONS

A.	Confidential Information

1.
For purposes of this Article, the term “Contractor” shall be deemed to include its principals, members, directors, officers and employees, and shall also be deemed to include its Subcontractors, Suppliers, consultants and agents, as well as their principals, members, directors, officers, employees, agents and consultants.  The Contractor and the above mentioned individuals or entities shall keep confidential all information furnished to it (them) by the Authority or otherwise learned or derived by it (them) about or in connection with this Project, any other MTA/Authority project or contract or MTA/Authority policies, procedures, operations, or infrastructure (“Confidential Information”).  Confidential Information includes, but is not limited to, specifications, drawings, plans, diagrams, sketches, renderings and other technical data and information, as well as all designs, maps, surveys, design calculations, shop drawings, charts, photographs (including “progress photographs”) and CADD materials and media.  Confidential Information pertaining to this Project may only be utilized in connection with such Project and by individuals who, in fact, have a “need to know” the contents of such Confidential Information, and shall be appropriately safeguarded by the Contractor from disclosure to anyone who is not so authorized by the Authority to have access thereto.

2.
Neither the Contractor nor any of the above mentioned individuals or entities may sell, transfer, disclose, display or otherwise make available to anyone any part of such Confidential Information without the prior written consent of the Authority.

3.
The Contractor and the above mentioned individuals or entities shall not and hereby represent and warrant that it/they shall not (nor shall it/they through an agent or third party), unless agreed to in writing by the Authority:  (i) send, ship, mail, deliver, email or otherwise transmit in or by any fashion whatsoever (whether manually, by machine, by facsimile or other electronic or digital technology or by other technology or method), or (ii) enter into or issue an agreement, subcontract or other instrument to send, ship, mail, deliver, email or otherwise transmit in or by any fashion whatsoever (whether manually, by machine, by facsimile or other electronic or digital technology or by other technology or method), any such Confidential Information in any form or by any means (and if in electronic form, for any such Confidential Information to be transmitted to or reside in a computer or electronic device located) outside of the United States.

4.
The Contractor shall advise each of its employees, agents, consultants, Subcontractors and Suppliers who may be exposed to such Confidential Information of their obligation to maintain the confidentiality thereof.  In addition, the Contractor agrees to cooperate fully and provide any assistance necessary to ensure the confidentiality of the Confidential Information.

5.
At any time during the term of this Contract, the Contractor shall forthwith deliver to the Authority any and all media containing any Confidential Information as the Authority shall request.  The special confidentiality obligations as set forth in this Article shall continue until specifically released by the Authority in writing, except where release thereof has been finally ordered by a court of competent jurisdiction.

SPECIFIC CONTRACT PROVISIONS

6.
The Contractor and the above mentioned individuals or entities hereby represent and warrant that at the conclusion of the Project or upon its termination, any Confidential Information that is to be retained by it/them for archival/audit/legal purposes shall be certified as such and shall be maintained in a secure facility, and that it/they shall maintain care, custody and control over any and all media containing any Confidential Information while in such secure facility and until any and all media containing the Confidential Information are either returned to the Authority or destroyed as provided in paragraph 7., below.

7.
Except as provided in paragraph 6, above, at the conclusion of the Project or upon its termination, unless otherwise instructed in writing by the Authority, the Contractor and the above mentioned individuals or entities shall destroy its/their copies of any and all media containing all Confidential Information such that recognition or reconstruction of the Confidential Information is precluded.  Unless otherwise permitted by the Authority, cross cut shredding of hardcopy items, physical destruction of diskettes, floppies, CDs, DVDs, and any other recordable media, deleting of electronic items by permanent deletion or non-retrievable/irreversible placement in delete overwrite status are the Authority’s required methods of such destruction with respect to documents or materials containing Confidential Information which the Authority has instructed are to be destroyed.

8.
In the event the Contractor or any of the above mentioned individuals or entities learns or believes that Confidential Information has been released or believes that Confidential Information is about to be released, the Authority shall be notified immediately.

B.	Approval for Publication of Reports

The Contractor and the above mentioned individuals or entities shall neither publish nor circulate in any form or media any Confidential Information or any reports, studies, analyses, recommendations, or any other materials of whatsoever nature prepared by the Contractor or any of the above mentioned individuals or entities without first obtaining the written approval of the Authority.

C.	Press Releases

To the fullest extent permitted by law, the Contractor and the above mentioned individuals or entities agree(s) that it/they shall issue any news release to the public press or any publication wholly or partly related to its/their work under this Contract without first obtaining the written approval of the Authority.  The Contractor and the above mentioned individuals or entities further agree(s) that it/they shall not make speeches, engage in public appearances, publish articles or otherwise publicize its work under this Contract without the prior written approval of the Authority.

D.	Violations of this Article

Breach of any of the foregoing provisions may be deemed by the Authority to be a material breach of the Contract.  It is understood and agreed that in the event of any such breach by the Contractor of these provisions, damages may not be an adequate remedy and the Authority shall be entitled to injunctive relief to restrain any such breach or threatened breach.

SPECIFIC CONTRACT PROVISIONS

ARTICLE 121	AMENDMENTS

This Contract may be amended only by an instrument in writing executed by the Authority and Contractor.

Any and all notices under this Agreement, if to the Contractor shall be delivered to:

CONTRACTOR NAME AND ADDRESS INSERTED HERE

and if to the Authority,
Project Manager
New York City Transit
Paratransit Division
33-00 Northern Blvd.
Long Island City, New York 11101
718-393-4013
718-393-4034 (Fax)

ARTICLE 122	ATTACHMENTS

Attachment Numbers 1 through 31 are incorporated in this Contract and shall be deemed to apply to the entire Contract.

ARTICLE 123	RESCISSION

In the event that the Authority elects to execute this Contract prior to submission by the Contractor of any required document, such as insurance policies, performance bond and DBE documentation, and approval of such items by the Authority of any required document, such as an insurance policy, the Authority may, in its sole discretion, rescind this Contract if all such matters have not been resolved to the Authority's satisfaction within thirty (30) days after execution hereof.

ARTICLE 124	EXTENSION OF TERM

A.
The Authority has the option to extend the term of the Contract with no change to the Contract Price, except for those adjustments to the Contract Price which are set forth in the Contract, for up to ten (10) additional year(s).  This option may be exercised, in the sole discretion of the Authority, for a single or multiple terms.

B.
The option shall be exercised by notification by the Authority to the Contractor, in writing, that it is exercising the option to extend the term of the Contract, at any time prior to one (1) month in advance of the expiration of the Contract.

SPECIFIC CONTRACT PROVISIONS

ARTICLE 125	ORDER OF PRECEDENCE

A.
If this Contract contains any errors, inconsistencies, ambiguities or discrepancies including typographical errors, the Contractor shall request a clarification of same by requesting a determination by the Project Manager.

B.
If there is a conflict between provisions of the Contract Documents, upon request for a determination by the Project Manager, the following order of precedence shall generally apply, except that regarding a conflict between or among provisions contained in the Scope of Work, Appendices and Specific Contract Provisions, the more stringent requirement or provision will generally be determined to control.

1.
The Specific Contract Provisions, except that mandatory statutory and regulatory provisions and requirements are not deemed superseded by anything to the contrary contained in the Technical Specifications or the Appendices.

2.
The General Contract Provisions, except that mandatory statutory and regulatory provisions and requirements are not deemed superseded by anything to the contrary contained in the Technical Specifications, the Appendices or the Specific Contract Provisions.

3.	The Scope of Work.

4.	The Price Schedule.

5.	The Request for Proposals.

6.	The Contractor’s Price Proposal, as revised and accepted by the Authority.

NEW YORK CITY TRANSIT AUTHORITY	GENERAL CONTRACT PROVISIONS
Division of Materiel

Use TOC from doc 376942

8/06	Operating Contract	Page i

GENERAL CONTRACT PROVISIONS

TABLE OF CONTENTS (continued)

		Page

ARTICLE 242	Statute of Limitations on Right to Sue the Authority/No Claim Against Authority Officers, Agents or Employees	24
ARTICLE 243	Contract Documents Contain All Terms/Contractor Has Examined Contract	23
ARTICLE 244	All Legal Provisions Included	25
ARTICLE 245	Severability	25
ARTICLE 246	Survival	25
Contract Execution	follows after General Contract Provisions

SCHEDULES

Schedule A	Insurance Requirements
Schedule J	Responsibility Questionnaire
Schedule K	Opportunities for Minority and Women-Owned Business Enterprises
Schedule W	Compliance with NYS State Finance law Sections 139-j and 139-k (“Lobbying Law”)
Schedule X	Federal Drug and Alcohol Testing Requirements

8/06	Operating Contract	Page ii

GENERAL CONTRACT PROVISIONS

ARTICLE 201         AGREEMENT

The Contractor agrees to perform the Work in accordance with requirements and terms and provisions hereinafter set forth in the Contract Documents.  In consideration for the complete, satisfactory and proper performance thereof by the Contractor, the Authority agrees to pay to the Contractor, and the Contractor agrees to accept as full compensation therefor, the sums of money set forth in the Price Schedule at the time and in the manner and upon the terms and conditions hereinafter set forth in the Contract Documents.

ARTICLE 202         NOTICES

Except as otherwise specifically provided, the delivery of any notice, direction or communication to the Contractor or the Authority shall be made by hand, mail, or facsimile transmission directed to the Contractor at the address set forth in the Bid and to the Authority to the attention of the Project Manager at the address set forth in the Notice of Award, and shall be deemed to be sufficient service thereof as of the date of such delivery by hand or transmission or three (3) days after mailing.  With respect to notices to the Authority, the Contractor shall additionally send a copy of each notice sent to the Project Manager to the Authority's Division of Materiel to the attention of the Procurement Representative.  The addresses may be changed at any time by notice in writing.  Nothing contained herein shall be deemed to preclude or render inoperative the service of any notice, direction or other communication personally upon the Contractor, or if the Contractor is a corporation, upon any officer or director thereof.  Nothing in this article shall be deemed as a waiver by the Authority of other requirements with respect to the service of process upon it.

ARTICLE 203         GENERAL RULES OF INTERPRETATION

A.
The Information for Bidders, the Bid (including the Price Schedule), General Contract Provisions, Specific Contract Provisions, Schedules (excluding Schedule H, Bidder’s Qualification Questionnaire or Schedule J, Responsibility questionnaire), all Addenda (if any), the Technical Specifications (if any), the Contract Drawings (if any), the Attachments (if any), and the Notice of Award, constitute the Contract and shall be referred to collectively as the “Contract” or the “Contract Documents.”

B.
The Contract is also deemed to include by reference those portions of the Bidder’s Qualification Questionnaire or Responsibility Questionnaire which contain additional conditions and obligations on the Contractor and rights in favor of the Authority.

C.
References to any agreement or other instrument shall be deemed to include such agreement or other instrument as it may, from time to time, be modified, amended, supplemented, or restated in accordance with its terms.

D.	The word “Contractor” when used in this Contract, shall mean the Bidder to whom the Authority awards this Contract.

E.	The terms “hereof,” “herein,” “hereby,” “herewith,” “hereto,” and “hereunder” shall be deemed to refer to this Contract.

GENERAL CONTRACT PROVISIONS

F.	The headings of the paragraphs are inserted for convenience only and shall not affect the construction or interpretation of this Contract.

G.	All references to “days” shall be deemed to be calendar days, unless otherwise expressly indicated.

H.	All references to “business days” shall be deemed to be references to the days of Mondays through Fridays, exclusive of Authority observed holidays.

I.	All notices hereunder must be in writing, in accordance with ARTICLE 202, NOTICES, unless expressly indicated otherwise.

J.	As used herein the singular shall mean and include the plural; the masculine gender shall mean and include the feminine and neuter genders; and vice versa.

K.	Other terms appertaining to this Contract are set forth in the Specific Contract Provisions.

ARTICLE 204         CONSENT OF AUTHORITY REQUIRED FOR SUBCONTRACTING, SUBLETTING OR
                                   ASSIGNMENT

The Contractor shall not subcontract, assign, transfer, convey, sublet or otherwise dispose of this Contract or its right, title or interest in or to the same or any part thereof without the prior written consent of the Authority.  A violation of this provision shall be deemed to be a material breach of the Contract.

ARTICLE 205         COORDINATION WITH OTHER CONTRACTORS

During the progress of the Work, it may be necessary for other contractors and/or other persons (including personnel of the Authority) to do work in or about the work site.  The Authority reserves the right to permit and put such other contractors and such persons to work and to afford them access to the Work Site (if applicable) at such time and under such conditions as does not unreasonably interfere with Contractor.  The Contractor shall prosecute its Work continuously and diligently and shall conduct its Work so as to minimize interference with such other work.

ARTICLE 206         CHANGES

A.	This Contract may be modified and changed from time to time as agreed to in writing between the parties hereto, in a manner not materially affecting the substance hereof.

B.
No change in or modification, termination or discharge of this Contract in any form whatsoever, shall be valid or enforceable unless it is in writing and signed by the party to be charged therewith or his duly authorized representative; provided, however, that any change in or modification, termination or discharge of this Contract expressly provided for in this Contract shall be effective as so provided.

GENERAL CONTRACT PROVISIONS

C.
It is agreed by the Contractor that any change resulting in additional Work shall be paid at the applicable rates set forth in the Price Schedule for equivalent items as determined by the Project Manager.  In the event that the Authority shall order additional Work for which there are no applicable rates set forth in the Price Schedule for equivalent items, it is understood and agreed by Contractor that the Authority and Contractor shall negotiate a mutually agreeable price to be paid by the Authority for Contractor's performance of such additional Work.  In the event that the parties are unable to agree upon a price for the additional Work, the Project Manager may nevertheless direct the Contractor to proceed with the additional Work.  The Contractor shall diligently proceed with the additional Work, but may, initiate a dispute within five (5) days of the Project Manager's directive to proceed pursuant to ARTICLE 212, DISPUTES, for a determination by the Disputes Resolution Officer (“DRO”) as to a reasonable price therefor.

D.
If as a result of the change or modification, the Authority determines that more time is required for the Contractor to complete performance than is specified within the Contract, the Authority will extend the time for Contractor’s performance by the number of days actually required for Contractor to complete the Work.

ARTICLE 207         EXTENSIONS OF TIME

A.
If the Contractor is delayed at any time during the progress of the Work by the neglect or failure of the Authority or by a force majeure, then the time for completion and/or affected delivery date(s) shall be extended by the Authority subject to the following conditions:

1	the cause of the delay arises after the Notice of Award and neither was nor could have been anticipated by the Contractor by reasonable investigation before such award;

2.	the Contractor demonstrates that the completion of the Work and/or affected delivery(s) will be actually and necessarily delayed;

3.	the effect of such cause cannot be avoided or mitigated by the exercise of all reasonable precautions, efforts and measures whether before or after the occurrence of the cause of delay; and

4.	the Contractor makes written request and provides other information to the Authority as described in paragraph (D) below.

A delay meeting all the conditions of this paragraph (A) shall be deemed an excusable delay.  Any concurrent delay which does not constitute an excusable delay shall not be the sole basis for denying a request hereunder.

B.
Any reference in this Article to the Contractor shall be deemed to include materialmen, Suppliers and Subcontractors, whether or not in privity of contract with the Contractor, all of whom shall be considered as agents of the Contractor for the purpose of this Article.

C.
The Authority reserves the right to rescind or shorten any extension previously granted, if subsequently the Authority determines that any information provided by Contractor in support of a request for an extension of time was erroneous; provided however, that such information or facts, if known, would have resulted in a denial of the request for an excusable delay.  Notwithstanding the above, the Authority will not rescind or shorten any extension previously granted if the Contractor acted in reliance upon the granting of such extension and such extension was based on information which, although later found to have been erroneous, was submitted in good faith by the Contractor.

GENERAL CONTRACT PROVISIONS

D.
The request for an extension of time pursuant to paragraph (A) above, shall be made within ten (10) days after the time when Contractor knows or should know any cause for which it may claim an excusable delay and shall provide any actual or potential basis for an extension of time, identifying such cause and describing, as fully as practicable at that time the nature and expected  duration of the delay and its effect on the completion of that part of the Work identified in the request.  Contractor shall not be entitled to an extension of time unless it affirmatively demonstrates that it is entitled to such extension.  The Authority may require the Contractor to furnish such additional information or documentation as the Authority shall reasonably deem necessary or helpful in considering the requested extension.  The Contractor must also comply with requirements sets forth in the Specifications (if any) regarding Contractor’s detailed schedule for performance.

E.
Within thirty (30) days of its receipt of all such information and documentation [or within thirty (30) days of Contractor’s filing of the original request in the event the Authority requires no such additional material] the Authority shall advise the Contractor of its decision on such requested extension; except that, where it is not reasonably practicable for the Authority to render such decision in the thirty (30) day period, it shall, prior to the expiration of such period, advise the Contractor that it will require additional time and the approximate date upon which it expects to render such decision.

F.
In regard to an injunction, strike or interference of public authority which may delay the Work, the Contractor shall promptly give the Authority a copy of the injunction or other order and copies of the papers upon which the same shall have been granted.  The Authority shall be accorded the right to intervene or become a party to any suit or proceeding in which any such injunction shall be obtained and to move to vacate the same or otherwise, as the Authority may deem proper.

G.
Neither the permitting of the Contractor to proceed with the Work subsequent to the date specified in the Contract (as such date may have been extended pursuant to this Article), the making of any payments to the Contractor thereafter, nor the issuance of any Change Order thereafter, shall operate as a waiver on the part of the Authority of any rights under this Contract, including but not limited to the assessment of liquidated damages (if any) or declaring Contractor in default.

H.
In case the Contractor shall be delayed at any time or for any period by two or more of the causes above-mentioned in this Article, the Contractor shall not be entitled to a separate extension for each one of the causes but only one period of extension shall be granted for the delay.

I.
The Contractor agrees to make no claim for damages for delay of any kind in the performance of this Contract whether occasioned by any act or omission of the Authority or any of its representatives and Contractor agrees that any such claim shall be compensated for solely by an extension of time to complete performance of the Work as provided herein.

GENERAL CONTRACT PROVISIONS

ARTICLE 208         REMEDIES IN CASE OF DEFAULT & TERMINATION FOR CAUSE

A.
The Contractor shall be in default if it commits a breach of the Contract deemed material by the Authority.  Without limiting the generality of the foregoing and in addition to those instances specifically referred to in the Contract, the Contractor shall be in such default if: (i) it fails to begin the Work in accordance with the requirements of the Contract; (ii) it abandons the Work; (iii) it assigns or subcontracts the Work other than as provided in the Contract; (iv) at any time the Project Manager shall be of the opinion that performance of this Contract is unnecessarily or unreasonably delayed, or that the Contractor is willfully violating any of the provisions or covenants of this Contract or is not executing the same in good faith or in accordance with its terms; (v) the Work is not completed within the time prescribed, as may be extended by the Authority; (vi) the Contractor becomes insolvent (other than as a bankrupt), or assigns for the benefit of creditors, or takes advantage of any insolvency statute or debtor or creditor law or if its property of affairs are put in the hands of a receiver; or (vii) the Project Manager shall be of the opinion that the Work cannot be completed within the time herein provided therefor or within the time to which such completion may have been extended provided, however, that the impossibility of timely completion is in the Project Manager’s opinion, attributable to conditions within the Contractor’s control.

B.
In the event of a default by the Contractor, the Authority will notify the Contractor of the default, in writing, and the Contractor shall immediately cease performance of the Work or any part thereof under this Contract.  The Authority shall thereupon have the right to take any action necessary to complete the Work, including performing the Work itself, or contracting with another individual or entity.  In the event the Work is completed by the Authority or others, Contractor shall be liable for the costs and expense of said labor, materials, plant, tools, equipment, supplies and property.  The costs and expenses so charged may be deducted by the Authority and paid out of any monies otherwise payable to the Contractor.

C.	The Authority may also bring any suit or proceeding to recover damages or to obtain any other relief or for any other purpose proper under this Contract.

D.
The Authority may, in its sole discretion, waive a default by the Contractor, but such waiver, and failure by the Authority to take action in respect to any default, shall not be deemed a waiver of any subsequent default.

E.
In case the Authority shall by Contract or otherwise complete the Work or any part thereof under the provisions of Paragraph B above, the Project Manager from time to time during the course of the completion of the Work or such part thereof or at any time thereafter, shall certify to the amount of the expense incurred by the Authority in the completion of the Work or such part thereof.

Said certificate shall be final and conclusive upon the Contractor and admissible in evidence against the Contractor, and his legal representatives, in any litigation arising or growing out of this Contract.

F.	In the event that the Authority wrongfully terminates the Contract for default, such termination shall be deemed to be a termination for convenience in accordance with Article 209.

GENERAL CONTRACT PROVISIONS

ARTICLE 209         TERMINATION FOR CONVENIENCE BY THE AUTHORITY

A.
In addition to any rights of termination by the Authority which may exist pursuant to this Contract or by law, the Authority may terminate performance of this Contract at any time for its own convenience upon giving written notice thereof specifying the effective date, whereupon all further liability of the Authority to the Contractor under this Contract shall cease.  In the event of such termination, a proportionate part of the compensation due for Contract Work performed prior to the effective date of such termination and deemed acceptable to the Authority, will be paid to the Contractor as determined by the Authority.

B.
Upon receipt of a notice of termination under this article, the Contractor shall cease performance of the Contract Work, shall cancel all cancelable orders and place no further orders.  The Authority’s only obligation with respect to such termination for convenience is to compensate the Contractor for the goods/services supplied up until the effective date of termination, provided, however, that in the event the termination for convenience is predicated on a cessation or reduction of funding earmarked for purposes hereof, the Authority’s payment obligations with respect to such termination for convenience will be limited to the amount of such funding actually received herefor.  The Contractor shall not be entitled to any other payment by virtue of the Authority’s exercise of its right of termination as provided in Paragraph A of this Article and expressly waives and relinquishes any right to claim damages or pursue any other remedy at law or relief in equity including specific performance, by virtue of the Authority’s exercise of such right of termination.

ARTICLE 210         TERMINATION FOR CONVENIENCE - INTEGRITY MATTERS

The Authority at its discretion may terminate the Contract for convenience without payment for profit and overhead for work not performed if, during the Contract term: (i) the Contractor, a Contractor director, officer, principal, or managerial employees or owner of a ten percent (10%) or more interest in the Contractor, is convicted of a crime involving a public contract; or (ii) significant concerns about the Contractor’s integrity are raised based upon an evaluation of the events underlying any other determination, or an indictment or other allegation, that the Contractor or a Contractor’s director, officer, principal, or managerial employee, or owner of a ten percent (10%) or more interest in the Contractor, is involved in a criminal or other unlawful activity.

ARTICLE 211         AUTHORITY OF THE PROJECT MANAGER

A.
The Project Manager shall have general authority to give the Contractor orders and directions with respect to this Contract, including but not limited to, the right at any time to direct the return of any Authority material or equipment removed by the Contractor as part of the Work.  The Project Manager shall in all cases have the authority to initially determine the value, acceptability and fitness of the Work under this Contract, and to determine every question which may arise relative to the Contract and to the fulfillment of the Contract on the part of the Contractor.  Any and all material or equipment required or proposed to be incorporated in the Work shall be subject to the approval of the Project Manager and shall not be incorporated in the Work until such approval has been given.

GENERAL CONTRACT PROVISIONS

B.
The Project Manager shall make all necessary explanations as to the meaning and intention of the Technical Specifications or Contract Drawings, shall give all orders and directions contemplated therein or thereby and also such orders and directions as may be necessary in every case in which difficult or unforeseen conditions shall arise in performance of the Work required by this Contract.  The Project Manager will provide appropriate explanations and reasons for his decisions if requested by the Contractor.

C.
The Contractor shall be bound by and promptly obey and follow every direction or order given by the Project Manager regarding the performance and the nature and manner of performance arising out of, under, or in connection with, or related to or on account of, this Contract whether in writing or orally and confirmed in writing, including any direction which the Project Manager may give by way of withdrawal, modification or reversal of any previous direction given by him, and regardless of whether the Contractor agrees with the Project Manager’s determination.  This Article shall not include such directions which by their nature are change orders and which require that the procedures for change orders be followed prior to the effectiveness of such directions.

D.	The Contractor shall have a representative at its plant and the work site at all times during performance of the Work authorized to receive orders and directions from the Project Manager.

ARTICLE 212         DISPUTES

A.
In the event the Contractor and the Authority are unable to resolve their differences concerning a determination by the Project Manager, the Contractor may initiate a dispute in accordance with the procedure set forth in this Article.  Exhaustion of these dispute resolution procedures shall be a precondition to any lawsuit permitted hereunder.

B.
The parties to this Contract authorize the Disputes Resolution Officer (“DRO”), identified as the Labor & Employee Relations Officer, Department of Buses, acting personally, to decide all questions of any nature whatsoever arising out of, under or in connection with, or in any way related to or on account of, this Contract (including claims in the nature of breach of Contract or fraud or misrepresentation before or subsequent to Contract award) and the DRO’s decision shall be conclusive, final and binding on the parties.  The DRO’s decision may be based on such assistance as s/he may find desirable, including advice of engineering or other experts.  The effect of the DRO’s decision shall not be impaired or waived by any negotiations or settlement offers in connection therewith, or by any prior decision of others, which prior decisions shall be deemed subject to review, by any termination or cancellation of this Contract.  All such disputes shall be submitted in writing by either party to the DRO, acting personally, for it’s decision, together with all evidence and other pertinent information in regard to such questions, in order that a fair and impartial decision may be made.  The DRO shall render their decision in writing and deliver a copy of same to the parties.

C.
If the Contractor protests the determination of the DRO, the Contractor may commence a lawsuit in Supreme Court, Kings County under Article 78 of the New York Civil Practice Law and Rules, it being understood the review of the Court shall be limited to the question of whether or not the DRO’s determination is arbitrary, capricious or so grossly erroneous as to evidence bad faith.  No evidence or information shall be introduced or relied upon in such an action or proceeding that has not been presented to the DRO personally prior to the DRO making their decision.

GENERAL CONTRACT PROVISIONS

D.
Neither the requirements of this Article nor the time necessary for compliance therewith, however, shall affect the time to have accrued for purpose of any statute controlling actions/proceedings against the Authority and the time of such accrual shall be determined without reference to this Article.

ARTICLE 213         WITHHOLDING MONEY DUE CONTRACTOR TO MEET CLAIMS OR LIENS

A.
If at any time a claim, lien or judgment shall be made by any person or corporation against the Authority, for which Contractor is liable under this Contract or, otherwise by law, with respect to matters pertaining to the Work of this Contract, the Authority shall have the right to withhold an amount it deems reasonably necessary to satisfy such claim, in addition to the other sums herein authorized by the Contract to be so retained, out of any monies then due or thereafter becoming due to the Contractor hereunder, as security for the payment of such claim.  If the liability of any such party on such claim or claims shall have been finally adjudicated by a judgment of a court of competent jurisdiction or such claim or claims shall have been admitted by the Contractor to be valid, then the claim may, if determined by the Authority to be in its best interest, be paid from the amount so retained hereunder, credited against the payments due Contractor, and the balance, if any, paid to the Contractor.

B.
Should any such claim remain unsatisfied at the time the final payment is due the Contractor, the Authority shall have the right to retain out of said final payment a sum in its judgment sufficient to protect the Authority in regard to all unsatisfied claims.  In lieu of the foregoing, the Authority may require other security.

C.
In case the amount thus retained should be insufficient to pay the amount adjudicated to be due upon such claim, the Contractor shall pay the amount of the deficiency to the Authority.  Upon the failure of the Contractor so to do, the Authority may sue for and recover from the Contractor the amount or balance as a debt from the Contractor.

D.
Notwithstanding anything in this Article to the contrary, in the event of a claim for injury to persons or damage to property by persons or corporations other than the Authority, the Authority shall not withhold money due the Contractor provided the Authority receives adequate written assurance from the Contractor's insurance carrier that it will assume all responsibility in connection with the claim including defending the Contractor or the Authority in any lawsuit, and paying any judgment based on said claim.  The Authority shall have sole discretion to determine the adequacy of the assurance furnished.

GENERAL CONTRACT PROVISIONS

ARTICLE 214         CLAIMS BY CONTRACTOR

If the Contractor shall have a claim for compensation against the Authority for any loss or damage of any nature arising under this Contract by reason of any act, neglect, fault or default of the Authority or its agents, the Contractor shall, within fifteen (15) days after the sustaining of such damage, furnish a written statement to the Project Manager detailing the nature and amount of damage sustained.  This written notice shall constitute a request for a determination by the Project Manager pursuant to ARTICLE 211, AUTHORITY OF THE PROJECT MANAGER.  Compliance with the provisions hereof shall constitute a condition to Contractor’s submission of a dispute pursuant to ARTICLE 212, DISPUTES with respect to any claim for compensation and the Contractor shall be deemed to have waived any claim not submitted in accordance therewith.  The provisions of this Article shall not be construed as a recognition or admission of any legal liability on the part of the Authority to pay any sum on account of any damage suffered in connection with or arising out of the performance of this Contract or any part thereof.

ARTICLE 215         SUBSTITUTION OF APPROVED SECURITIES

A.
In the event that this Contract provides for retainage by the Authority of monies due the Contractor as security for its full and timely completion, the Contractor may from time to time withdraw portions of the amounts so retained, or monies otherwise withheld for any other reasons under the Contract provided any such monies have not been applied by the Authority for reimbursement to itself or a third party in accordance with applicable provisions of the Contract by depositing with the Chief Financial Officer of the Authority approved securities, as set forth in paragraph C hereof, with a market value equal to the amount to be withdrawn.

B.
The Contractor shall pay to the Authority the service charges then in effect for the custodial safekeeping of securities deposited with the Authority by the Contractor pursuant to the terms of this Contract.

C.
Approved securities are: securities of the United States Government, State of New York, City of New York, New York City Transit Authority, Metropolitan Transportation Authority or Triborough Bridge and Tunnel Authority.  Other securities may be submitted for Authority approval.  All such securities must be payable to, run in favor of, or be transferred to, the Authority.  In case the securities shall, during the term of the Contract, diminish in market value in the opinion of the Authority, or are sold as set forth in ARTICLE 215, SUBSTITUTION OF APPROVED SECURITIES, then, within ten (10) days after notice, the Contractor shall deposit cash or securities to restore the value to that originally stated.  A failure by the Contractor to deposit such cash or securities in accordance herewith shall be a cause for default.

In lieu of defaulting the Contractor, the Authority may allow the Contractor to proceed with the Work and may deduct from any monies then due or which thereafter may become due to the Contractor the amount necessary to restore the original valuation of such securities, and to hold such amount in lieu thereof.

D.
The Authority shall pay to the Contractor all interest, dividends and other income on the securities, when and as collected.  If the securities are in the form of coupon bonds, the coupons as they respectively become due shall be delivered to the Contractor; provided, however, that the Contractor shall not be entitled to interest, dividends or other income on any securities the proceeds of which shall be used or applied as authorized under the Contract.

GENERAL CONTRACT PROVISIONS

ARTICLE 216         USE OF MONIES WITHHELD

Deposits, retainage (if any) or any other monies withheld, whether in cash or securities substituted shall be security for the faithful performance of the Contract by the Contractor.  In case any default causes loss, damage or expense to the Authority, then the Authority may apply the amount necessary to restore such loss, damage or expense including liquidated damages, out of the said securities (which may be sold), deposits, retainage or other monies.

ARTICLE 217         AUTHORITY MAY AVAIL ITSELF OF ALL REMEDIES

The Authority may avail itself of each and every remedy herein specifically given to it or now or hereafter existing at law or in equity, and each and every such remedy shall be in addition to every other remedy so specifically given or otherwise so existing and may be exercised from time to time and as often and in such order as may be deemed expedient by the Authority, and the exercise of one remedy shall not be deemed to be waiver of the right to exercise, at the same time or thereafter, any other remedy.

ARTICLE 218         RELATIONSHIP BETWEEN THE AUTHORITY AND OTHERS

Nothing contained herein shall be deemed to give any third party a claim or cause of action against the Authority beyond such as may otherwise exist without regard to this Contract.

ARTICLE 219         LIABILITY AND INDEMNIFICATION

A.
The term “Indemnified Parties,” whenever referred to in this Article, shall be deemed to mean the Authority, the MTA, its affiliate agencies, New York State and their members, officers, employees, and agents.

B.
The Contractor shall be solely responsible for all physical injuries (including death) to person(s) (including, but not limited to, employees of the Authority, Contractor or Subcontractors) and damage to property (including, but not limited to, property of the Authority or the Contractor or Subcontractors), occurring on account of or in connection with the performance of the Work hereunder or sustained by any employee of the Authority or Contractor or of Subcontractor.  The Contractor shall indemnify and save harmless the Indemnified Parties, to the fullest extent permitted by law, from loss and liability upon any and all claims and expenses, including but not limited to attorneys’ fees, on account of such injuries to persons or such damage to property, irrespective of the actual cause of the accident, irrespective of whether it shall have been due in part to negligence of the Contractor or its subcontractors or negligence of the Indemnified Parties, or of any other persons, but excepting bodily injuries and property damage to the extent caused by the negligence of the Authority.

C.
The term “loss and liability,” as used herein, shall be deemed to include, but not be limited to, liability for the payment of Workers’ Compensation and disability benefits under the Workers’ Compensation Law of the State of New York or similar statutes.

GENERAL CONTRACT PROVISIONS

D.
Except as otherwise provided in (B) above, the liability of the Contractor under this Article is absolute and is not dependent upon any question of negligence on its part or on the part of its agents, officers or employees.  The approval of the Authority of the methods of doing the Work or the failure of the Authority to call attention to improper or inadequate methods or to require a change in methods or to direct the Contractor to take any particular precautions or to refrain from doing any particular thing shall not excuse the Contractor in case of any such injury to person or damage to property.

E.
In case any damage shall occur to any part of the Authority or New York City Transit System (except only for the removal of such parts thereof as the Contractor is specifically required by this Contract to remove) on account of the Work, and the Contractor is responsible therefor, the Authority shall have the right to cause such damage to be repaired and to charge the expense of such repairs to the Contractor.  In the event that such work is performed by the Authority, then the Authority shall deduct the amount of such expense that may be incurred in repairing any such damage from any monies due or to become due to the Contractor under this Contract or any other agreement between the Contractor and the Authority.

ARTICLE 220         PATENTS, COPYRIGHTS AND INFRINGEMENT CLAIMS

A.
All inventions, ideas, designs and methods contained in the Contract Documents in which the Authority has, or acquires patent, copyright or other intellectual property rights (hereinafter referred to as “IPR”) shall remain reserved for the exclusive use of the Authority and may not be utilized, reproduced or distributed by or on behalf of the Contractor, or any employee, Subcontractor or agent without the prior written consent of the Authority except to the extent necessarily required in connection with performance of the Work.

B.
If, pursuant to performance of the Work, the Contractor or any of its agents, officers, employees or subcontractors shall produce any patentable or copyrightable subject matter as to which the Authority does not gain ownership rights, the Authority and its affiliates shall thereupon have, without cost or expense, an irrevocable, non-exclusive, royalty-free license to make, have made or use, either themselves or by another contractor or other party on their behalf, such subject matter in connection  with any work or any activity now or hereafter  undertaken by or on behalf of the Authority or any of its affiliates or subsidiaries.  The license herein granted shall not be transferable  and shall not extend to contractors or other parties except to the extent of their work or activity on behalf of the Authority or such affiliates or subsidiaries.

C.
Except to the extent that rights are held by Contractor or others under existing valid patents or copyrights and are not given to the Authority, the Authority shall have the right to use or permit the use of all such drawings, data, and other papers, and also any oral information of any nature whatsoever received by the Authority, and any ideas or methods represented by such papers and information, for any purposes and at any time without other compensation than that specifically provided herein, and no such papers or information shall be deemed to have been given in confidence and any statement or legend to the contrary on any of said drawings, data, or other papers shall be void and of no effect.

D.
The Contractor warrants that all Work performed shall be free from any claims made against the Authority or Indemnified Parties of IPR from any other person or entity.  The Contractor shall save harmless and indemnify the Indemnified Parties from and against all costs, expenses and damages which any of them shall incur or be obligated to pay by reason of any such infringement or claim of infringement, and shall, at the election of the Authority, defend at the Contractor’s sole expense all such claims in connection with any alleged infringement.

GENERAL CONTRACT PROVISIONS

E.
If the Authority be enjoined from using any portion of the Work as to which the Contractor is to indemnify the Authority against IPR claims, the Authority may at its option and without thereby limiting any other right it may have hereunder or at law or in equity, require the Contractor to supply at its own expense, temporarily or permanently, facilities not subject to such injunction and not infringing any IPR, and if the Contractor shall fail to do so, the Contractor shall, at its expense, remove such offending facilities and refund the cost thereof to the Authority or take such steps as may be necessary to ensure compliance by the Authority with such injunction, to the satisfaction of the Authority.

F.
The Contractor is responsible to determine whether a prospective Supplier or Subcontractor is a party to any litigation involving IPR infringement claims, including antitrust or other trade regulation claims, or is subject to any injunction which may prohibit it under certain circumstances from selling equipment to be used or installed under this Contract.  The Contractor enters into any agreement with a party to such litigation at its own risk and the Authority will not undertake to determine the merits of such litigation.  The Authority, however, reserves the right to reject any article which is the subject of such litigation or injunction, or in its judgment use of such article as a result of such circumstances, would delay the Work or be unlawful.

ARTICLE 221         QUANTITIES ARE APPROXIMATE/VARIABLE QUANTITIESCLAUSE

A.
The Contractor understands that the quantities of the various unit price items specified in the Bid (if any) are the approximate quantities of such items for the Work as estimated by the Authority, and are not in any way guaranteed or represented as correct or intended to be relied upon and they shall not be taken as final and shall form no basis for any claims for damages including, but not limited to anticipated profits in case they do not correspond with the final quantities actually ordered and that the Authority reserves the right to increase or to diminish or to omit entirely any of the quantities or items as therein stated in the Price Schedule or these Contract Documents.

B.
With respect to any unit price item as to which an estimated quantity is set forth in the Price Schedule, such unit price shall apply regardless of the actual quantity of such item ultimately utilized in, or required by, the Work; except that, if the actual quantity for a unit price item differs from the estimated quantity in the Price Schedule by more than twenty percent (20%), then the Project Manager shall review whether application of the unit price would cause a substantial inequity to either party, and, if so, the unit price for such item will be equitably adjusted, upward or downward, as determined by the Project Manager.

C.
This is not an exclusive contract, and does not obligate the Authority to fill through the Contractor all its needs for the goods or services covered by the Contract. The Authority is free to obtain these goods or services from other sources to the extent it sees fit.

GENERAL CONTRACT PROVISIONS

ARTICLE 222         GENERAL REPRESENTATIONS AND WARRANTIES

In order to induce the Authority to enter into and perform this Contract, Contractor represents and warrants to the Authority that:

A.
Existence; Compliance with Law.  The Contractor (i) if it is a corporation is duly incorporated, organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation; (ii) if it is a partnership, non-profit organization, individual or sole proprietorship is duly organized and validly existing under the laws of the jurisdiction in which it was organized; (iii) is duly qualified and in good standing under the laws of each jurisdiction where its existing ownership, lease, or operation of property in the conduct of its business requires, and (iv) has the power and authority and the legal right to conduct the business in which it is currently engaged and to enter into this Contract.

B.
Authority.  The Contractor has full power, authority and legal right to execute, deliver and perform this Contract.  The Contractor has taken all necessary action to authorize the execution, delivery and performance of this Contract.

C.
No Legal Bar.  The execution, delivery and performance of the Contract do not and will not violate any provision of any existing law, regulation, or of any order, judgment, award or decree of any court or government applicable to the Contractor or the charter or by-laws of the Contractor or any mortgage, indenture, lease, contract, or other agreement or undertaking to which the Contractor is a party or by which the Contractor or any of its properties or assets may be bound, and will not result in the creation or imposition of any lien on any of its respective properties or assets pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement or undertaking.

D.
No Litigation.  Except as specifically disclosed to the Authority in writing prior to the date hereof, no claim, litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending nor, to the knowledge of the Contractor, is any claim, litigation or proceeding threatening against the Contractor or against its properties or revenues (i) which involves a claim of defective design or workmanship in connection with any contract entered into by the Contractor or (ii) which, if adversely determined, would have an adverse effect on the business, operations, property or financial or other condition of the Contractor.  For purposes of this paragraph, a claim, litigation, investigation or proceeding may be deemed disclosed to the Authority if the Authority has received, prior to the date hereof, detailed information concerning the nature of the matter involved, the relief requested, and a description of the intention of the Contractor to controvert or respond to such matter.

E.
No Default.  The Contractor is not in default in any respect in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, and no such default or Event of Default (as defined in any such mortgage, indenture, lease, contract, or other agreement or undertaking) has occurred and is continuing or would occur solely as a result of the execution and performance of this Contract.  The Contractor is not in default under any order, award, or decree of any court, arbitrator,  or government  binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree would affect the ability of the Contractor to carry on its business as presently conducted or the ability of the Contractor to perform its obligations under this Contract or any of the other financing to which it is a party.

GENERAL CONTRACT PROVISIONS

F.           No Inducement or Gratuities.

1.
Contractor warrants that no person or selling agency has been employed or retained to solicit or secure this Contract upon any agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by Contractor for the purpose of securing business.

2.
Additionally, Contractor warrants that no gratuities or other inducements have been offered or given or will be offered or given (in the form of entertainment, gifts, offers of employment, or any other thing of value) to any official or employee of the Authority.  The Contractor further warrants that during the term of the contract it shall not make any offers of employment to any Authority employee, or solicit or interview therefor, without obtaining the written approval of the employee's Department Head.

3.
For breach or violation of the foregoing warranties, the Authority shall have the right to cancel the Contract without liability or, at its discretion, to deduct from the Total Contract Price or otherwise to recover the full amount of such commission, percentage, brokerage or contingent fee, or gratuities, and to include the occurrence of such a breach or violation in assessments of the Contractor’s responsibility in future bids.

G.
Conflict of Interest.  Contractor covenants that neither it, nor any officer of the corporation or partner of the partnership, as the case may be if Contractor be a corporation or partnership, has any interest, nor shall it acquire any interest, either directly or indirectly, which would conflict in any manner or degree with the performance of the Work hereunder.  It further covenants that, in the performance hereof, no person having such interest shall be employed by it.  It is expressly understood that breach of any of the covenants contained in this paragraph is a material breach hereof and shall entitle the Authority to recover damages immediately, as well as all monies paid hereunder.

H.
No Conviction or Indictment.  Contractor hereby represents that to the best of its knowledge neither it, nor any of its personnel or shareholders has been the subject of any investigation nor has any of them been convicted or indicted for commission of any crime involving misconduct, corruption, bribery, or fraud in connection with any public contract in the State of New York or any other jurisdiction, except as has been specifically disclosed in writing to the Authority, and that, should any such conviction or indictment be obtained or any such investigation commenced prior to the expiration of the term hereof, regardless of the date of the occurrence giving rise to the subject matter of such conviction, indictment or investigation, it will be disclosed in writing to the Authority.

GENERAL CONTRACT PROVISIONS

ARTICLE 223         NO ESTOPPEL AND NO WAIVER

A.
The Authority shall not, nor shall any department or officer thereof be precluded or estopped by any return or certificate made or given by the Authority, the Project Manager or other officer, agent, or appointee thereof under any provision of this Contract from at any time either before or after the final completion and acceptance of the Work and payment therefor pursuant to any such return or certificate, showing the true and correct classification, amount, quality and character of the Work done and materials furnished by the Contractor or any other person under this Contract or from showing at any time that such return or certificate is untrue and incorrect or improperly made in any particular, or that the Work and materials, or any part thereof, do not in fact conform to the Contract; and the Authority shall not be precluded or estopped, notwithstanding any such return or certificate and payment in accordance therewith, from demanding and recovering from the Contractor such damages as it may sustain by reason of his failure to comply with this Contract.

B.
Neither the acceptance of the Authority or the Project Manager or any of the employees of the Authority, nor any order, measurement or certificate by the Project Manager nor any order by the Authority for payment of money nor any payment for, nor acceptance of, the whole or part of the Work nor any extension of time, nor any possession taken by the Authority or the employees of the Authority shall operate as a waiver of any portion of this Contract or of any power herein reserved to the Authority or of any right to damages herein provided; nor shall any waiver of any breach of this Contract be held to be a waiver of any other or subsequent breach.

C.
In the event that the Authority is entitled to any rights under any statute, whether or not expressly referenced in the Contract Documents, nothing shall be deemed to constitute a waiver by the Authority thereof.

ARTICLE 224         SAFETY PRECAUTIONS

The Contractor will provide at his own cost and expense such safety devices for the protection of his employees, and those of the Subcontractor(s), the Authority, the public and any other persons as may be necessary and as may be required by the Project Manager.  Any failure to provide such proper protection for his employees, and those of the Subcontractor(s), the Authority, the public and any other persons whether or not required by the Project Manager, will be deemed to be a material violation by the Contractor of his responsibility and obligation hereunder.  The Contractor shall comply with all pertinent regulations of the Occupational Safety and Health Act (“OSHA”).

ARTICLE 225         INSPECTION AND EVALUATION

A.
The Authority shall have the right to inspect the Work hereunder.  If any such inspection shows that the Work does not conform to the Contract Documents including, but not limited to, the Technical Specifications, the Authority shall so notify the Contractor and the Contractor shall replace or repair the Work at no additional cost to the Authority so that the Work conforms to the Contract Documents.  The Authority’s failure to draw the Contractor’s attention to any such failure to conform shall not relieve the Contractor of any of its obligations under this Contract.

GENERAL CONTRACT PROVISIONS

B.
Upon completion of the Work, the Contractor shall notify the Project Manager in writing that the Work has been completed.  An Authority inspector will inspect the Work and if such Work is deemed unsatisfactory in any respect, the Contractor, at no additional cost to the Authority, will replace the goods or repair or correct such Work and, if applicable, correct the installation all to the satisfaction of the Project Manager.  The Contractor must notify the Project Manager in writing that all Work has been completed.

ARTICLE 226         BOOKS AND RECORDS/AUDIT AND EXAMINATION

The Contractor shall permit authorized representatives of the Authority and of the State and Federal Government having jurisdiction over this Contract, to examine and review all of Contractor's books and records, including but not limited to payrolls, records of personnel, invoices and other relevant data, and to audit the books and records pertaining to this Contract.  All such books and records shall be retained for such examination, review and audit for a period of three (3) years from the earlier of termination of the Contract or completion of the Work.

ARTICLE 227         SUBCONTRACTOR/SUPPLIER BOOKS AND RECORDS

The Contractor shall keep and shall cause each Subcontractor/Supplier to keep accurate books and records in accordance with “generally accepted accounting principles.”

ARTICLE 228         BRAND NAMES / SUBSTITUTION OF SPECIFIED MATERIAL

A.
Wherever in the Contract a particular brand, or make of material, or equipment is shown or specified, such material or equipment is to be regarded merely as a standard for the purpose of concisely indicating the requirements as to type, quality, performance, design and finish.  Any material or equipment other than that specified will be acceptable if, in the opinion of the Project Manager, it is as satisfactory for the particular work for which it was intended as the material or equipment specified.  Complete documentation in support of an “or equal” contention will be required.  The Project Manager may require that a presentation be made for any proposed substitution.  The Authority reserves the right to reject any such other material or equipment offered which is not approved by the Project Manager as being in all respects equal to the named material or equipment for the work for which it is to be used.  Such rejection may be for any reason including without limitation the Project Manager’s determination that the evaluation would result in excessive expense and/or time needed to evaluate such material or equipment.

B.
Unless there is a specific statement to the contrary, the Contractor understands that requests for such approval of any alternative material or equipment shall be submitted within thirty (30) days after Contract Award.

C.
The Contractor is obligated to furnish all data and information as the Authority in its discretion deems necessary to establish the equality of the alternative material or equipment.  If the Contractor seeks reconsideration of any determination with respect to equivalency, the Authority shall have discretion to reconsider the matter.  In the event of a reconsideration the Contractor shall be obligated to pay all Authority expenses in connection therewith.

D.
The Authority shall be the sole judge of the acceptability of items offered as equal to that specified and may reject any item not considered as equal thereto.  The Contractor must submit proof satisfactory to the Authority, including a non-returnable sample if requested by the Authority, that the item the Contractor offers is equal to the material or equipment specified in quality, performance and such other characteristics as the Authority may deem relevant.

GENERAL CONTRACT PROVISIONS

E.
The Authority will consider as evidence of equivalency an independent laboratory certification concluding that the Contractor's proposed item meets or exceeds all requirements and standards, including performance criteria, of the particular brand or make of material or equipment specified by the Authority.  The laboratory must be accredited by the American Association for Laboratory Accreditation or be otherwise acceptable to the Authority.

ARTICLE 229         REMOVAL OF MATERIAL / WASTE MATERIAL

A.
Unless otherwise specified for return to the Authority, all scrap material (if any) shall become the property of the Contractor.  It is presumed that the scrap credit value is reflected in the Price Schedule.  The Contractor, at its own cost and expense, shall be responsible for removal and proper disposal of all scrap material, in accordance with all applicable federal, state and local laws, rules and regulations.  The Contractor shall defend, indemnify and hold harmless the Authority for any and all claims relating to said scrap material.

B.
Waste material of any character will under no conditions be permitted to remain on the site of the Work but must be immediately on it becoming unfit for use in the Work be carted away and disposed of by the Contractor at his own expense.  The Contractor shall thoroughly clean and keep clean the areas in which the Work hereunder is to be done or which are to be used in connection herewith.

ARTICLE 230         QUALITY ASSURANCE

The Contractor shall be responsible for quality assurance and for assuring that the Work conforms to Specifications.  The Contractor shall maintain an effective and economical quality control program planned and developed in conjunction with other Contractor functions necessary to satisfy the Contract requirements.  The quality control program shall establish and implement procedures to ensure that only acceptable supplies are presented to the Project Manager, and shall demonstrate both recognition of the quality requirements of the Contract and an organized approach to satisfy these requirements.  The program shall ensure that quality requirements are determined and satisfied throughout all phases of Contract performance, including, as applicable, design development, purchasing, fabrication, processing, assembly, inspection, testing, packaging, delivery, storage and systems check and shall provide for the early and prompt detection of actual or potential deficiencies, trends, or conditions which could result in unsatisfactory quality and the Contractor must be prepared to demonstrate to the Project Manager’s satisfaction the program is effective and in operation.

ARTICLE 231         COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS/ ENVIRONMENTAL
                                   MATTERS

A.
The Contractor and all persons employed upon the Work, including its Subcontractors, agents, officers, and employees shall comply with all applicable laws, rules and regulations, including all applicable requirements of governmental agencies and departments in the jurisdiction in which the Work is performed, and all safety regulations of the Authority.

GENERAL CONTRACT PROVISIONS

B.
The Contractor, Subcontractor and all Suppliers must submit evidence that all standards, orders and regulations issued pursuant to the Clean Air Act of 1970 will be met.  If either the State or City air pollution control agency has more restrictive standards, they shall be enforced.  The evidence and related documents will be retained by the Authority for on-site examination by appropriate enforcement agencies.

C.
The Contractor, and any Subcontractor must comply with all local, State and Federal laws, rules and regulations applicable to this Contract and to the Work to be done hereunder, including but not limited to the Federal Occupational Safety and Health Act of 1970 and the Construction Safety Act of 1969, as amended.

D.
Attention is called regarding environmental matters that must be observed by the Contractor in the prosecution of the Work, consisting, among others, of safety of operations, noise control, prevention and/or control of air pollution, removal of waste materials, storage of construction materials, protection against fire, minimum disturbance to pedestrian and vehicular traffic, maintaining use of public facilities, and protection against dust hazards.  These matters are specifically enumerated merely as a guide.  The enumeration is not a complete list of environmental matters to be observed and does not exclude matters contained in this Contract or matters applicable by virtue of City, State or Federal law, rule or regulation which are not specifically designated in this paragraph.  All environmental provisions will be strictly enforced.

E.
As between inconsistent provisions among Federal State and local laws, the Contractor should generally comply with the more stringent requirement, unless a Federal law, rule or regulation requires that the affected Federal provision be observed, notwithstanding the existence of a more stringent applicable State or local requirement.

F.	Prohibition on Purchase of Tropical Hardwoods

1.
Except as hereinafter provided, New York State Finance Law §165-2, prohibits public benefit corporations (the Authority) from purchasing or obtaining for any purpose any tropical hardwoods or tropical hardwood products in any form.

2.            The provisions of the subsection F of this Article shall not apply to:

a.            any hardwoods purchased from a sustained, managed forest; or

b.	the purchase of any tropical hardwood or tropical hardwood product for which there is no acceptable non-tropical hardwood species; or

c.
where the Contracting Officer finds that no person or entity doing business in the state is capable of providing acceptable non-tropical hardwood species sufficient to meet these particular contract requirements; or

d.	the restriction would violate the terms of a grant to the Authority from the Federal Government; or

e.	where the inclusion of such provisions results in a substantial cost increase to the Authority.

GENERAL CONTRACT PROVISIONS

3.           As used in this subparagraph F:

a.
“Non-tropical hardwood species” shall mean any and all hardwood that grows in any geographically temperate regions, as defined by the United States Forest Service, and is similar to tropical hardwood in density, texture, grain, stability or durability.  Non-tropical hardwood, the use or purchase of which is preferred under this Article, shall include, but not be limited to those species listed in New York State Finance Law Section 165, paragraph 1.

b.
“Tropical hardwood” shall mean any and all hardwood, scientifically classified as angiosperme that grows in any tropical moist forest.  A list of tropical hardwoods is found in New York State Finance Law Section 165, paragraph 1.

c.
“Tropical rain forests” shall mean any and all forests classified by the scientific term “Tropical moist forests,” the classification determined by the equatorial region of the forest and average rainfall.

d.
“Tropical wood products” shall mean any wood products, wholesale or retail, in any form, including but not limited to veneer, furniture, cabinets, paneling, moldings, doorskins, joinery, or sawnwood, which are composed of tropical hardwood except plywood.

G.	Omnibus Procurement Act of 1992

1.
If this Contract is awarded in an amount equal to or greater than one million dollars, the Contractor will be required to document its efforts to encourage the participation of New York State business enterprises as suppliers and subcontractors by showing that the Contractor has:

a.	solicited bids, in a timely and adequate manner, from New York State business enterprises including certified minority-owned business,

b.	contacted the New York State Department of Economic Development to obtain listings of New York State business enterprises,

c.	placed notices for subcontractors and suppliers in newspapers, journals and other trade publications distributed in New York State, or

d.            participated in bid outreach conferences.

If the Contractor determines that the New York State business enterprises are not available to participate on the Contract as subcontractors or suppliers, the Contractor shall provide a statement indicating the method by which such determination was made.  If the Contractor does not intend to use subcontractors, the Contractor shall provide a statement verifying such.

GENERAL CONTRACT PROVISIONS

2.
If this Contract is awarded in an amount equal to or greater than one million dollars, the Contractor will be required to notify New York State residents of employment opportunities through listing any such positions with Community Services Division of the New York Department of Labor, or providing for such notification in such manner as is consistent with existing collective bargaining contracts or agreements.

ARTICLE 232         FINAL PAYMENT TO ACT AS RELEASE

The acceptance by Contractor or any person claiming under Contractor of the final payment hereunder, whether such payment be made pursuant to any judgment or order of any court or otherwise, shall be and shall operate as a release to the Authority from all claim and liability to Contractor for anything theretofore done or furnished for or related to the Work or for any prior act, neglect, fault or default of the Authority or of any person relating to or affecting the Work, except only such claims against the Authority as have been asserted in accordance with ARTICLE 214, CLAIMS BY CONTRACTOR, above, or as are specifically reserved in writing prior to accepting the final payment hereunder.

ARTICLE 233         INDEPENDENT CONTRACTOR

The Contractor agrees that, in accordance with its status as an independent contractor, it will conduct itself consistent with such status, that it will neither hold itself out as nor claim to be an officer or employee of the Authority, State or City, by reason hereof, and that it will not by reason hereof, make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the Authority, State or City, including, but not limited to, Worker’s Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or Retirement membership or credit.

ARTICLE 234         CONTRACTOR’S EMPLOYEES

A.
All experts or consultants or employees of the Contractor who are employed by the Contractor to perform Work under this Agreement are neither employees of the Authority nor under contract to the Authority and the Contractor alone is responsible for their work, direction, compensation and personal conduct while engaged under this Agreement.  Nothing in this Agreement shall impose any liability or duty on the Authority for the acts, omissions, liabilities or obligations of the Contractor or any other person, firm, company, agency, association, corporation, or organization engaged by the Contractor as expert, consultant, independent contractor, specialist, trainee, employee, servant, or agent, or for taxes of any nature including but not limited to unemployment insurance, workers’ compensation, disability benefits and social security, or, except as specifically stated in this Agreement, to any person, firm or corporation.

B.
All employees of the Contractor or Subcontractor shall wear a visible identification badge at all times while on Authority property and shall observe all rules and regulations applicable to Authority employees.  The identification badge shall contain the employee’s name, picture, title of position, name of company and address of company.

C.
Employees of the Contractor who are found to be intoxicated, or who have been found partaking of or appear to be under the influence of intoxicating or alcoholic beverages or controlled substances while engaged in the performance of their duties or during their break period shall be summarily removed by the Contractor from the project for the duration of the Contract because of the stringent safety precautions required.

GENERAL CONTRACT PROVISIONS

D.
Whenever the Project Manager shall notify the Contractor in writing that in his/her opinion any worker employed for this Contract is incompetent, unfaithful, behaving in an unsafe or disorderly manner, such individual shall be discharged from the Work and shall not again be employed on it.

ARTICLE 235         CONFIDENTIALITY / ADVERTISING LIMITATION

A.	Contractor, its employees, and Subcontractors shall keep confidential all information furnished to it (them) by the Authority or otherwise learned by it (them) in the course of performance hereunder.

B.
Except as may be required by law, Contractor shall not make any announcement or release any information concerning this Contract or any part thereof to any member of the public, press, or any official body, unless prior written consent is obtained from the Authority.

ARTICLE 236         TAX EXEMPTION

The Contractor is advised that the Authority is exempt from sales and compensating use taxes on all tangible personal property (materials, equipment and components) pursuant to Section 1216 of the Public Authorities Law of the State of New York, and the Contractor shall not include any charges representing such taxes on any invoices hereunder.  Contractor shall be responsible for all franchise fees and taxes of any kind whatsoever.

ARTICLE 237         EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITY GROUP MEMBERS AND
                                   WOMEN

The provisions of this Article apply if the award for this contract is in excess of $25,000 for labor, services, supplies, equipment, material or any combination of the foregoing; or in excess of $100,000 for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvement thereon.

A.
The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. For purposes of this Article affirmative action shall mean recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff, or termination and rates of pay or other form of compensation.

B.
At the request of the Authority, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and the such union or representative will affirmatively cooperate in the implementation of the Contractor’s obligations herein.

C.
The Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of this Contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

GENERAL CONTRACT PROVISIONS

D.
After award of this Contract, the Contractor shall submit to the Authority a work force utilization report. in a form and manner required by the Authority, of the work force actually utilized on this Contract. broken down by specified ethnic background, gender, and Federal Occupational Categories or other appropriate categories specified by the Authority.

E.
Within sixty (60) days of the execution of this Contract, the Contractor shall submit a staffing plan, in a form and manner required by the Authority, which shall contain information on employees projected to work on activities related to the contract. This information must be broken down by specified ethnic background, gender and related job titles.

F.
For construction contracts, after the award of the Contract, the Contractor shall submit on a monthly basis, in a form and manner required by the Authority, throughout the life of the Contract, a work force utilization report which details employee’s hours worked on activities related to this Contract. This information must be broken down by specified ethnic background, gender and related job titles.

G.
Except for construction contracts, after the award of the Contract, the Contractor shall submit on a semi-annual basis, in a form and manner required by the Authority, throughout the life of the Contract, a work force utilization report which details the number of employees that worked on activities related to this Contract. This information must be broken down by specified ethnic background, gender and related job titles. In instances where a contractor's work force cannot be broken out, the Contractor must affirm such and submit, an EEO-1 Form detailing its current work force.

H.
The Contractor will include the provision of paragraphs A through G above. in every subcontract in such a manner that the provisions will be binding upon each Subcontractor as to work in connection with this Contract, including the requirement that subcontractors and parties to this Contract shall undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination, and, when requested, provide to the Contractor information on the ethnic background, gender, and Federal Occupational Categories of the employees to be utilized on this Contract.

ARTICLE 238         ANTITRUST ASSIGNMENT

The Contractor hereby assigns, sells and transfers to the Authority all right, title and interest in and to any claims and causes of action arising under the antitrust laws of New York State or of the United States relating to the particular goods or services purchased or procured by the Authority under this Contract.

GENERAL CONTRACT PROVISIONS

ARTICLE 239         GRAND JURY TESTIMONY

A.
Upon refusal of the Contractor as an individual or as member, partner, director or officer of the Contractor, if the Contractor be a firm, partnership or corporation, when called before a grand jury, governmental department, commission, agency or any other body which is empowered to compel the attendance of witnesses and examine them under oath, to testify in an investigation or to answer any relevant questions concerning any transaction or contract entered into with the State, or any political subdivision thereof, or a public authority or with any public department, agency or official of the State or any political subdivision thereof, when immunity has been granted to the witness against subsequent use of such testimony, or any evidence derived therefrom in any subsequent criminal proceeding:

1.
Such individual, or any firm, partnership or corporation of which he is a member, partner, director or officer shall be disqualified for a period of five (5) years after such refusal from submitting bids for, or entering into or obtaining any contracts, leases, permits or licenses with the City of New York, the Metropolitan Transportation Authority or the New York City Transit Authority or submitting bids for or entering into, or obtaining any contracts, leases, permits or licenses which will be paid out of any monies under the control of or collected by the City, the Metropolitan Transportation Authority, the New York City Transit Authority and/or shall be subject to such other action appropriate under the circumstances; and

2.
this Contract and any and all such existing contracts, leases, permits or licenses made with or obtained by any such individual or with or by the firm, partnership, or corporation of which he/she is a member, partner, director or officer may be cancelled or terminated by the City, the Metropolitan Transportation Authority or the New York City Transit Authority or the contracting agency or be subject to such action appropriate under the circumstances thereto without incurring any penalty or damages on account of such cancellation or termination, but any monies owing for goods delivered, work done, or rentals, permit or license fees due, prior to the cancellation or termination, shall be paid.

ARTICLE 240         NOT USED

ARTICLE 241         NEW YORK LAWS / CHOICE OF LAW, CONSENT TO JURISDICTION AND VENUE

A.
This Contract shall be deemed to be executed in the City of New York, State of New York, regardless of the domicile of the Contractor and shall be governed by and construed in accordance with the laws of the State of New York.

B.
The parties agree that any and all claims asserted by or against the Authority arising hereunder or related hereto shall be heard and determined either in the courts of the United States located in New York City (“Federal Courts”) or in the courts of the State of New York (“New York State Courts”) located in Kings County.  To effect this agreement and intent, the Contractor agrees:

1.
If the Authority initiates any action against the Contractor in Federal Court or in New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by Certified Mail addressed to the Contractor at its address as set forth herein or to such other address as the Contractor may provide to the Authority in writing.

GENERAL CONTRACT PROVISIONS

2.
With respect to any action between the Authority and the Contractor in a New York State Court, the Contractor hereby expressly waives and relinquishes any rights he may otherwise have (a) to move to dismiss on grounds of forum non conveniens, (b) to remove to Federal Court; and (c) to move for a change of venue to a New York State Court outside Kings County.

3.
With respect to any action between the Authority and the Contractor in Federal Court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a Federal Court outside the City of New York.

4.
If the Contractor commences any action against the Authority in a court located other than as provided for herein, upon request, the Contractor shall either consent to a transfer of the action to a court of competent jurisdiction, as set forth herein, or, if the court where the action is initially brought will not or cannot transfer the action, shall consent to dismiss such action without prejudice and thereafter reinstitute the action in a court of competent jurisdiction as provided for herein.

ARTICLE 242         STATUTE OF LIMITATIONS ON RIGHT TO SUE THE AUTHORITY/NO CLAIM AGAINST
                                   AUTHORITY OFFICERS, AGENTS OR EMPLOYEES

A.
No action shall lie or be maintained by the Contractor against the Authority upon any claim arising out of or based upon this Contract or by reason of any act or omission or requirement of the Authority or its agents, unless such action shall be commenced within six (6) months after the completion of the Work, other than Warranty Work, or earlier termination of the Contract.  No additional time shall be allowed to begin anew any other action if an action commenced within the time herein limited be dismissed or discontinued, notwithstanding any provision in the New York Civil Practice Law and Rules (“CPLR”) to the contrary.  Nothing herein shall extend the time, as provided in the CPLR, to commence a lawsuit.

In the event that the Contractor has filed with the Authority a statement of claim pursuant to ARTICLE 214, CLAIMS BY CONTRACTOR, the Contractor’s statute of limitations with respect to said claim(s) only shall be tolled until the final determination by the Authority under ARTICLE 212, DISPUTES.

B.	No member, officer, agent or employee of the Authority shall be liable personally hereunder or by reason hereof.

ARTICLE 243         CONTRACT DOCUMENTS CONTAIN ALL TERMS/ CONTRACTOR HAS EXAMINED
                                   CONTRACT

A.
These Contract Documents contain all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this Contract shall be deemed to exist or to bind any of the parties hereto, or to vary any of the terms contained herein.

B.
The Contractor hereby represents that prior to the execution of this Contract he read each and every clause and section of the Contract and had full opportunity to consider the same and make necessary investigations relating thereto; and he shall not make any claim for, or have any right to, damages or an extension of time for completion of the Contract or any other concession because of any misinterpretation or misunderstanding of this Contract or because of any lack of information.

GENERAL CONTRACT PROVISIONS

ARTICLE 244         ALL LEGAL PROVISIONS INCLUDED

It is the intent of the parties that each and every provision of law required to be inserted in this Contract should be and is inserted herein.  Every such provision is to be deemed to be inserted herein, and if any such provision is not inserted or is not inserted in correct form, then this contract shall be deemed amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

ARTICLE 245         SEVERABILITY

If the Contract contains any unlawful provisions, the same shall be deemed of no effect, and shall upon the application of either party be stricken from the Contract without affecting the binding force of the Contract as it shall remain after omitting such provision.

ARTICLE 246         SURVIVAL

In addition to any provision expressly set forth as surviving the expiration or termination of this Contract, any provision of this Contract whose purpose would be defeated or rendered meaningless by the expiration or earlier termination hereof shall be deemed to survive any such expiration or termination.

[END OF SECTION]

CONTRACT EXECUTION

CONTRACT NO. 07H9751

In WITNESS WHEREOF, this Contract has been executed by both the NEW YORK CITY TRANSIT AUTHORITY and __________________________, the CONTRACTOR*, on the day and year indicated on the applicable “Acknowledgment” documents.  The CONTRACTOR, if a corporation, has also affixed its seal to this instrument on the day and year indicated on the “Acknowledgment for the CONTRACTOR” document.

THE NEW YORK CITY TRANSIT AUTHORITY

by: ____________________________________________
Timothy P. Rooney
 Assistant Chief Procurement Officer

THE CONTRACTOR

            ____________________________________________         (Seal)
      Exact Name of Contractor

by: __________________________________________

Title: ________________________________________

*
The Contractor, if a partnership, joint venture or corporation, must execute this Contract in the exact firm or corporate name as it appears in its partnership or joint venture agreement or certificate of incorporation.  If the Contractor is a corporation and this Contract is executed by an Officer other than the President or Vice President, the Contractor shall furnish a certified copy of by-laws or a resolution authorizing said Officer to sign, unless same has previously been furnished to the Authority.  If the Contractor is a joint venture or partnership, and an individual executes this Contract on behalf of more than one member of the joint venture or partnership, documentation shall be furnished establishing such individual’s authority to bind each such member.

CONTRACT EXECUTION

ACKNOWLEDGMENT FOR THE AUTHORITY

STATE OF NEW YORK,                   )
                                                              ) SS.:
COUNTY OF                                       )

On this _____________________ day of ________________________ 20____ , before me personally appeared ________________________________________________ to me known, who, being by me first duly sworn, did depose and say:  That he/she is the ____________________________________ of the New York City Transit Authority, the public benefit corporation described in and which executed the foregoing instrument and that he/she acknowledged to me that he/she signed his/her name thereto pursuant to the authorization of said Authority.

Notary Public

8/06	Operating Contract	Page 2

CONTRACT EXECUTION

ACKNOWLEDGMENT FOR CONTRACTOR

STATE OF                                          )
                                                             ) SS.:
COUNTY OF                                      )

On this _____ day of _________________ 20___, before me personally appeared ________________________________________, known to me to be the person who executed the foregoing instrument, who, being duly sworn by me did depose and say that s/he resides at _________________________________________, in the City of _____________________ , in the County of ________________________, in the State of _____________________; and further that s/he:

[Mark an X in the appropriate box and complete the accompanying statement.]

☐	(If an individual): executed the foregoing instrument in her/his name and on her/his own behalf.

☐
(If a corporation): is the __________________________________________________________ of __________________________________________________, the corporation in said instrument; that, by authority of the Board of Directors of said corporation, s/he is authorized to execute the foregoing instrument on behalf of the corporation for the purposes set forth therein; and that, pursuant to that authority, s/he executed the foregoing instrument in the name of and on behalf of said corporation as the act and deed of said corporation.

☐
(If a partnership): is the ___________________________________________________________ of __________________________________________________, the partnership described in said instrument; that, by the terms of said partnership s/he is authorized to execute the foregoing instrument on behalf of the partnership for the purposes set forth therein; and that, pursuant to that authority, s/he executed the foregoing instrument in the name of and on behalf of said partnership as the act and deed of said partnership.

☐
(If a limited liability company): is a duly authorized member of ______________________________________________________________ LLC, the limited liability company described in said instrument; that, s/he is authorized to execute the foregoing instrument on behalf of the limited liability company for the purposes set forth therein; and that, pursuant to that authority, s/he executed the foregoing instrument in the name of and on behalf of said limited liability company as the act and deed of said limited liability company.

Notary Public

NEW YORK CITY TRANSIT AUTHORITY

CONTRACT No. 07H9751
ACCESS-A-RIDE PARATRANSIT TRANSPORTATION SERVICE

  Scope Of Work

  TABLE OF CONTENTS

I.	INTRODUCTION	1

II.	GENERAL SCOPE OF PARATRANSIT SERVICE PROVISION	1

III.	DIVISION OF RESPONSIBILITES BETWEEN THE AUTHORITY AND CONTRACTOR FOR START UP AND OPERATIONS PHASES	5

IV.	CONTRACTOR FACILITIES	7

V.	STRATAGEN – ADEPT AUTOMATED SCHEDULING SYSTEM	9

VI.	VEHICLES	10

VII.	MAINTENANCE – VEHICLES & NON-REVENUE VEHICLES	11

VIII.	FUEL	14

IX.	PERSONNEL	16

X.	OPERATOR QUALIFICATIONS	19

XI.	OPERATOR TRAINING	20

XII.	OPERATOR DUTIES	21

XIII.	CUSTOMER SERVICE	24

XIV.	DISPATCH	25

XV.	DISPATCH LIAISON	26

XVI.	ROAD SUPERVISION	28

XVII.	REPORTING	28

XVIII.	ACCIDENT INVESTIGATION AND REPORTING	29

XIX.	CONTRACT MANAGEMENT	30

XX.	COMPLAINT MANAGEMENT REQUIREMENTS	32

XXI.	FUTURE SERVICE AND OPERATIONS CHANGES	33

SCOPE OF WORK

I.             INTRODUCTION

In accordance with the Americans with Disabilities Act of 1990 (ADA), the Authority currently provides origin to destination, demand responsive, shared ride, paratransit service for disabled individuals who meet the eligibility criteria set forth in the ADA. Services are provided through contracts with private contractors and are provided primarily throughout the five (5) Boroughs of New York City.  The Authority’s paratransit service does business under the name Access-A-Ride.  The overall objective of this Contract is to operate AAR service that is safe, reliable, clean, Customer friendly and cost efficient.

II.           GENERAL SCOPE OF PARATRANSIT SERVICE PROVISION

A.   Overview

1.
The Contractor shall operate paratransit service in such a manner as to meet the Authority’s objective to provide ADA compliant paratransit service that is safe, reliable, clean, Customer friendly and cost efficient.

2.	The Contractor shall provide Operators, maintenance, Dispatch, supervisors, training, security, safety and all other personnel required to perform the Contract.

3.
The Contractor shall provide Vehicle and office facilities, fuel, parts, supplies, office equipment and all other items and services described herein to ensure efficient operation of the service and to fully satisfy the maintenance, operational and safety objectives of this Contract.

4.
The Authority will determine the number and type of Vehicles to be assigned to the Contractor, the number of Routes required on a daily basis, the number of hours of each Route and the trips to be performed.

5.	The Authority will provide policy direction, Customer eligibility determinations, government and community relations, Customer assistance and various services in support of the Contractor’s operation.

6.	The Authority from time to time will issue directives clarifying matters relating to this Scope of Work and other Contract requirements. The Contractor shall comply with all such directives.

B.    Service Provision

1.
The Authority will schedule Routes to operate at any time during the period from approximately 4:00 a.m. to 12:00 a.m., the Authority may schedule the Contrator’s routes to operate twenty-four (24) hours a day.  On occasion, with two (2) calendar days notice, the Authority may require the Contractor to perform additional Routes for service past 10:00 p.m. for holidays, such as, Thanksgiving, New Year’s Eve, Christmas Eve, Mother’s Day and Independence Day.  The Authority will assign the Contractor a group of Route

SCOPE OF WORK

schedules to be performed on a regular basis.  Each Route schedule is subject to daily adjustments due to fluctuations in trip demand, e.g., due to a Customer trip cancellation, Pull-Out is delayed one (1) hour, or, due to changes in demand Routes       are added or folded.  The Authority will give as much notice of such scheduling adjustments to the Contractor as is practical.  Route schedules will also be significantly affected by reduced trip demand on Holidays and during severe weather.  In the event the Authority intends to permanently change a Route schedule, the Contractor will be notified one (1) week prior to the effective date of such change.  Routes may be scheduled from 4 to 10.5-hour tours.  Route assignments may require that Vehicles perform more than one (1) tour per day, up to sixteen (16) hours. Where a Vehicle is required to operate more than one (1) tour in a day, Operator relief times will be scheduled by the Authority.  Insertions may be assigned on the day of operation and added to the Route.

2.
The Operator shall wait for the Customer for up to five (5) minutes past the Scheduled Pickup Time, or, if the Operator arrives after the Scheduled Pickup Time, for at least five (5) minutes from arrival.  If the Customer fails to show after five (5) minutes of waiting, the Operator shall make a reasonable attempt to locate the Customer. If the Customer still cannot be located, the Operator shall notify the Dispatcher who shall attempt to contact the Customer by telephone. If the Dispatcher is unable to contact the Customer by telephone, the Dispatcher shall release the Operator.  The Operator shall record a Customer No Show on the Trip Ticket, indicating actual arrival and release times, as well as the odometer reading, and immediately relay all information to the Dispatcher who, in turn, shall notify the Command Center.  The Operator shall note this same information on the Manifest and complete the Customer No Show Form, Attachment No. 22.

3.
The Operators are to provide door to door (outside street level door at the pickup and drop off locations) service and assistance to Customers, as required.  Operators shall assist Customers with the fastening of their seat belts, if needed.  Should a passenger refuse the seat belt, the Operator shall immediately notify the Dispatcher.  The Dispatcher shall record it in ADEPT and notify the Command Center.  The Operator shall also record it on the Manifest and Trip Ticket.  If requested, Customers who are unable to climb stairs may use the wheelchair lift to enter the Van.  All wheelchairs and motorized scooters shall be secured with the appropriate securement system in the Vehicle wheelchair location prior to departure. If a Customer wishes to transfer to a seat from a wheelchair or scooter and if space is and will be available on the Route, Operators are required to assist Customers if the transfer can be made without lifting or carrying the Customer, both of these actions are strictly prohibited.  Operators shall contact the Dispatcher for instructions if a Customer refuses to have his/her wheelchair or person secured.

4.
If requested, the Operator shall assist the Customer with up to two (2) parcels with a combined total weight not to exceed forty (40) pounds, from the door of the pickup location to the Vehicle and from the Vehicle to the door of their destination location.  Operators shall also handle and safely stow assistive devices, such as, wheelchairs, walkers, canes, etc.

SCOPE OF WORK

5.
ADA requires that disabled persons who have been determined by the Authority to be ADA eligible for paratransit service be permitted to travel with Personal Care Attendants (PCAs) and one (1) Guest.  If eligible to travel with a PCA, the Customer’s AAR identification card issued by the Authority is coded with the symbol “Y”. The Operator is only required to provide assistance to the Customer, not to PCAs or Guests.  The Customer and the Guest pay the paratransit fare, currently $2.00 per trip.  The PCA rides free of fare.  The Manifest shall indicate if the Customer is traveling on a particular trip with a PCA and/or Guest.

6.
Paratransit is a shared ride service.  Therefore, the Routes shall include multiple pickups and drop offs of Customers to and from destinations in proximity to each other, as permitted by Vehicle capacity.  Customers shall present to the Operator an AAR identification card or in the case of applicants for AAR who are traveling to certifier facilities, a certifier authorization letter issued by the Authority. Customers who have been approved for the service but have not yet received their AAR identification card shall present a personal photo identification.

7.
Trips are scheduled in advance using a reservation and scheduling software program, ADEPT.  Trip Tickets and a Manifests will be issued electonically to the Contractor the evening before the Route is to be performed. The Contractor shall print Trip Tickets and Manifests for its use.

8.	Manifests will include the following information for each trip scheduled:

•	Trip ID Number;
•	Scheduled Pickup Time;
•	Customer name and identification number;
•	Pickup and destination address and contact telephone numbers;
•	Scheduled Pickup Time for the return trip, if any;
•	Specific notations (PCA, Guest(s), Assistive Device, pickup location details, etc.)

C.    Insertions

Based on Vehicle capacity on Routes and Vehicle availability, additional trips known as Insertions may be scheduled on the day of service.  Such Insertions shall be accommodated by the Contractor.  Upon notification from the Command Center that an Insertion is required, the Contractor and the Command Center shall determine a mutually agreeable pickup time.  A Trip ID Number shall be assigned by the Command Center and communicated to the Dispatcher.  The Operator who is assigned the trip shall arrive at the pickup location within five (5) minutes of the agreed to pickup time.  The Dispatcher shall be informed of any special needs of the Customer.

D.    Other Miscellaneous Service Provisions

1.
Service animals shall be allowed to travel with the Customer and/or Guest at no cost.  The AAR identification card will note that the Customer travels with a service animal.  Pets are not permitted to travel with any passenger, except in a pet carrier.

SCOPE OF WORK

2.
The Operator shall not deny service to any scheduled Customer, authorized PCA, authorized Guest and authorized service animal.  If any Customer is disruptive, violent or otherwise not conducting himself/herself in a safe manner, the Operator shall contact the Dispatcher for instructions and complete an Incident report, in the form set forth in Attachment 15.

3.	The safety of Customers is of primary concern. Pickup and discharge of Customers shall not occur at the following locations:

•	within a pedestrian crosswalk;
•	within an intersection, except on the side of a roadway opposite a street which intersects, but does not cross such roadway;
•	alongside or opposite any street excavation that obstructs traffic;
•	under conditions that obstruct the movement of traffic and in no instance so as to leave fewer than ten (10) feet available for the free movement of traffic;
•	where stopping is prohibited;
•	within a bicycle lane;
•	within horse drawn carriage boarding areas.

E.    Trip Reconciliation

1.
The Authority will provide a one (1) time train the trainer instruction of all of the requirements of daily reconciliations to representatives designated by the Contractor. Any subsequent training shall be provided by the Contractor. Incumbent Contractor’s shall not receive training.

2.
The Authority will electronically provide Manifests and issue Insertions to the Contractor.  The Contractor shall print two (2) copies of the Manifests on Contractor supplied paper and print Trip Tickets on the Authority supplied form..  The Manifests generally will be available by 8:00 p.m. the evening before the scheduled trips.  A sample manifest is provided in Attachment No. 10 “Sample Printed Manifest”.  A sample Trip Ticket is provided in Attachment No. 9 “Sample Printed Trip Ticket”.

3.	The Contractor shall on a daily basis reconcile all activity by entering Trip Ticket and Manifest information into ADEPT. All reconciliation in ADEPT shall be completed within three (3) calendar days.

4.	The Contractor shall separate the Trip Tickets and Manifests, provide the Authority with the originals, and retain the copies for its records.

5.	The Contractor shall enter the following information into the ADEPT system:

•	Vehicle odometer readings and pickup/drop off times for each trip.
•
The arrival time and Vehicle odometer reading for each Customer No Show and No-Fault/No-Show. No arrival time shall be entered for a Contractor No Show, however, the no show declaration time is to be recorded.

•	The identification number of the Operator.
•	The Vehicle number.

SCOPE OF WORK

•	Any Insertions or Deletions.
•	Fares collected and/or refusals by Customers and/or Guests to pay fares.
•	Applicable codes required within ADEPT.
•	Pertinent comments.

6.	After reconciliation data entry has been performed, the Contractor shall run an error report and correct all errors.

III.	DIVISION OF RESPONSIBILITES BETWEEN THE AUTHORITY AND CONTRACTOR FOR START UP AND OPERATIONS PHASES

A.   Start Up Tasks For Non-Incumbent Contractor

1.	Start up consists of all of the work required to be performed to assure that operations are fully ready to commence as scheduled.

2.
The Contractor shall perform the tasks specified below in accordance with its Authority approved start up plan.  The Contractor shall schedule the tasks to assure their timely completion in order to timely commence operations.

3.
Hiring of all key personnel including the Project Director, operations manager and maintenance manager. Other key personnel with time/tasks dedicated to start up shall also commence work in keeping with the start up plan. The Project Director and other key personnel shall be hired and working on site and available for meetings with the Authority within one (1) month of the Notice of Award.

4.	Obtain NYS DOT Contract Carrier Operating Permit and all other City, State and Federal permits and licenses necessary to conduct the business required in this Contract.

5.
Take all steps necessary to secure the facility required to house and maintain Vehicles and Non-Revenue Vehicles and to provide space for Contractor's supervisory, administrative and operations personnel to operate the service.

6.
Procure all of the equipment required for the proper operation of the service, including all maintenance equipment, office equipment, communications equipment (both land line and mobile), Contractor provided computer equipment, and other equipment as needed.  Network hardware shall be acquired, installed, and tested.

7.
Complete all procedural and training manuals, forms, operating instructions and other documents necessary to the proper operation of the service. Manuals shall include at minimum, Operator’s responsibilities and procedures, substance abuse procedures, training manuals, maintenance procedures, supervisor’s responsibilities and procedures, and safety procedures for AAR service.  All manuals shall be forwarded to the Authority prior to finalization. Any deficiencies noted by the Authority shall be promptly corrected by Contractor.  All forms required by the Scope of Work, if not provided by the Authority, shall be developed by the Contractor and submitted to the Authority for approval.

SCOPE OF WORK

8.
Hire Operators, maintenance personnel, and all other employees and conduct all other major preparations necessary to begin operation of the service.  Execute subcontracts, if any and any other administrative tasks. All personnel shall be hired and trained; procedures shall be established; facilities and equipment tested and prepared; and all other activities required for Contractor start up shall be performed.  The Contractor shall recruit and provide sufficient quantities of personnel, trained for duty, in the event that Contractor personnel fail to report for duty and to accommodate start up and personnel wash out. The Contractor shall phase the hiring of personnel to ensure their availability on the first day of Revenue Service.  The Contractor shall provide dates for the availability of all personnel by category.

9.
Install a communications system that shall enable two-way communication between Vehicles, Non-Revenue Vehicles, the operations/maintenance facility, and the Command Center.  The Contractor shall provide a base station radio and/or Nextel hook up that allows the Authority to monitor performance and make emergency contact with the Dispatcher or Operator.  If two-way radios are used, the Contractor shall provide the Authority with three (3) receiver units, rooftop antennae, necessary hardware and three (3) mobile units to allow the Authority to monitor Contractor dispatch.  If Nextel, or other similar equipment, is to be used, the Contractor shall furnish the Command Center with six (6) Nextel or other approved units and a commensurate number of desktop battery chargers.  The Contractor is responsible for the maintenance of all two-way radio equipment including equipment provided by the Contractor to the Authority.

10.
The Contractor shall provide, install and maintain communications between the Contractor’s operating base and each of the Vehicles and Non-Revenue Vehicles used by the Contractor to provide paratransit service and the other requirements of this Scope of Work.  The Contractor shall identify to the Authority all radio frequency numbers used.  The Contractor is responsible for all radio frequency licensing fees.

11.
The Contractor shall install and maintain any telephone service required under this Contract and shall procure and ensure continued operations of all two-way communication equipment, including repeaters and antennas for both Vehicles and buildings mounted for both Contractor operated equipment and equipment provided to the Authority.

12.	The Contractors shall coordinate with other Contractors whose existing Contracts are not renewed or whose fleet size has changed.

13.	All other tasks identified by the Contractor in its Authority approved start up plan are to be completed to provide a successful and timely start up.

SCOPE OF WORK

B.    Start Up Tasks - Authority

1.
During the performance by the Contractor of the above tasks, the Authority will work with the Contractor to provide information, answer questions, and provide approvals necessary for the Contractor to complete its approved start up plan.

2.	The Project Manager may require the Contractor start up team to meet weekly to review start up activities.

3.	Generally, all meetings with Contractor personnel will be held at 33-00 Northern Blvd., Long Island City, NY 11101.

4.	The Authority may provide personnel to accompany the Contractor to meetings between existing and new Contractors to coordinate transition of service from the existing to the new Contractors.

5.
The Authority will provide the Contractor with typical run schedules within one (1) month of Contract award to allow the Contractor to begin service analysis, Operator picks (bids) and other related activities.

6.
The Authority will provide training for Contractor managers and supervisors in the use of ADEPT prior to the date scheduled for start of service.  The training shall be train the trainer type.  The Authority will provide the Contractor with a copies of the manual describing the procedures and processes specific to the use of ADEPT.  The Contractor shall provide training for other Contractor personnel.  The Contractor is authorized to make additional copies of training materials provided by the Authority to the Contractor's personnel.

7.	The Authority will provide review and, where appropriate, approvals or disapprovals of any plans or other items required to be submitted by the Contractor to the Authority.

8.
The Authority will provide the Contractor with a functioning ADEPT software system on the Contractor’s PC hardware equipment prior to start of service. The Authority will provide personnel to assist the Contractor as needed to make ADEPT fully operational.

9.	The Authority will provide the Contractor with an adequate supply of preprinted Trip Ticket forms to be used by the Contractor in providing service.

10.	The Contractor is prohibited from engaging in any marketing or advertising of the service except for personnel recruitment.

IV.          CONTRACTOR FACILITIES

A.
Facilities shall be provided by the Contractor and appropriately sized for the size of the fleet to be operated and the number of employees required to perform all Contract services.  The Contractor shall identify to the Authority functions that shall be performed inhouse and those to be subcontracted. Interior storage of Vehicles is encouraged. The facility shall comply with all Federal, State and local safety requirements and laws and other laws including but not limited to fire codes, building codes, OSHA requirements and environmental regulations. The Contractor shall obtain permits/approvals required to lawfully operate the facilities to be used for this Contract.

SCOPE OF WORK

B.
The Contractor shall determine the maintenance capabilities of each facility, and may decide to locate maintenance at a central facility.  If more than one (1) facility is operated by the Contractor, the cost of shuttling Vehicles between facilities for maintenance will not be reimbursed by the Authority.

C.	The Contractor’s facility shall be located to minimize deadheading. The Authority will not reimburse deadheading in excess of schedules.

D.
A Contractor who plans to locate outside New York City is specifically advised that he shall not be reimbursed for excessive deadheading.  Contractors shall not be reimbursed for any turnpike, bridge or tunnel tolls for deadheading to and from any Contractor facility located outside of New York City.

E.	Each facility shall be sufficient to deliver the planned transportation and maintenance service levels.

F.	The facility shall be either inside a secured building or a lighted, fence secured parking lot. All furnishings, equipment and supplies are the responsibility of the Contractor.

G.	The Contractor is responsible for providing twenty-four (24) hour security of the facility and twenty-four (24) hour response to any security incidents at the facility.

H.
The Contractor shall be responsible for any work required to ensure that the Contractor's communications system located at the Contractor's facility provides thorough coverage of all five (5) New York City Boroughs, including transmission and reception from the Command Center.

I.	Each Contractor is required to have a minimum of one (1) fax machine in each dispatch area to be dedicated to transmitting documents to and from the Authority.

J.	Provision for on-site fueling of Vehicles is preferred but not required. There shall be no reimbursement for deadheading costs related to fueling Vehicles at other than the Contractor's facility.

K.
No Vehicle or Non-Revenue Vehicle, operable or inoperable, shall be left overnight on any public road or property not under the control of the Contractor without the express authorization of the Authority. All Vehicles shall be housed overnight at the Contractor’s facility with the exception of Vehicles that are at Authority authorized repair facilities.

L.	The Contractor shall make provision for on site Vehicle cleaning at its facility.

M.
The Contractor shall be responsible for maintaining and repairing its facilities to provide for a safe and professional operating environment. Floors and walls shall be kept free of grease, oil and other fluids, as well as tripping hazards.

SCOPE OF WORK

N.
All parts, fluids, tires and other maintenance parts shall be kept in secure rooms dedicated for those purposes.  Hazardous materials at the facility shall be stored in compliance with all Federal, State and local laws/regulations.

O.	The Contractor shall be solely responsible for arranging for and maintaining all utilities for the Contractor’s facility.

P.	In the event of Contract termination by the Authority for any reason, the Contractor shall permit the Authority to continue to use the Contractor’s facility for a period of up to twelve (12) months.

Q.
All Contractor primary and satellite operating facilites shall be required to have adequate emergency power generators to maintain full and uninterrupted operation of the ADEPT computer system and all other system communications including terminals and peripherals, as well as lighting, fuel dispensing and security functions.  The generator shall be hard-wired into the facility in such a manner that in the event of a power loss, the generator shall switch on to maintain operation of the foregoing systems and functions.  The generator shall remain functional at all times during this Contract.  The Contractor shall perform all scheduled and remedial maintenance as recommended by the OEM. Copies of OEM manuals and maintenance records shall be available to the Project Manager upon request.

R.
The Contractor’s fleet storage facility for all Vehicles to be used under this Contract shall be inspected and approved by the Authority prior to award of this Contract, or, where facilities are to be acquired or moved after award, they shall be inspected and approved by the Project Manager prior to Contractor commencing performance of services at the new facility.

S.
Any facility used by the Contractor in the performance of the Contract shall be subject to inspection and approval by the Authority. Facility acquisition or rental shall be effectuated within ninety (90) days from the Notice to Proceed, except as such period may be extended by the Authority. The Contractor’s failure to secure an approved facility may be grounds for termination of the Contract by the Authority.  No payment for facility costs will be made until after the facility is acquired.

V.           STRATAGEN – ADEPT AUTOMATED SCHEDULING SYSTEM

A.   Stratagen ADEPT

1.
Stratagen ADEPT is the Authority’s current demand responsive online real time scheduling and dispatching software system. ADEPT creates Routes and is used during dispatch and reconciliation. The Authority has the right to change the scheduling system to another similar system during the term of the Contract.

2.	ADEPT is used by Dispatch to monitor Vehicles, Routes and trips, record Incidents, make changes, record completion of trips and adjust schedules in response to situations as they occur.

SCOPE OF WORK

3.
ADEPT generates reports and forms.  Forms that are generated include Trip Tickets and Manifests.  Reports are generated for multiple purposes, e.g., service improvement, contract compliance, billing documentation, etc. Samples of a Trip Ticket and a Manifest are provided in Attachments 9 and 10.

B.	Computers

1.
The Contractor is responsible for purchasing, maintaining, repairing all personal computers/software and peripherals, and connecting to the Authority wide area network during the Contract, the Contractor may be required to replace computers/software and Peripherals as directed by the Project Manager.  These replacements will be paid as a pass through budgeted by the Authority.  The Contractor shall obtain three (3) quotes for initial and/or replacement computers/software and peripherals specified by the Project Manager from suppliers. The Contractor shall submit the quotes to the Project Manager who will review the quotations, select the supplier and give approval to the Contractor to purchase the equipment. All computers/software and peripherals shall be used only for Authority business.  The actual cost of the equipment shall be paid to the Contractor under non-vehicle pass through.  Minimum specifications, subject to change as required by the Project Manager, include:

- 2.33/1333/4M Intel® Core™ 2 Duo E6550	- Epson DFX-9000 - 9-pin printer, or equal
- GB DDR2-667 SYNC RAM PC2-5300 - Nvidia XFX GeForce 8600 GT XXX Video Card, or equal	- HP LaserJet 4350N network printer 55 ppm blk w/ Ethernet print server card, or equal

2.
The Authority will provide and maintain the file servers, as well as supply instructions for the connection to the network and insure stability and reliable connectivity. All local network hardware is subject to the approval of the Project Manager.

VI.           VEHICLES

A.
The Authority will provide, through a lease in the form attached hereto as Attachment 3, Vehicles and Non-Revenue Vehicles to be used by the Contractor for service.  The Contractor will be leased either a Ford Taurus, sample VIN 1FAFP53U47A168185 or Ford Escape Hybrid, sample VIN 1FMCU59H08KC44766 or similar model Non-Revenue Vehicles.  The Contractor shall pick up and return Vehicles and Non-Revenue Vehicles at an Authority location as directed by the Project Manager. The Contractor shall have all new Vehicles assigned inspected by NYS DOT.  The Vehicles shall be lettered by the Contractor. The Contractor shall be responsible for initial decals and maintenance of the decals. In general, the spare factor will be 10% of the peak number of Routes, excluding split Routes.  All Revenue Vehicles will be furnished complete with fire extinguishers, safety triangles, first aid kits, and will be in a condition so as to pass a NYS DOT inspection.

B.
All Vehicles and Non-Revenue Vehicles supplied as part of this Contract shall be used solely for the performance of activities specified in this Contract.  All Vans shall have a seven (7) years in service life expectancy. All Sedans shall have a minimum of seven (7) years in service life expectancy. For Non-Revenue Vehicles, life expectancy is to be determined solely by the Project Manager.

SCOPE OF WORK

VII.         MAINTENANCE – VEHICLES & NON-REVENUE VEHICLES

A.
Vehicles and Non-Revenue Vehicles shall be kept free of all Accident Damage (body and mechanical) and shall be promptly repaired after such damage occurs. No Vehicles with other than minor body damage shall be operated in Revenue Service. All body damage shall be repaired within thirty (30) calendar days of the date that the damage was incurred. Any Vehicle and Non-Revenue Vehicle not meeting the Authority’s quality control standards may be repaired by the Authority and the cost of repairs will be charged back to the Contractor and/or the Authority may disallow the monthly per Vehicle maintenance cost.

B.
The Contractor shall establish and follow a pre-trip/post-trip inspection program involving a walk around inspection of the Vehicles and Non-Revenue Vehicles each day before they are put into use and after return to the Contractor’s facility. This inspection shall include, as a minimum, the below listed items:

•	Heating or air conditioning systems as appropriate
•	Oil, other fluids
•	Fuel
•	Belts, hoses
•	Seats, wheelchair positions, tie downs
•	Lights
•	Doors
•	Windshield wiper/washer system
•	Emergency equipment
•	Brakes
•	Wheelchair lift (shall be cycled daily)
•	Tires/Wheels
•	Exhaust system
•	Mirrors
•	Glass
•	Horn
•	Body damage

C.
In addition to the defects or problems discovered in the inspection listed above, any problems or defects detected and reported by Operators or Customers while the Vehicles are in service shall be noted and recorded through a written defect reporting system. The system shall include a formal process for recording all problems, reporting all problems to appropriate maintenance personnel and following up with a report when repairs have been completed. A three (3) ply Operator Vehicle Condition (OVC), Attachment 11, shall be used by Operators for their pre-trip and post-trip inspections. The top copy shall be given to the Contractor’s maintenance manager to effect repairs.  Two (2) copies will be given to Contractor’s operations manager, one (1) of which shall be available for Operator review as prescribed in the 19-A regulations.  All copies shall be filed by Vehicle number by the Contractor.

D.	The Authority's designated representative(s) shall, at all times, have the right to inspect any Vehicle and Non-Revenue Vehicle being utilized by the Contractor for this Contract.

SCOPE OF WORK

E.	The Authority shall have the right, at its sole discretion, to perform maintenance audits of Vehicles, Non-Revenue Vehicles and equipment.

F.
The Contractor shall maintain the Vehicles and Non-Revenue Vehicles in Service Ready condition at all times. Service Ready shall mean that both Vehicles and Non-Revenue Vehicles are clean, mechanically safe and reliable, and all accessories are operable.  The Contractor shall perform, maintain or repair the following:

•	Daily fueling from an acceptable clean fuel source with proper grade fuel as per manufacturer’s specification
•	Daily fluid checks
•	Exterior Cleaning
•	Interior Cleaning including sweeping and mopping
•	Fan belts
•	Flat tires
•	Replace windshield wipers
•	Hoses
•	Bulbs and lenses
•	Batteries and fuses
•	Preliminary road service
•	Cycle wheelchair lifts and maintain tie downs
•	Maintain body and fittings in presentable condition including replacement of mirrors and fittings
•	Maintain equipment such as fire extinguisher and first aid kit
•	Present Vehicles to DOT and Non-Revenue Vehicles to DMV for inspection on or before the requisite dates with all systems operating and without body damage.

G.
The Contractor shall maintain an inventory of parts and fluids sufficient to assure timely repairs for Vehicles and Non-Revenue Vehicles. Monthly, the Contractor shall submit a Maintenance Performed / Supplies Usage Report, Attachment No. 23.

H.	The Contractor shall be responsible for the proper use, care, maintenance and towing of all Vehicles and Non-Revenue Vehicles used in the performance of service.

I.	The Contractor shall use its own maintenance facilities or those of an Authority approved Subcontractor.

J.
The Contractor shall maintain all Vehicles in compliance with the Preventive Maintenance Program, Attachment 12.  The Contractor shall maintain Non-Revenue Vehicles in accordance with the manufacturer’s recommendations.

K.
In brief, the Preventive Maintenance Program requires that the Contractor schedule every Vehicle for preventive maintenance at least every thirty (30) calendar days (plus or minus three (3) calendar days) or every four thousand (4,000) miles plus or minus five hundred (500) miles, whichever occurs first.

SCOPE OF WORK

L.
Where the Vehicle manufacturer's recommended maintenance program requires additional maintenance not noted in the Preventive Maintenance Program, Attachment 12, the additional items shall be included in the Preventive Maintenance Program.

M.
The Contractor shall maintain a maintenance file for each individual Vehicle and Non-Revenue Vehicle. A complete record of warranty repairs performed on each Vehicle and Non-Revenue Vehicle shall be maintained. This information shall be included in the warranty history for each Vehicle. Warranty administration, including the collection of monies due for warranty repair shall be the Contractor’s responsibility. These monies will remain the Contractor’s.

N.
The Contractor shall utilize a computerized maintenance record system. Should the Authority elect to, the system should allow access via modem connection. The system shall be capable of providing complete, accurate and up to date maintenance recordkeeping of Vehicles and Non-Revenue Vehicles.  Records shall be kept for each individual Vehicle and Non-Revenue Vehicle.

O.
The Contractor shall properly maintain operating heating and air conditioning systems on all Vehicles.  Maintenance campaigns shall be conducted by the Contractor to ensure these systems are operational at the appropriate times of the year.  The Authority shall be notified at the beginning and end of each campaign.  At a minimum, heating systems shall be operable between September 15 and April 15 and air conditioning systems shall be operable between April 15 and September 15. During winter service operation, the measured temperature anywhere within the interior of a Vehicle shall not be less than 68 degrees F.  During summer service operation, the interior temperature shall not be greater than 75 degrees F. No Vehicle shall be operated in Revenue Service for longer than one (1) calendar day without a properly functioning heating or air conditioning system.

P.
The Contractor shall provide and maintain a reasonable inventory of any and all parts necessary for the proper maintenance of all Vehicles, Non-Revenue Vehicles and equipment used in the provision of the service.

Q.
All parts used during this Contract for the maintenance of Vehicles, Non-Revenue Vehicles and equipment shall be new OEM or Authority approved equivalent. The Contractor shall provide the original equiptment tire or Authority approved equal for all Vehicles and Non-Revenue Vehicles. The Contractor may contract for tire maintenance. In no case shall retread or recapped tires be allowed.

R.
All Vehicles that are out of service due to mechanical reasons or damage shall be immediately reported to the Authority. The report shall include the reason the Vehicle is out of service, when the Vehicle developed the problem, and when the Vehicle is to be repaired.

S.
The Price Schedule reflects labor and material prices to maintain the fleet.  The Scope of Work requires scheduled and unscheduled maintenance that, when followed, will maintain Vehicle reliability throughout the seven (7) year service life.  To ensure the proper investment in the fleet, a bumper to bumper, detailed inspection of Vehicles will be performed during the fifth year of the service life of each Vehicle.  The inspection will be jointly performed by the Contractor’s maintenance manager and the Authority who together will identify work to be performed on systems and components, including replacements thereof, as necessary.  All identified work shall be completed within thirty (30) days except as may be extended by the Authority and shall be performed at no additional cost to the Authority as a function of Vehicle maintenance.

SCOPE OF WORK

T.
The Authority reserves the right to take over any portion of Contractor provided maintenance (labor or materials) with written notice.  Proper Vehicle maintenance is required to ensure  safe, reliable Customer service levels. Failure to provide appropriate maintenance after notification may result in the Authority taking corrective action. Such corrective actions available to the Authority include taking the Vehicle from the Contractor and providing the required maintenance at a third party maintenance shop selected by the Authority with the cost of the repairs charged back to the Contractor and set off against applicable subsequent service invoice(s) and/or the Authority may disallow the monthly per Vehicle maintenance cost.

U.    Cleanliness of Vehicles

1.
The Contractor shall maintain the appearance and cleanliness of all Vehicles and Non-Revenue Vehicles used in providing AAR service in order to provide a positive image and appearance.  The Contractor shall not operate any Vehicle with dirt readily apparent and visible from a distance of twenty-five (25) feet. Reasonable cleanliness exceptions will be made be made during inclement weather.

2.	The Contractor shall wash Vehicles in regularly spaced intervals at least twice each week.

3.
Vehicle interiors shall be swept and cleaned at least once daily.  Trash shall be emptied at least once daily.  Interiors shall be fully mopped, the windows and the Operator’s area shall be cleaned at least once weekly.

4.	The Contractor shall perform a thorough interior scrub at least once monthly.

5.
In the event the Contractor fails to maintain the cleanliness of any Vehicle and Non-Revenue Vehicles in accordance with the terms of this Contract, the Project Manager shall have the right to cause such Vehicle to be removed from Revenue Service.

VIII.        FUEL

A.
The Contractor shall establish a dedicated, on site, fuel tank or a fleet card program for all fueling of all Vehicles used in Revenue Service subject to the approval of the Project Manager.  The cost for all fuel used in Revenue Service, excluding charges for any taxes for which the Authority is exempt, will be paid by the Authority.

B.    For Contractor Utilizing On Site Fuel Tanks

SCOPE OF WORK

1.	The Contractor shall provide and maintain a dedicated fuel tank to be utilized for fueling Vehicles. The Contractor shall not replace the fuel tank without the approval of the Project Manager.

2.
Except as otherwise provided herein, and subject to the terms and conditions of the separate agreement with the Authority’s fuel supplier, the Authority shall procure and pay for diesel fuel and/or gasoline for the Work.  The Contractor is responsible for all other aspects of fueling Vehicles operated under this Contract, including arrangements for fuel delivery.

3.
Pursuant to its separate agreement with the Authority, the Authority’s fuel supplier is required to make deliveries seven (7) days a week between the hours of 8:00 a.m. and 3:00 p.m. in general to maintain a minimum inventory of 1,000 gallons of fuel at the facility.

4.
It is the Contractor’s absolute obligation to ensure that its supply of fuel is sufficient at all times.  In the event of any problem which may arise with any fuel delivery by the Authority’s fuel supplier, the Contractor shall take appropriate steps to ensure uninterrupted Revenue Service.

5.
The Contractor shall maintain in good working order its fuel tank, its automated fuel tank leak detection system and all equipment required for on site fueling, and provide for prompt repair as needed at no additional cost to the Authority.

6.
The Contractor shall maintain strict controls to safeguard the integrity of fuel usage and prevent fraud.  The Contractor shall ensure that all equipment utilized in the on site fuel program is properly calibrated to ensure the accuracy of fuel deliveries and fuel dispensing.  The Contractor shall be liable for any unauthorized fuel use.

7.
The Contractor shall monitor the amount of each fuel delivery made to its fuel tank to ensure the accuracy of the quantity and type of fuel invoiced by the Authority’s fuel supplier in accordance with the following procedure.

a.
Immediately prior to each fuel delivery the Contractor shall measure the number of gallons in the fuel tank and record such measurement.  If the Contractor has a Veeder Root system (or an equivalent system), such system shall be used to take this measurement.  If not, the Contractor shall take the measurement manually.

b.	Immediately prior to each fuel delivery the Contractor shall ensure that the fuel delivery truck meter is properly calibrated and reset.

c.	Immediately upon completion of each fuel delivery the Contractor shall obtain from the fuel supplier a record of the delivery truck meter reading of the amount of fuel delivered.

d.
Immediately upon completion of each fuel delivery the Contractor shall measure the number of gallons in the fuel tank and record such measurement. If the Contractor has a Veeder Root system (or an equivalent system), such system shall be used to take this measurement. If not, the Contractor shall take the measurement manually.

SCOPE OF WORK

e.
The Contractor shall then compare the pre-delivery measurement, the post-delivery measurement and the delivery truck meter reading.  The Contractor shall not sign for a fuel delivery where the Contractor finds any discrepancy in amount of fuel delivered.

8.	The Contractor shall maintain a record of daily starting and ending pump counter readings and daily starting and closing tank balances.

9.
Consistent with Article 226 of the General Contract Provisions, the records required by this section shall be retained by the Contractor for a period of three (3) years from the termination of the Contract.

10.
The Contractor shall review the weekly invoice from the Authority’s fuel provider for fuel delivered to Contractor.  Within five (5) calendar days of the date of an invoice which the Contractor determines to be accurate, the Project Director shall sign it attesting to its accuracy, state the total quantity of fuel utilized over the month and send the invoice by facsimile to the Project Manager.  If the invoice is inaccurate in any respect, the Project Director shall alert the Authority’s fuel supplier and the Project Manager of the discrepancy immediately, make an appropriate written notation on the invoice, sign it attesting to the accuracy of the invoice, subject to the notation(s), state the total quantity of fuel utilized over the month and send the invoice to the Project Manager.

C.    Contractor Provided Fuel Card

1.
The Contractor shall insure that the card shall be used for fuel only.  The card shall entitle the Contractor to purchase fuel at the pump price or less. The Contractor shall review usage on a regular basis through reports available through the fuel or fleet card provider.

2.	The Authority will specify the type of fuel to be provided.

IX.           PERSONNEL

A.
The Authority may provide the Contractor with eligibility information that is reasonably required by the Contractor to perform its obligations to provide paratransit service as specified herein to the Customer. Under no circumstances shall Contractor personnel disclose any information concerning any Customer to anyone.  The Operator can report medical or any other information to authorized medical assistance personnel who report to the scene of an Accident or to the scene of any medical emergency.

B.
The Contractor shall furnish all necessary Operators, Dispatchers and other personnel needed to provide AAR service as specified in the Contract Documents. Upon written notice to the Contractor that the Authority has determined that a Contractor employee’s performance fails to meet the requirements of the Contract, or otherwise seriously detracts from the quality or efficiency of the service, the Contractor shall remove the employee from assignment to this Contract.

C.	The Contractor shall assign a designated person (i.e. the Project Director) to this operation to ensure that all operations comply with Contract requirements.

SCOPE OF WORK

D.	A supervisor shall be available at the Contractor’s facility or by phone during all hours of the operational day to make decisions or provide coordination as necessary.

E.
In selecting and fielding Operators, the Contractor shall conduct an adequate background check on each person to be hired for this Contract to ensure that he or she meets the standards and satisfactorily completes the training set forth in Section XI below and is qualified to perform all of the Operator functions required by this Contract.

F.
At a minimum, the Contractor’s management personnel shall include a full time Project Director, an operations manager and a maintenance manager throughout the term of the Contract. These managers are expected to spend a majority of their working time on site, in the Contractor's facility. Should any key personnel position(s) be vacated for a month or more and failing demonstration of a reasonable good faith effort to refill the position(s), the Contractor’s monthly payment may be adjusted downward to reflect the salary of the vacant position until such time as the position has been filled.  The initial and any replacements for the Project Director, operations manager and maintenance manager shall be approved by the Authority.

G.
The Project Director shall be responsible for all aspects of the Contractor's operation. This person shall not hold any other position in the operation or any other operation. The Project Director shall have the full authority to independently make any decisions required for the safe and efficient operation of the service. The Project Director shall have at least three (3) years experience in the management and supervision of paratransit service or other specialized transportation services. An additional three (3) years of fixed route transportation management experience is desirable.

H.
The operations manager shall be dedicated 100 percent to overseeing the day to day operation of the service. The operations manager shall have at least three (3) years experience in the management and supervision of demand responsive transportation service. An additional two (2) years of fixed route management experience is desirable.

I.
The maintenance manager shall be dedicated 100 percent to overseeing the proper maintenance of Vehicle and Non-Revenue Vehicles. The maintenance manager shall have at least three (3) years experience in the management and performance of fleet maintenance.

J.
A detailed resume of not more than two (2) pages for each position shall be submitted for the proposed Project Director, operations manager and maintenance manager. This resume shall include at least three (3) professional references with current telephone numbers. The individuals selected by the Contractor as the Project Director, operations manager and maintenance manager shall require initial and continued concurrence of the Authority.

K.
The Project Director and, in his or her absence, the operations manager shall be available during all hours of service to make decisions and to provide coordination with the Authority. The Contractor shall provide the Project Director and operations manager with cellular phones sufficient to allow communication anywhere primarily within the New York City area. The resume of temporary replacement personnel shall be provided to the Project Manager for concurrence prior to assumption of duties.

SCOPE OF WORK

L.
The Contractor shall designate a knowledgeable employee to act as Project Director, operations manager or maintenance manager whenever any of these managers has a leave of absence for any reason of more than one (1) week.

M.
Dispatchers responsible for controlling the Operators and the performance of the fleet shall be on duty, at the Contractor’s facility available and within communication range at all times when Vehicles are in service.  Dispatch personnel shall be trained in the use of ADEPT by Contractor's personnel who have been trained by the Authority prior to the assumption of their duties.

N.
The Contractor shall have Road Supervisors in sufficient number to ensure planned and random field supervision of Operator performance and to investigate Accidents and provide assistance in the event of a Road Call. Road Supervisors shall be trained by the Contractor in Accident investigation procedures and be available to investigate an Accident site at all hours that the service is in operation.

O.
All Contractor mechanics (maintenance personnel) shall be trade certified and thoroughly trained and retrained to complete the maintenance tasks required by this Contract.  Mechanics, mechanic helpers, service personnel performing post-trip maintenance and/or fueling shall be dedicated to this Contract and shall not share duties with other fleet services.

P.
The Contractor shall ensure that Operators hired for this service are reliable and able to drive safely. Operators shall be employees of the Contractor.  The use of an independant contractor or other such arrangements is prohibited for this position. The Contractor is required by the New York State Department of Motor Vehicles (NYS DMV) and by this Contract to comply with the requirements of Article 19-A of the Vehicle and Traffic Law (VTL) and the NYS DMV regulations published at 15 NYCRR Part 6, as well as all other applicable Federal, State and local laws/regulations.

Q.	Throughout the term of this Contract, the Contractor shall comply with the the Authority approved FTA Drug & Alcohol Testing Program for this Contract.

R.	Management, Road Supervisors, Dispatch supervisors, Dispatchers, Operators and any other staff that interface with Customers shall be provided sensitivity training in accordance with the Contract.

S.
The Contractor shall provide proper training and retraining for all paratransit personnel.  The Contractor shall, as necessary, update all manuals, including training manuals and procedures and assure that all of its personnel are properly trained for the functions assigned to them.

T.
Operators shall not be placed into Revenue Service until an appropriate Hire/Drop Notice, Attachment 18, has been submitted by the Contractor to the Authority and the Operator is approved for Revenue Service by the Authority. When an Operator resigns or is terminated by the Contractor, a Drop/Hire Notice indicating the Operator has resigned or been terminated shall be provided to the Authority within twenty-four (24) hours.

SCOPE OF WORK

U.
The Contractor is solely responsible for any union/labor agreements required in the operation of this service. The Contractor is responsible for entering labor agreements and maintaining labor agreements where required that enable the Contractor to perform the work of this Contract in keeping with all its terms.

V.
The Contractor is solely responsible for administering Contractor employee discipline.  It is strongly recommended that the Contractor institute a progressive disciplinary system which includes employee reinstruction, suspension and termination as appropriate.

X.           OPERATOR QUALIFICATIONS

A.   Operators shall meet all of the following requirements:

•	Valid New York State (NYS) Commercial Driver’s License with Passenger Endorsement;
•	Unrestricted license in effect for three (3) years;
•	Shall be at least 21 years old;
•	New York State Vehicle and Traffic Law Article 19-A and 21 NYCRR Part 6 of the NYS DMV regulations, including the physical examination requirements.

B.	Operators shall not have any one (1) of the following:

•
More than four (4) points accumulated within three (3) years immediately preceding employment.  Allowance shall be given for taking the NYS DMV Defensive Driving Course’s reduction in points accumulated during the eighteen (18) month period preceding the date of hire. The Operator’s abstract shall reflect the point reduction at the time of hire;

•	A conviction for driving any vehicle while impaired or intoxicated within the five (5) years immediately preceding employment;
•	Any punitive suspension or revocation of license during the three (3) years immediately preceding employment;
•	Three (3) or more moving violations within the three (3) years immediately preceding employment;
•	Three (3) or more at-fault Accidents within the three (3) years immediately preceding employment;
•	Any violation issued in connection with an Accident within the three (3) years immediately preceding employment.

C.    Other Operator Qualifications:

•	Satisfactory results from a drug and alcohol test administered in accordance with FTA regulations;
•
Satisfactory results from a NYS Department of Criminal Justice Services’ and Federal Bureau of Investigation fingerprint checks in accordance with New York State Department of Motor Vehicles, Commissioner’s Regulations Part 6, Special Requirements for Bus Drivers;

•	Abilty to speak, read and write the English language;
•	Ability to read maps;

SCOPE OF WORK

•	Familiarity with the five (5) Boroughs of New York City.

D.    Convictions Related to Violations Pending at Time of Hire:

1.	If an Operator is convicted of a moving violation that was pending at the time he/she was hired:

a.	The Operator shall be terminated, if, as a result of this conviction he/she no longer meets the requirements stated in Paragraph X.B;

b.	The Operator shall be suspended a minimum of five (5) working days if, despite this conviction the Operator continues to meet the requirements stated in Paragraph X.B.

XI.           OPERATOR TRAINING

A.
Operator training shall meet generally accepted paratransit industry standards and shall include at a minimum, instruction in the areas described below.  The Contractor shall identify a specific curriculum and training time for each curriculum component.  The Authority reserves the right to approve or disapprove training curricula and training manual(s). When deemed necessary by the Authority, the Contractor may be directed to add, delete or amend components of the training.  The Contractor shall develop, issue and maintain an adequate number of all training manuals.

B.
The Contractor shall provide a minimum total of thirty-two (32) hours of behind the wheel instruction with a trainer or experienced Operator. Eight (8) hours shall be with the trainer or supervisor. Twenty-four (24) hours shall be in service training with an experienced Operator. During the behind the wheel instruction the following subjects shall be covered:

•	Operator’s Vehicle Condition Report;
•	Routes/Services and area street network;
•	Map Reading;
•	Fare structure and collection;
•	Manifest reading and completion;
•	System Familiarization.
C.	In addition, the Contractor shall provide the following:

•
A minimum of eight (8) hours of Vehicle orientation to include Pre-Trip and Post-Trip Vehicle Inspection, use of communication systems, wheelchair lift and securement device operating procedures, Customer assistance techniques, FTA Substance Abuse Program and Authority procedures and policies as they apply to this Contract;

•	An eight (8) hour Department of Motor Vehicle approved Accident prevention course. See Attachment 13 for approved providers;
•	A minimum of eight (8) hours of instruction in breakdowns and Accident reporting procedures, emergency procedures and practices, including the emergency evacuation of Vehicles;
•
A minimum of eight (8) hours to better identify medical emergencies.  Operators shall be required to receive training in first aid and proper response (as defined by the Contractor) to emergency medical needs of passengers;

SCOPE OF WORK

•
A minimum of sixteen (16) hours of certified instruction in Customer and passenger sensitivity and interaction with all persons including persons with disabilities, persons of diverse races, cultures and sexual orientation, the elderly and children.

D.
The Contractor shall provide within fourteen (14) calendar days prior to or after the anniversary date that each Operator began Revenue Service a minimum of eight (8) hours behind the wheel training, and a minimum one (1) hour evaluation of the Operator’s driving skills.

E.
A continuing program of Operator safety and instruction shall be instituted by the Contractor and fully detailed and maintained in a Training Policy/Procedure Manual. Each Operator shall receive a minimum of sixteen (16) hours of retraining each year.  A required component of this retraining shall be Customer and passenger sensitivity and defensive driving.

F.
It shall be the sole responsibility of the Contractor to fully train all Operators. The Authority will only become involved in Operator training if the Authority determines that the Contractor is not doing proper, thorough training.  In such case, the Contractor may be required to pay the Authority for expenses incurred by the Authority related to the provision of such training. In this event, the Contractor shall be responsible for the payroll costs of Operators attending the Authority directed training.

G.	During the course of training, Operators shall be thoroughly trained in the requirement to offer and provide assistance to Customers both on and off the Vehicle.

XII.         OPERATOR DUTIES

A.
At all times while on duty, Operators shall be neatly dressed and well groomed. Operators shall wear uniforms prescribed and provided by the Contractor and approved by the Authority at all times while the Operator is in service. The uniform shall consist of a white blouse or shirt, with pocket, dark blue slacks or trousers, a dark baseball type cap and, depending upon the season, a dark blue jacket and other dark blue outer garments. Dark blue uniform style A-line skirts, culottes or dress shorts with dark blue socks will be permitted. Dress shorts will be permitted to be worn during the period of May 1st through September 30th. Shoes shall be black and serviceable having flat, nonskid soles. No high heels, sneakers, or open sandals shall be worn. Tee shirts are prohibited. At no time shall hair or anything else be worn so as to obscure vision or create a safety hazard.

B.
While in Revenue Service no Operator shall have or display any insignia, patch, or emblem other than those supplied by the Contractor and approved by the Authority. Each Operator shall wear picture identification supplied by the Contractor to be worn on the Operator’s shirt, blouse or jacket in a manner visible to Customers and approved by the Authority. The badge shall contain the names of the Contractor and the Operator, and the letters AAR.

C.
Each Operator shall carry a timepiece that keeps accurate time and a Hagstrom or approved equivalent five (5) Borough street map.  Each Operator is to verify the time with the Dispatcher at least once each day prior to leaving the facility or during shift change.  An Operator shall carefully read each comment noted on the Manifest to insure that he/she is at the correct pickup location.  If at any time the Operator is unable to find a location, he/she shall promptly contact the Dispatcher.

SCOPE OF WORK

D.
Operators shall report to the Dispatcher any service problems as they occur.  These are to include but not be limited to: Accidents; incidents; injuries; Vehicle condition; Manifest error; schedule adherence problems; Customer No Show; traffic condition; Customer problem; excessive Customer assistance requirement; Customer identification problem; fare payment problem and unusual occurrences.

E.	Operators shall record the time and mileage of Vehicles at the time of Pull-Out and Pull-In.

F.
Operators shall be required to perform the Routes as shown on the Manifests.  Deviation from the sequence without prior approval from the Dispatcher is sufficient grounds to request permanent removal of any Operator from service.

G.
If the Operator arrives prior to the Scheduled Pickup Window and the Customer is not ready to travel, the Operator cannot require the Customer to board prior to the Scheduled Pickup Time. The Operators shall report any arrival twenty-five (25) minutes later than the Scheduled Pickup Time to the Contractor's Dispatcher. The report shall be made as soon as the Operator can foresee a late arrival.

H.
Prior to drop off, the Operator shall provide the Customer with their Trip Ticket. The Operator shall assist any Customers unable to sign a Trip Ticket by signing for them and noting on the ticket that the Operator has done so. In addition, a PCA may sign the Trip Ticket for the Customer.

I.
Upon arrival at the pickup or drop off location, the Operator shall record the time on the Manifest. The Operator shall exit the Vehicle to locate the Customer and offer any assistance that the Customer may require in boarding and exiting the Vehicle as authorized in this Contract.

J.
In the event that the Operator cannot locate a Customer, the Operator shall immediately contact the Dispatcher for assistance, including confirmation of the pickup location. The Dispatcher shall attempt by telephone to locate the Customer and shall provide further instructions to the Operator.  The Operator shall not leave the pickup location until authorized to do so by the Dispatcher.  Prior to leaving the pickup location, the Operator shall note the Customer No Show on the Trip Ticket and Manifest, and complete and sign the Customer No Show Form, Attachment No. 22.

K.	Operators shall call out the name of the Customer at each pickup and drop off location.

L.	The Contractor shall devise a procedure to ensure that the Operators wait for a Customer when the Operator knows that the Customer is on the way to the Vehicle.

M.	Operators shall notify the Dispatcher at each pickup and drop off time if they are more than twenty-five (25) minutes behind schedule.

SCOPE OF WORK

N.
Operators shall ask a Customer to present an AAR photo identification card. If the Customer does not have his or her AAR photo identification card, an alternate photo identification shall be allowed.  If the Customer has no photo identification, the trip shall not be provided. The Operator shall notify the Dispatcher in order that the appropriate comments are entered in the tracking log. For Customers travelling to and from eligibility centers, the Operator shall ask the Customer to present the letter from the Authority authorizing the trip.

O.	An Operator is required to know the paratransit fare at the time he/she begins Revenue Service and to be advised as to any changes in the fare communicated by the Authority to the Contractor.

P.	The Operator shall use the interior lighting of the Vehicle when alighting all Customers at night to provide for a safe ingress and egress from the Vehicle.

Q.
The Operator shall operate heating and air conditioning systems to provide for the comfort of Customers. The Operator is not authorized to open windows for ventilation in lieu of air conditioning unless Vehicle air conditioning systems have failed.

R.
Operators are prohibited from soliciting, accepting or in any way encouraging payment of a tip, gratuity, additional payment or any service from any Customer at any time. Engaging in such conduct is grounds for immediate removal from service.

S.
Operators shall at all times be courteous to Customers.  Operators shall at all times comport themselves as they have been trained to do in the sensitivity training provided by the Contractor. Any inappropriate behavior of the Customer shall be reported to the Dispatcher.

T.
If a Customer is required to travel with a PCA as shown on the Manifest and is not accompanied by the PCA, the Operator shall not provide the ride.  The Operator shall notify the Dispatcher in order to ensure that the appropriate comments are entered into the track log. When the Operator’s experience with a Customer who travels without a PCA leads him/her to conclude that the individual cannot travel unattended, the Operator shall report the circumstances to the Dispatcher.  The Contractor shall notify the Authority for follow up and further instructions.

U.
In the event of a medical emergency, the Operator shall immediately pull the Vehicle out of traffic and notify the Dispatcher of the emergency. The Operator shall provide any first aid assistance reasonably required. The Operator shall stay with the Customer until emergency assistance arrives.

V.
In the event that any Customer engages in any illegal act or other conduct that is unsafe to himself/herself or any others on board the Vehicle, or strikes or otherwise abuses the Operator or any other Customer or passenger, the Operator shall, at the earliest safe moment, report the incident to the Dispatcher for instructions.

W.
Operators shall operate wheelchair lifts from outside of the Vehicle using the remote device. Operators shall provide assistance to Customers who use Assistive Devices in entering and exiting the lift platform and the Operators shall know how to operate the wheelchair lift manually.

SCOPE OF WORK

X.
Operators are prohibited from going inside of buildings and from providing assistance to persons attempting to navigate more than one (1) step.  Operators found to be entering residences shall be removed from AAR service.

Y.
Operators shall require all Customers on board the Vehicle to observe rules of carriage to include: no smoking; no drinking of any beverages; no eating, no standing while Vehicle is in motion; no person shall put a wheelchair in motion, occupied or unoccupied, while the Vehicle is moving; no person other than the Operator shall be allowed to operate the Vehicle or the Vehicle's communication system or wheelchair lift; no person shall be allowed to operate a radio, TV or any other such device that can be heard by others on the Vehicle.

Z.
Operators shall not smoke, play radios, televisions or any other such devices while on Vehicles.  Operators shall not consume food or beverage on the Vehicle while in Revenue Service.  If food and beverages are consumed onboard during a service break, the Operator shall dispose of the trash in an appropriate waste receptacle off the Vehicle prior to recommencing Revenue Service.

XIII.        CUSTOMER SERVICE

A.	AAR service shall be operated on a door to door basis. This requirement applies only to the Customer, not to PCAs and Guests.

B.
Operators shall be ready, willing and able to offer assistance to every Customer.  If the Customer accepts the offer of asistance, the Operator shall provide boarding and exiting assistance from the front of the Vehicle.  If the Customer refuses assistance, the Operator shall stand nearby in the event assistance is necessary.  All Customers who request or require the use of the lift shall be assisted by the Operator in boarding and exiting the lift. All Customers shall be assisted in boarding or exiting by lift.  Customer assistance includes fastening and unfastening safety belts and wheelchair tie downs. For Customers with PCAs, the PCAs are responsible for providing all assistance except boarding and deboarding from the wheelchair lift and the securement of the wheelchair or scooter.

C.
Operators shall assist Customers boarding and exiting the Vehicle and while inside the Vehicle.  Operators shall attempt to locate a Customer who is not waiting at the pickup location at the scheduled time, by verifying the pickup location, exiting the Vehicle, visually scanning the area, and calling out the Customer’s name.

D.
Customers boarding in three (3) wheeled scooters may be requested but cannot be required to transfer to a seat.  Operators are required to help in the transfer if the transfer can be made without lifting or carrying the Customer, both of which actions are strictly prohibited.

E.	Operators shall carry up to two (2) bags or parcels on and off the Vehicle, not exceeding forty (40) pounds total.

F.    Operators shall help Customers secure packages brought onto the Vehicle.

G.	Operators shall help Customers secure portable oxygen bottles and other devices necessary to the Customer’s transport.

SCOPE OF WORK

H.
For the safety of all Customers and other passengers, Operators are not required to assist Customers more than one hundred (100) feet from the Vehicle or provide assistance that would cause the Operator to lose sight of the Vehicle.

I.
Generally, a Customer may bring an infant seat on board when traveling with a child who is under forty (40) pounds or under one (1) year of age. The child is considered a Guest of the Customer. PCAs and Guests may not bring children or others with them.  The Vehicle is not equipped with infant seats. Operators shall help secure infant seats brought by Customers.  If no infant seat is brought, the infant shall ride on the Customer’s lap, or if the Customer is accompanied by a PCA, on the PCA’s lap.

J.	Operators are required to give oral directions and provide physical assistance to persons using wheelchair lifts with or without a wheelchair.

K.
In the event of an Accident or Vehicle breakdown that prevents an Operator from being able to complete the scheduled trips for that tour, the Contractor shall notify the Authority immediately and shall have one (1) hour to send a replacement Vehicle to complete the remaining tour.  If the Contractor is unable to dispatch a replacement Vehicle within the one (1) hour standard, the trips that would have been delivered shall be considered Contractor No Shows.

XIV.       DISPATCH

A.
The Contractor shall ensure that a Dispatcher or other supervisor capable of acting on behalf of the Contractor’s Project Director is on duty at all times that any Vehicle is scheduled to be in service and to ensure proper Pull-Out and Pull-In of Vehicles. Dispatch shall ensure that Vehicles operate in accordance with the schedules unless otherwise instructed by the Command Center.

B.	The Dispatcher shall be required to inspect all Operators for fitness for duty before they are allowed to operate a Vehicle.

C.
The Dispatcher or other supervisor designated by the Contractor shall be required to provide Operators, prior to their departure from the facility, with all materials necessary to perform their work. This shall include Vehicle keys, an Operator clipboard with Trip Tickets, the Manifest and any special instructions.

D.	The Contractor shall provide and maintain a means of direct communication between Dispatch and the Command Center.

E.
The Dispatcher shall provide to the Command Center information concerning service and receive and act upon instructions from the Command Center, including trip Insertions. If available the Dispatch Liason shall perform this fuction.

F.	The Dispatcher shall maintain Vehicle Pull-Out and Pull-In records. The Dispatcher shall record the Pull-Out and Pull-In times of each Operator on each Manifest.

SCOPE OF WORK

G.	The Dispatcher shall have copies of all Manifests for work assigned during the day in the event of an ADEPT failure.

H.
The Dispatcher shall annotate to the ADEPT system Incidents. Annotations shall include but not be limited to Vehicle breakdowns, radio failures, Late Pickups or drop-offs, Customer or Contractor No Shows, substitution of Operator or Vehicle for assigned Operator, etc.

I.
The Dispatcher shall immediately report to the Command Center any problems with any Customer or other passenger, such as misbehavior or abusive conduct, requests for assistance beyond those required by the Contract, Customers who do not have appropriate identification, and all other Incidents which the Operator is required to report to the Dispatcher.  The Dispatcher shall relay instructions from the Authority in response to identified problems to Operators.

J.	The Dispatcher shall request and accept instructions from the Command Center concerning any service problem.

K.
The Dispatcher shall receive from the Command Center notices of cancellations of scheduled trips, Insertions, and other changes in Vehicle schedules.  The Dispatcher shall relay the information to the Operator and the Dispatcher shall record the information in ADEPT.

L.
The Dispatcher is required to communicate with each Operator in Revenue Service minimally every sixty (60) minutes. The Dispatcher shall provide updates to the Command Center minimally every sixty (60) minutes.  These updates include but are not limited to, Vehicle location and loading, traffic conditions, Vehicle condition, routing and schedule adherence.

M.
The Dispatchers shall be proactive in ensuring On Time Performance of Routes by continuously monitoring of the progress of the Routes; initiating actions to recover lost time, such as moving trips between proximately located Vehicles and contacting the Command Center to determine whether trips can be moved to another Contractor.

N.	The Dispatcher shall coordinate road service and/or towing service, if required for an in service breakdown or Accident.

O.	The Dispatcher shall not dispatch a spare Vehicle under any circumstances without permission from the Command Center.

XV.         DISPATCH LIAISON

A.
The Contractor shall provide Dispatch Liaison(s) at the Command Center or in the field who have extensive Dispatch/Supervisory experience and are fully knowlegeable with operations and the ADEPT system. Dispatch Liaison(s) are in addition to the normal Dispatch and Supervisory staffing levels.  Dispatch Liaison(s) are subject to prior Project Manager approval.

B.    The primary responsibilities of the Dispatch Liaison shall be to:

SCOPE OF WORK

•	Act as a liaison between the Command Center and Dispatchers to ensure timely ADEPT updates;
•	Assist the Command Center in providing Customers with timely trip information regarding scheduled pickups;
•	Work in tandem with the Dispatchers on certain Dispatch functions;
•	Ensure quality of on-street service;
•	Perform Accident, event, and supervisory review of field operation and staff.

C.
When available, the Dispatch Liaison shall be the principal point of contact between the Contractor and the Command Center for questions and concerns on particular trips during operations. The Dispatch Liaison shall receive, accept and act on instructions from the Authority.

D.
The Dispatch Liaison shall communicate with the Dispatchers and Operators in service to ensure that the ADEPT system is updated every sixty (60) minutes.  These updates include Vehicle location and loading, traffic conditions, Vehicle condition and trip disposition.

•
The Dispatch Liaison shall be proactive to ensure On Time Performance of Routes. The Dispatch Liaison shall monitor the progress of Vehicles, initiate actions to recover lost time, move trips between proximately located Vehicles; and interface with other AAR Contractor Dispatch Liaison’s and/or Command Center to determine whether trips can be moved to or from another AAR Contractor; and

•	Monitoring on-street and Operator performance to insure service quality. This may include Operator reinstruction and discipline.

F.	The Dispatch Liaison shall work with the Dispatcher to coordinate Road Calls and/or towing service for an in service breakdown or Accident.

G.
Customers call the Command Center for pickup information. In the event the Command Center does not have up to date information concerning scheduled pickups, the Customer’s call will be forwarded to the Dispatch Liaison. The Dispatch Liaison shall coordinate the pickup with the Operator, Dispatcher and Customer.

H.
The Dispatch Liaison shall sign in and out at the start and end of their tour and at the start and end of their lunch. Meal periods shall be thirty (30) minutes. Coverage is not required by Dispatch Liaison for the following holidays: New Year’s Day, Martin Luther King’s Birthday, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, The day after Thanksgiving Day, Christmas Eve Day, Christmas Day and New Year’s Eve Day.

I.
The Contractor shall insure that Dispatch Liaison(s) report to a designated field location or the Command Center located at 33-00 Northern Blvd., Long Island City, NY or other Command Center location. If the Dispatch Liaison scheduled to report is unavailable, the Contractor shall cover the tour with an alternate Dispatch Liaison.  A Dispatch Liaison shall be required Monday through Friday for two (2) tours per day consisting of two 8-hour tours for Contractors with less than 150 Vehicles; or one 8-hour tour and one 10-hour tour for those Contractors with 150 Vehicles or more. The Authority shall have the right to eliminate the Dispatch Liaison position on thirty (30) days prior written notice to the Contractor.  In such event, the Non-Vehicle Fixed Costs, Item 5 of the Price Schedule shall be reduced by the then-current amount being paid by the Authority for the Dispatch Liaison positions.

SCOPE OF WORK

XVI.       ROAD SUPERVISION

A.	The Contractor shall have sufficient, dedicated Road Supervisors to ensure field supervision, planned and random, of Operator performance.

B.	The Contractor shall have sufficient numbers of qualified 19-A examiners to be in compliance with NYS VTL Article 19-A and NYS DMV regulations, 15 NYCRR Part 6.

C.	The Contractor shall ensure that all Road Supervisors have a CDL with passenger endorsement and be 19A certified.

D.
Road Supervisors shall make an in service check of every Operator at least once each month. Road Supervisors shall document and submit these in service checks on the Authority approved in service Operator check form, Attachment 26.  The Road Supervisor shall observe the Operator’s perfomance for all items on the form and complete the entire form for each in service check.

E.	Road Supervisors shall be trained by the Contractor in Accident investigation procedures and be available to investigate an Accident site at all hours that the service is in operation.

F.	Road Supervisors shall be available while any Vehicle is in service in the event of a Road Call.

G.	Road Supervisors shall provide increased supervision and checks of a particular Operator or a particlar aspect of the service, if requested by the Authority.

H.	As required by the Authority, Road Supervisors may be required to coordinate pickups and drop-offs at scheduled events.

XVII.      REPORTING

A.
The Contractor shall accurately keep, complete, and/or submit trip reconciliation data, invoices and all other paperwork as required by and within the time periods set forth in the Scope of Work, Attachment No. 1.

B.
In addition to reporting information specified in other Sections of this Scope of Work, the Contractor shall provide to the Authority the documents and reports specified in this Section within the specified frequency.

•	Supporting documentation for monthly billing within fifteen (15) business days of the end of the month;
•	Customer signed Trip Tickets within three (3) business days of service;
•	Completed Manifests, including Operator name and Vehicle number, within three (3) business days of service;
•	Preventative Maintenance Worksheet, Attachment 12;
•	Road Call Forms within three (3) business days, Attachment 14;

SCOPE OF WORK

•	Accident/Incident Reports within twenty-four (24) hours of the occurance, Attachment 15;
•	National Transit Database (NTD) Safety and Security Form on a monthly basis, Attachment 16;
•
Driver Hire/Drop Notice – Driver Hire Notice shall be submitted and approved prior to an Operator being placed in Revenue Service. The Drive Drop Notice shall be submitted immediately upon separation form the Contractor. Attachment 18;

•	Midnight Fleet Verification Report on a daily basis, Attachment 19;
•	Completed Customer No Show Form on a monthly basis, Attachment 22;
•	Maintenance Performed/Supplies Usage Report on a monthly basis, Attachment 23;
•	FTA Drug and Alcohol Testing Program form on a monthly basis, Attachment No. 24;
•	Other information as deemed appropriate by the Authority summarizing the month's activities and overall system performance.

C.
In addition to the above mentioned reports, the Contractor shall keep up to date and accurate records of the following information throughout the term of this Contract, and shall, at the request of the Authority, make such records available to the Authority:

•	Operator Pre-Trip and Post-Trip Vehicle Inspection logs, and Operator Vehicle Condition (OVC) Cards, Attachment No. 11;
•	Employee payroll reports;
•	Vehicle maintenance records;
•	Operator records demonstrating compliance with all qualifications and training requirements of this Contract and of applicable Laws and regulations;

•	All records and reports required to be in compliance with the approved FTA Drug and Alcohol Testing Program;
•	Other records relating to performance of this Contract.

XVIII.     ACCIDENT INVESTIGATION AND REPORTING

A.
The Authority shall be notified of all Accidents and Incidents.  Completed Daily Accident/Incident Reports, on the required form(s), Attachment 15, shall be submitted to the Project Manager within twenty-four (24) hours of the occurrence. Simultaneously sending a copy to the Authority’s Third Party Administrator (TPA) for auto liability insurance, Claims Service Bureau of New York, Inc., 21 Hempstead Turnpike, P.O. Box 805, Lynbrook, NY  11563.  The Contractor shall transmit to the TPA any notice of claim, claim, summons and/or complaint promptly upon receipt.  The Contractor shall promptly supply all information, documentation, witnesses or any other assistance requested by the TPA, and otherwise fully cooperate with the TPA with regard to all claims arising from such Incidents or Accidents.

B.
The Contractor shall verbally notify the Project Manager of all FTA reportable Accidents, within one (1) hour of occurrence.  The following are the current applicable FTA criteria for reportable Accidents:

•	An individual dies (all surviving covered employees on the Vehicle shall be tested);

SCOPE OF WORK

•	An individual suffers bodily injury and immediately receives medical treatment away from the scene of an Accident;
•	One (1) or more Vehicles incurs disabling damages as a result of the occurrence and is transported away by tow truck.

C.	The Contractor shall verbally notify the Project Manager of all Accidents within one (1) hour of occurrence.

D.	The Contractor shall verbally notify the Project Manager of all otherwise noteworthy Incidents within one (1) hour of occurrence.

E.	Accidents or Incidents that do not meet the above criteria in A above shall be reported to the the Project Manager within twenty-four (24) hours.

F.
With respect to Accidents resulting in any personal injury, or in property damage in excess of $1,000.00, the Contractor shall file with NYS DMV and submit to the Project Manager a complete written Accident report on the NYS DMV Accident form within twenty-four (24) hours of the Accident. The Contractor also shall send a copy of the NYS DMV Accident form to the TPA.

G.	All drug and alcohol testing as a result of a FTA reportable Accident (post-accident testing) is to be completed in accordance with the FTA Drug and Alcohol Testing Program.

XIX.       CONTRACT MANAGEMENT

A.	The Contractor shall maintain records necessary to document that all Operator licensing, training and other requirements are current and shall make them available to the Authority upon request.

B.
The Contractor shall establish employee payroll, internal accounting and budgeting systems sufficient to provide this service.  The Contractor shall maintain books and records for this Contract independent of books and records for other business.  Allocations to this Contract for overhead and other shared costs of multiple businesses shall be certified as reasonable by the independent accountant audit required herein.  The Contractor shall retain an independent certified public accounting firm to perform an annual audit of the Contractor's financial accounts in accordance with generally accepted accounting principles.  An original copy of the audit shall be provided to the Authority upon request.

C.
The Contractor shall maintain internal management information systems sufficient to document the management of the service by the Contractor in keeping with the terms of this Contract. Such information systems shall allow the Contractor to provide on a monthly basis Federal Transit Administration (FTA) required safety and security information detailing major incidents and non-major incidents and any other information required (see Attachment 15).

SCOPE OF WORK

D.
The Contractor shall maintain accurate service information and shall provide such information to the Authority upon request. Trip Tickets, Manifests, Pull-Out/Pull-In logs, Dispatch logs, Road Call logs, Accident, Incident, Vehicle inventory and mileage reports and information required to complete the FTA National Transit Database Annual Report requirements and other information as required by the Authority shall be maintained by the Contractor in a complete, current and professional manner.

E.
The Contractor shall be solely responsible for collection, custody and submission of AAR Coupons to facilitate appropriate Contractor billing adjustments. The amount in fares that the Contractor is required to collect each month shall be deducted from monies owed to the Contractor by the Authority. The Contractor shall be credited for each AAR Coupon provided to the Authority. Fares shall not be collected from exempt passengers as noted on the Manifest, such as PCA’s. Fares will not be deducted from the bill that the Contractor is not instructed to collect as per the Manifest.

F.
The Contractor is responsible for repairs required to ensure proper maintenance of Vehicles operated by the Contractor in Revenue Service and for ensuring a minimum ninety percent (90%) fleet availability at all times.

G.	The Contractor is required to maintain and secure a minimum of one (1) spare key for all Vehicles. Replacement keys shall be furnished by the Contractor at no additional cost to the Authority.

H.
The Contractor is responsible for the timely repair and servicing of any equipment installed by the Contractor at the Contractor's facility, whether provided by the Contractor or provided by the Authority. This includes hardware maintenance of any computer equipment obtained by the Contractor required for use by ADEPT.

I.	The Contractor shall maintain and manage an inventory of parts, fuel, lubricants, fluids and tires required for routine servicing and maintenance of all Vehicles.

J.	The Contractor shall be solely responsible for arranging for and maintaining all utilities for the Contractor’s facilities.

K.
The Contractor shall maintain and replace missing or damaged Vehicle lettering or logos. The Contractor shall procure and maintain adequate replacement lettering and logos.  The Authority reserves the right to direct the Contractor to replace all or part of the lettering and logos.  The Contractor is prohibited from placing any decal, sign, paint or other marking identifying the service with the Authority or any other MTA service.

L.
The Contractor shall be required to estimate and budget for any highway/bridge/tunnel tolls reasonably required to operate the service in an efficient manner. The Contractor is required to maintain an EZ-PASS account sufficient for its fleet requirements.  The Contractor is required to maintain all EZ-PASSes so that they properly function. Manual toll receipts will be accepted on a limited basis subject to the Project Manager’s approval.  Excessive manual tolls will be disallowed.  All Vehicles in operation shall have a unique EZ-PASS number. EZ-PASSes are to be permanently affixed to Vehicles.  The Contractor shall maintain and supply the Authority with a log which lists the EZ-PASS tag number assigned to each Vehicle. Copies of EZ-PASS bills shall be presented to the Authority monthly on a disk provided by MTA Bridges & Tunnels. The Contractor is responsible for tolls that are for Non-Revenue Vehicles.

SCOPE OF WORK

M.	The Contractor shall be required to meet monthly or as otherwise required with the Authority to discuss operations and Contract management issues.

N.	The Contractor is solely responsible for developing, implementing and maintaining a system to assign Contractor employee Work.

O.	The Contractor is solely responsible for any and all office supplies required in the performance of this Contract.

P.	The Contractor shall post signs in Vehicles as requested by the Authority and shall distribute on board Customer notices and surveys when requested to do so by the Authority.

Q.
The Contractor shall not sell any space or display any advertising on any Vehicle used in the operation of this service without the approval of the Authority. Bumper stickers and other similar materials are specifically not allowed, except for Operator recruitment upon prior approval of the material by the Authority. No literature of any sort shall be distributed on any Vehicle without express prior authorization from the Authority.

R.	The Contractor is prohibited from placing any decal, sign, paint or other marking on the Vehicle without the prior approval of the Authority.
S.
The Contractor is responsible for receiving and inspecting Vehicles, obtaining proper insurance cards and completing Vehicle registration prior to the date a Vehicle is scheduled to commence Revenue Service.

T.	The Contractor is required to present clean, defect free Vehicles for NYS DOT inspection according to State requirements and shall meet the minimum NYS DOT inspection passing standard of 90%.

U.	The Contractor is solely responsible for the payment of any tickets, fines or penalties assessed by any government authority resulting from the Contractor's operation of service.

V.
For Operators who transfer to another AAR Contractor, the Contractor shall supply all initial and refresher training certificates to the hiring Contractor. The hiring Contractor shall have the Operator complete the FTA Drug and Alcohol Record Release form and an original of this form shall be provided to the AAR Contractor that the Operator came from. The hiring AAR Contractor shall not place any transferred Operators in Revenue Service prior to the transfer of training certificates and the FTA Drug and Alcohol Record Release form, and the approval of the Authority.

XX.         COMPLAINT MANAGEMENT REQUIREMENTS

A.The Authority’s Division of Customer Assistance will manage the complaints receipt and distribution process as specified herein.  All Customers and other persons who make a complaint by telephone shall be referred to the Division of Customer Assistance at (718) 330-3322. The Contractor shall forward hard copy of written complaints within three (3) business days of receipt to the Paratransit Customer Correspondence Unit, 33-00 Northern Boulevard., Long Island City, NY 11101.

SCOPE OF WORK

B.
The Contractor shall be required to provide a written response to any complaint forwarded by the Authority to the Contractor.  The Contractor shall investigate and respond to the Authority no later that three (3) business days after receipt by the Contractor of the Project Manager's request.  The Authority shall instruct the Contractor to whom the response and any copies should be directed. In addition, the Contractor may be required to telephone Customers in response to complaints.

C.	The Project Director is required to personally review and sign all complaint correspondence.

D.
At the monthly meeting between the Contractor and the Authority, the Project Director shall be required to discuss complaint trends, if any, and to recommend and implement corrective action to be taken by the Contractor.

E.	Responsiveness to Customer complaints is a material performance standard of this Contract.

XXI.       FUTURE SERVICE AND OPERATIONS CHANGES

A.   Interjurisdictional Access-A-Ride Service

It is anticipated that the Authority will initiate limited interjurisdictional AAR service during the term of this Contract.  Subject to agreements between the Authority and MTA Long Island Bus (“LIB”), Westchester County (NY) Department of Transportation (“WCDOT”) and/or New Jersey Transit (“NJT”), the Authority will coordinate paratransit services with these paratransit providers in order to provide interjurisdictional trips to ADA eligible paratransit registrants (Customers) who reside in any of the three (3) jurisdictions.  Initiation of this service will require transfer of Customers from one paratransit service to another.  It is expected to be a limited service with one (1) transfer point for AAR and NJT, one (1) transfer point for AAR/WCDOT and one (1) transfer point for AAR/LIB, and that the transfer points will be phased in.

B.	Feeder Service

It is anticipated that at some point during the term of this Contract, the Authority will initiate AAR feeder service for Customers who can travel on fixed route service.  Feeder service means that  AAR service is provided from the pickup location to a bus stop or subway station or from a bus stop or subway station pickup location to the Customer’s destination.

SCOPE OF WORK

C.    Automatic Vehicle Location Monitoring (AVLM)

Currently, under a separate contract with the Authority, an Automated Vehicle Location Monitoring (AVLM) system is being installed in Paratransit Vehicles and facilities.  AVLM is a global positioning system (GPS) with mobile data terminals (MDTs) for two-way wireless data communication.  The transmission of data to and from the MDTs will be integrated with ADEPT and will provide Vehicle location and status information and two-way data messaging.  It is anticipated that the implementation of AVLM will produce service and management efficiencies.  For example, Trip Reconciliation may be eliminated except upon system failure.  Dispatch functions and Operator recordkeeping may be reduced.  As efficiencies are identified, the Authority may seek to negotiate corresponding reductions in Contract Price.

At the direction of the Project Manager, the Paratransit Contractor shall make its facility available to the AVLM Contractor for installation of necessary equipment for the AVLM system to connect to the NYCT network.  Upon installation, the AVLM Contractor will also mount WLAN access points/bridges, airtight sensors, associated antennas and required wiring for these devices to provide necessary coverage for the yard.  Mounting locations may include roof-tops and/or poles.

The Paratransit Contractor’s facility will include a server room approved by the Project Manager to house the AVLM equipment which satisfies the following requirements:

•	Minimum dimensions: width-9 feet, length-13 feet, height-8 feet
•	Dedicated Air Conditioning equipment to maintain temperature of approximately 65 degrees Fahrenheit.
•	A dedicated, 30 AMP NEMA twist lock 120 volt AC receptacle circuit shall be provided to the rack mounted UPS from the electrical panel.
The AVLM Contractor will install the MDT and other equipment in the Vehicles.

To facilitate this installation , the Paratransit Contractor shall provide access to its facility daily until the installation is complete from 7 PM to 3 AM. In addition the Paratransit Contractor shall provide:

•	Two heated and lighted interior installation bays. Lifts are not required.
•	110 Volt AC.
•	Washroom facilities.

The AVLM system will update ADEPT Route performance in real time. The Paratransit Contractors Operators shall record Route performance information manually on their paper Manifest in addition to using the MDT, unless and until the Project Manager directs otherwise.  Similarly, Dispatchers and Reconcilers shall verify performance data and reconcile Route information manually, unless and until the Project Manager directs otherwise.  Adjustments to the Contract Price in accordance with the Price Schedule to reflect any cost savings to the Paratransit Contractor shall be made by the Authority without the need for formal amendment to the Contract.

SCOPE OF WORK

The Paratransit Contractor shall provide first line troubleshooting and removal or replacement of on-board devices which have failed. The AVLM Contractor will train the Paratransit Contractor’s personnel in AVLM preventative maintenance and troubleshooting procedures.  The Paratransit Contractor shall send a sufficient number of its staff to be trained as part of the AVLM Train-the Trainer program.  The Paratransit Contractor’s staff  who are trained in this program shall  train Operators, Dispatchers, Reconcilers and maintenance personnel in the proper use of AVLM equipment and software.

Failed MDTs shall be replaced by the Paratransit Contractor from spares provided by the AVLM Contractor. A minimum spare ratio of 5% of the fleet size will be provided.  The Paratransit Contractor shall provide a secure location for storage of the spares.  The AVLM Contractor will repair failed devices. The failed devices will be picked up by the AVLM Contractor who will return repaired or replacement devices to the Paratransit Contractor’s inventory of spares.  The Paratransit Contractor shall report any defects to the Authority and the AVLM Contractor through a procedure to be established by the Project Manager.